SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Hess Corporation

(Name of Registrant as Specified in Its Charter)

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HESS CORPORATION

April 28, 2017

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders, which will be held at Hess Corporation, 1501 McKinney Street, Houston, Texas 77010, on Wednesday, June 7, 2017, at 9:00 a.m., local time. The formal notice of annual meeting and proxy statement, which are contained in the following pages, outline the action to be taken by the stockholders at the meeting.

We are pleased to furnish our proxy materials to our stockholders over the internet, as permitted by Securities and Exchange Commission rules. We believe this process will enable us to provide you with a convenient way to access our proxy materials, while reducing the costs and environmental impact of our annual meeting. A paper copy of our proxy materials may be requested through one of the methods described in the Notice of Internet Availability of Proxy Materials.

It is important that your shares be represented at the meeting whether or not you are personally able to attend. Accordingly, after reading the attached Notice of Annual Meeting of Stockholders and Proxy Statement, please promptly submit your proxy by telephone, internet or mail as described in your proxy card or Notice of Internet Availability of Proxy Materials. If you submit your proxy over the internet, you will have the opportunity to agree to receive future stockholder documents electronically via email, and we encourage you to do so. If you have received a paper copy of the proxy materials and choose to submit your vote by traditional proxy or voting instruction card, please sign, date and mail the card in the pre-addressed reply envelope provided to you. Your cooperation will be appreciated.

Sincerely yours,

Chief Executive Officer

The attached proxy statement is dated April 28, 2017 and is first being mailed to stockholders on or about April 28, 2017.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains “forward-looking” statements, as defined under the Private Securities Litigation Reform Act of 1995. Generally, the words “anticipate,” “estimate,” “expect,” “forecast,” “guidance,” “could,” “may,” “should,” “believe,” “intend,” “project,” “plan,” “predict,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements related to our operations are based on our current understanding, assessments, estimates and projections. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our current projections or expectations. As and when made, we believe that these forward-looking statements are reasonable. However, caution should be taken not to place undue reliance on any such forward-looking statements since such statements speak only as of the date when made and there can be no assurance that such forward-looking statements will occur. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Risk factors that could materially impact future actual results are discussed in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission.

HESS CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Wednesday, June 7, 2017, at 9:00 a.m.

To the Stockholders:

The annual meeting of stockholders of Hess Corporation will be held at Hess Corporation, 1501 McKinney Street, Houston, Texas 77010, on Wednesday, June 7, 2017, at 9:00 a.m., local time, for the following purposes:

1.	To elect twelve directors for the ensuing one-year term (pages 11 to 22 of the accompanying proxy statement);

2.	To conduct a non-binding advisory vote to approve the compensation of our named executive officers (page 57);

3.	To conduct a non-binding advisory vote on the frequency of voting on executive compensation (page 58);

4.	To act upon the ratification of the selection by the audit committee of Ernst & Young LLP as independent auditors (pages 59 to 60);

5.	To approve the 2017 long term incentive plan (pages 61 to 75);

6.	To act upon the stockholder proposal described in the accompanying proxy statement if properly introduced at the meeting (pages 76 to 79); and

7.	To transact any other business which properly may be brought before the meeting.

All stockholders are cordially invited to attend, although only stockholders of record at the close of business on April 19, 2017, the record date for the annual meeting, will be entitled to vote at the meeting.

By order of the board of directors,

Timothy B. Goodell

Secretary

April 28, 2017

YOUR VOTE IS IMPORTANT

You are urged to date, sign and promptly return the proxy card in the envelope provided to you, or to use the telephone or internet method of voting described in your proxy card, so that if you are unable to attend the meeting your shares can be voted.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 7, 2017:

Hess Corporation’s notice of meeting, proxy statement and 2016 annual report are available at http://www.envisionreports.com/HES.

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PROXY SUMMARY

The following section is only a summary of key elements of the proxy statement. It is intended to assist you in reviewing the proxy statement in advance of the annual meeting of stockholders. This summary does not contain all of the information you should consider, and we encourage you to read this entire proxy statement before submitting your votes.

Your vote is important to us. Please exercise your right to vote.

Voting Matters and Board Recommendation

1. Election of twelve director nominees

✓ Board Vote Recommendation: FOR each nominee	Page Reference 11

2. Advisory approval of the compensation of our named executive officers

✓ Board Vote Recommendation: FOR	Page Reference 57

3. Advisory vote on the frequency of voting on executive compensation

✓ Board Vote Recommendation: ANNUAL	Page Reference 58

4. Ratification of selection of independent registered public accountants

✓ Board Vote Recommendation: FOR	Page Reference 59

5. Approval of the 2017 long term incentive plan

✓ Board Vote Recommendation: FOR	Page Reference 61

6. Stockholder proposal for a report regarding carbon asset risk

X Board Vote Recommendation: AGAINST	Page Reference 76

Corporate Governance

Highlights
✓ Independent directors (11 of 12 nominees)	✓ Anti-hedging and pledging policies
✓ Independent chairman	✓ Annual board and committee evaluations
✓ Refreshed board (75% of the board in last 4 years)	✓ Stockholder proxy access
✓ Annual election of directors	✓ Robust stockholder outreach
✓ Majority vote for director elections	✓ Stock ownership policy for executives and directors
✓ Independent audit, compensation and governance committees	✓ No poison pill
✓ Compensation clawback policy

Nominees for Director

Directors are elected annually by a majority of votes cast, for a one-year term expiring in 2018.

	Age	Director Since	Committee Memberships	Independent
Rodney F. Chase	73	2013	Audit, EHS, Governance	YES
Former Deputy Group Chief Executive BP

Terrence J. Checki	71	2014	Compensation, Governance	YES
Former EVP Federal Reserve Bank of NY
Leonard S. Coleman, Jr.	67	2016		YES
Former President of the National League of Major League Baseball and Former Commissioner of the New Jersey Department of Energy

John B. Hess	62	1978		NO
Chief Executive Officer
Edith E. Holiday	64	1993	Governance (Chair)	YES
Corporate Director and Trustee

Risa Lavizzo-Mourey	62	2004	Compensation (Chair)	YES
President and CEO, Robert Wood Johnson Foundation
Marc S. Lipschultz	48	2016		YES
Co-founder and President of Owl Rock Capital Partners and Co-Chief Investment Officer of Owl Rock Capital Advisors

David McManus	63	2013	Compensation, EHS	YES
Former EVP, Pioneer Natural Resources
Kevin O. Meyers	63	2013	EHS (Chair), Audit	YES
Former SVP of Americas E&P, ConocoPhillips

James H. Quigley	64	2013	Compensation	YES
Chairman of the Board
Fredric G. Reynolds	66	2013	Audit (Chair), EHS, Governance	YES
Former EVP & CFO, CBS Corporation

William G. Schrader	59	2013	Audit, EHS	YES
Former COO, TNK-BP Russia

Board Refreshment and Tenure

Business and Strategy

Summary of Hess’ Business

We are a leading global independent energy company engaged in the exploration and production of crude oil and natural gas. In response to the low oil price environment over the last two years, we remained disciplined investing in our growth projects while maintaining a strong balance sheet and liquidity position. As a result of this capital discipline, we entered 2017 in a position of strength, well placed to capitalize on opportunities to deliver improving returns and value to our stockholders as commodity prices improve.

2016 Corporate Performance Highlights

We achieved strong operating performance in 2016, even as we reduced activity, by driving operating efficiencies, significantly reducing cash operating costs, advancing developments and achieving exploration success. Operating highlights include:

✓     Successfully implemented 50 stage completions design for Bakken wells, increasing production efficiency and estimated ultimate recovery

✓     Continued to drive down Bakken drilling and completion costs per operated well to $4.8 million in 2016, compared to $5.8 million in 2015, by leveraging lean manufacturing practices

✓     Reduced E&P capital and exploratory expenditures by 54% compared to 2015

✓     Restructured organization to reduce overhead and costs

✓     Maintained a strong balance sheet with $2.7 billion of cash and total liquidity including available committed credit facilities of $7.3 billion at year-end 2016

✓     Significant additional discoveries at the Liza and Payara prospects in the Stabroek block in Guyana

✓     Replaced 119% of production at a finding and development cost of approximately $13 per boe

Strategy

Our strategy is to maintain a portfolio that is balanced between onshore and offshore, unconventional and conventional, and U.S. and international, allocating capital for the best long-term value and risk-adjusted returns. This portfolio provides an attractive mix of short- and long-cycle investment opportunities that support our production growth. Our growth trajectory is underpinned by the following key areas:

✓     The Bakken: We have a leadership position in the play and plan to go from two to six rigs over the course of 2017.

✓     Offshore developments: Expected to add a combined 35,000 boepd of net production, including:

•    North Malay Basin, which is expected to begin production in 2017

•    Stampede in the Gulf of Mexico, which is expected to begin production in 2018

✓     Exploration: The Liza discovery in the Stabroek block offshore Guyana has been confirmed as one of the largest oil discoveries of the past decade. A second significant oil discovery in the Stabroek block was confirmed at the Payara prospect.

Sustainability risks, including climate change, are reviewed by our board of directors and taken into account in formulating our company strategy. Our board of directors regularly reviews and actively challenges management on our strategy and is fully supportive of the strategy and of its implementation by management.

Executive Compensation

Response to Low Oil Price Environment

Given the current low oil price environment, and our disciplined approach to executive compensation, the compensation and management development committee approved and certified the following compensation actions for 2016:

✓    Held salaries flat for our NEOs since 2014

✓    Paid out 2016 annual incentive plan at 93.5%, which was below target for the second consecutive year

✓    Held flat annual incentive plan targets for all but one NEO, whose annual incentive plan target was increased in 2016 due to a significant increase in his job responsibilities (which also included a special, one-time restricted stock award)

✓    Reduced grant date values of long-term incentive (“LTI”) awards for NEOs in 2016 by 15% from 2015 levels

✓    Paid out 2014-2016 performance share units (“PSUs”) at 67% of target given the company’s relative total shareholder return (“TSR”) versus peers

Supplemental Disclosure of CEO Total Direct Compensation(1)
Year	Salary	Annual Incentive Award	LTI Award	Total Direct Compensation
2016	$1,500,000	$2,103,800	$8,079,986	$11,683,786
2015	$1,500,000	$1,912,500	$9,500,036	$12,912,536
2014	$1,500,000	$3,037,500	$9,774,979	$14,312,479

(1)   This table illustrates total direct compensation, which reflects the sum of base salary, actual annual incentive award and the grant date fair value of LTI awards, paid to our CEO from 2014 to 2016. The amounts reported in this table differ substantially from the amounts required to be reported under SEC rules in the Summary Compensation Table on page 46, and is not a substitute for such information.

✓    The compensation and management development committee eliminated restricted stock from the CEO’s LTI mix in 2016 and beyond so that 100% of his LTI is performance contingent (70% PSUs and 30% stock options)

✓    The compensation and management development committee decided to hold the CEO’s salary and target bonus flat in 2017 and reduced his LTI award by 10% from target

✓    The CEO’s compensation program is closely aligned with stockholder returns as illustrated in the Realizable Compensation table on page 32

Compensation Program Key Practices, Promoting Alignment with Stockholder Interests
What We Do	What We Don’t Do
✓ Directly link pay to performance and stockholder returns	X NO hedging or pledging by executives
✓ Target total direct compensation within range of market median	X NO employment contracts for NEOs
✓ Impose cap on CEO incentive compensation payments	X NO dividends or equivalents on unearned LTI awards
✓ Design compensation plans to mitigate undue risk	X NO excise tax gross-ups in new change-in-control agreements
✓ Double-trigger change-in-control severance benefits	X NO re-pricing of stock options without stockholder approval
✓ Maintain a compensation clawback policy	X NO excessive severance or change in control benefits
✓ De minimis perquisites for executives
✓ Retain an independent compensation consultant
Say on Pay Approval: Greater Than 96%

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HESS CORPORATION

PROXY STATEMENT

The enclosed proxy is solicited by the board of directors of Hess Corporation for use at the annual meeting of stockholders to be held on Wednesday, June 7, 2017, at 9:00 a.m., local time, in our office at 1501 McKinney Street, Houston, Texas 77010.

On or about April 28, 2017, we commenced mailing this proxy statement, the notice of annual meeting and the proxy card to stockholders. Holders of record of common stock of the company at the close of business on April 19, 2017 will be entitled to vote at the annual meeting. Each share of common stock will be entitled to one vote. As of April 19, there were 317,906,584 shares of common stock outstanding and entitled to vote at the annual meeting. There are no other voting securities of the company outstanding. A majority of the outstanding shares of common stock, present in person or represented by proxy, will constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted as shares present for purposes of determining the presence of a quorum for the transaction of business.

In accordance with Securities and Exchange Commission (“SEC”) rules, we are making our proxy materials available to stockholders over the internet. On or about April 28, 2017, we mailed a Notice of Internet Availability of Proxy Materials to our stockholders (the “Notice”). The Notice contains instructions on how to access this proxy statement and our annual report and submit a proxy over the internet. If you received a Notice by mail, you will not receive a paper copy of the proxy materials unless you request such materials by following the instructions contained in the Notice.

If at the close of business on April 19, 2017 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the proxy materials, as applicable, are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account. If that organization is not given specific direction, shares held in the name of that organization may not be voted and will not be considered as present and entitled to vote on any matter to be considered at the annual meeting, except with respect to the ratification of the company’s independent auditors. Brokers are not permitted to vote your shares for the election of directors, for the advisory vote on executive compensation, for the advisory vote on frequency of the vote on executive compensation, for the approval of the 2017 long term incentive plan or for or against the stockholder proposal without your instructions as to how to vote. Please instruct your broker how to vote your shares using the voting instruction form provided by your broker so that your vote can be counted.

If you are a registered stockholder, you can simplify your voting by using the internet or calling a toll-free telephone number. Internet and telephone voting information is provided on the proxy card or Notice. A control number, located on the instruction sheet attached to the proxy card or Notice, is designated to verify your identity and allow you to vote your shares and confirm that your voting instructions have been recorded properly. If you vote via the internet or by telephone, there is no need to return a signed proxy card. However, you may still vote by proxy by using the proxy card.

Proxies will be voted at the annual meeting in accordance with the specifications you make on the proxy. If you sign the proxy card or submit a proxy by telephone or over the internet and do not specify how your shares are to be voted, your shares will be voted in accordance with the recommendations of the board of directors (See “Questions and Answers about the Annual Meeting and Voting”).

QUESTIONS AND ANSWERS

ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive these proxy materials?

You have received these proxy materials because you are a Hess Corporation stockholder, and our board of directors is soliciting your authority, or proxy, to vote your shares at the 2017 annual meeting of stockholders. The proxy materials include our notice of annual meeting of stockholders, proxy statement and 2016 annual report. If you requested printed versions of these materials by mail, these materials also include the proxy card or voting instruction form for the annual meeting. Proxy cards are being solicited on behalf of our board of directors. The proxy materials include detailed information about the matters that will be discussed and voted on at the meeting, and provide updated information about our company that you should consider in order to make an informed decision when voting your shares. The proxy materials are first being furnished to stockholders on or about April 28, 2017.

The following proposals are scheduled to be voted on at the annual meeting:

•	Proposal 1: Election of twelve director nominees;

•	Proposal 2: Advisory approval of the compensation of our named executive officers;

•	Proposal 3: Advisory vote on the frequency of voting on executive compensation;

•	Proposal 4: Ratification of the selection of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2017;

•	Proposal 5: Approval of the 2017 long term incentive plan; and

•	Proposal 6: Stockholder proposal recommending that the company provide a scenario analysis report regarding carbon asset risk.

Can I access the proxy materials on the internet?

Yes. The company’s notice of annual meeting, proxy statement and 2016 annual report are available at http://www.envisionreports.com/HES.

In accordance with SEC rules, we are making our proxy materials available to stockholders over the internet. On or about April 28, 2017, we mailed a Notice of Internet Availability of Proxy Materials to our stockholders. The Notice contains instructions on how to access this proxy statement and our 2016 annual report and submit a proxy over the internet. If you received a Notice by mail, you will not receive a paper copy of the proxy materials unless you request such materials by following the instructions contained in the Notice.

The Notice also includes instructions about how to request delivery of future proxy materials electronically by e-mail, and we encourage you to do so. Choosing to receive future proxy materials by e-mail will save us the cost of printing and mailing the materials to you and will reduce the impact of our annual meeting on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail prior to the next stockholder meeting containing links to the proxy materials and the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you change it.

How do I attend the annual meeting?

The annual meeting will be held at Hess Corporation, 1501 McKinney Street, Houston, Texas 77010 on Wednesday, June 7, 2017 at 9:00 a.m., local time. When you arrive, signs will direct you to the appropriate room. Please note that the doors to the meeting room will not be open until 8:00 a.m. You should be prepared to present valid government-issued photo identification, such as a driver’s license or passport, for admittance. In addition, if you are a stockholder of record, your name will be verified against the list of stockholders of record prior to admittance to the annual meeting. If you are a beneficial owner, you must provide proof of beneficial ownership, such as your account statement showing that you own our stock, a copy of the voting instruction form provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide valid government-issued photo identification and comply with the other procedures outlined above, you will not be admitted to the annual meeting. Directions to attend the annual meeting can be found at www.hess.com/company/hess-offices. You do not need to attend the annual meeting to vote. Even if you plan to attend the annual meeting, please submit your vote in advance as instructed herein.

What is the quorum requirement for holding the 2017 annual meeting?

A majority of the outstanding shares of common stock, present in person or represented by proxy, will constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted as shares present for purposes of determining the presence of a quorum for the transaction of business.

Who can vote?

Holders of record of common stock at the close of business on April 19, 2017 will be entitled to vote at the annual meeting. Each share of common stock will be entitled to one vote on all matters properly brought before the meeting. As of April 19, 2017, there were 317,906,584 shares of common stock outstanding and entitled to vote at the annual meeting. There are no other voting securities of the company outstanding.

What is the difference between holding shares as a holder of record and as a beneficial owner?

If at the close of business on April 19, 2017, the record date for the annual meeting, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization or other nominee, then you are the beneficial owner of shares held in “street name” and the proxy materials, as applicable, are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account. If that organization is not given specific direction, shares held in the name of that organization may not be voted and will not be considered as present and entitled to vote on any matter to be considered at the annual meeting, except with respect to the ratification of the company’s independent auditors. Brokers are not permitted to vote your shares for the election of directors, for the advisory vote on executive compensation, for the advisory vote on frequency of the vote on executive compensation, for the approval of the 2017 long term incentive plan or for or against the stockholder proposal without your instructions as to how to vote. Please instruct your broker how to vote your shares using the voting instruction form provided by your broker. The voting instruction forms provided by your bank, broker or other nominee will also include information about how to vote your shares over the internet or telephonically, if such options are available. Please return your completed voting instruction form to your broker and contact the person responsible for your account or vote by internet or telephone so that your vote can be counted.

How do I vote my shares?

You may vote your shares using one of the following methods (please also see the information provided above concerning the difference between holding shares as a holder of record or registered holder and holding shares beneficially through a bank, broker or other nominee—beneficial holders should follow the voting instructions provided by such nominee):

Over the internet	If you have access to the internet, you can submit your proxy online by following the instructions included on your proxy card or Notice (or voting instruction form in the case of beneficial holders for whom internet voting is available) for voting over the internet.
By telephone	You can vote by calling a toll-free telephone number listed on the proxy card (or voting instruction form in the case of beneficial holders for whom telephone voting is available). Please refer to your proxy card or voting instruction form for instructions on voting by phone.
By mail	You may vote your shares by completing, signing and mailing the proxy card included with your proxy materials (or voting instruction form in the case of beneficial holders). Please refer to your proxy card or voting instruction form for instructions on voting by mail.
In person at the annual meeting	Stockholders are invited to attend the annual meeting and vote in person at the annual meeting. If you are a beneficial owner of shares you must obtain a legal proxy from the bank, broker or other holder of record of your shares to be entitled to vote those shares in person at the meeting.

A control number, located on the instruction sheet attached to the proxy card or Notice, is designated to verify your identity and allow you to vote your shares and confirm that your voting instructions have been recorded properly. If you vote via the internet or by telephone, there is no need to return a signed proxy card. However, you may still vote by proxy by using the proxy card.

As noted above, if you hold shares beneficially in street name through a bank, broker or other nominee, you may vote by submitting the enclosed voting instruction form. Telephone and internet voting may be also available—please refer to the voting instruction form provided by your bank, broker or other nominee for more information.

Can I change my vote?

Yes. You may revoke the proxy at any time prior to its use by:

•	delivering a written notice to the secretary of the company, mailed to Hess Corporation, 1185 Avenue of the Americas, New York, New York 10036;

•	executing and submitting a later-dated proxy;

•	re-voting your shares by telephone or on the internet; or

•	attending the annual meeting and voting in person.

What vote is required to approve each of the proposals?

•

Proposal 1: Election of directors: Directors will be elected by a majority of votes cast, which means that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Abstentions and broker non-votes are not counted as votes cast.

•

Proposal 2: Advisory vote to approve the compensation of the named executive officers: Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting. Abstentions will be counted as present for the purposes of this vote and will have the effect of a vote against the proposal. Broker non-votes will not be counted as present and are not entitled to vote on the proposal.

•

Proposal 3: Advisory vote on the frequency of voting on executive compensation: Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting. Abstentions will be counted as present for the purposes of this vote and will have the effect of a vote against the proposal. Broker non-votes will not be counted as present and are not entitled to vote on the proposal.

•

Proposal 4: Ratification of selection of independent registered public accountants: Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting. Abstentions and broker non-votes will be counted as present for purposes of this vote and will have the effect of a vote against the proposal.

•

Proposal 5: Approval of the 2017 long term incentive plan: Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting. Abstentions will be counted as present for the purposes of this vote and will have the effect of a vote against the proposal. Broker non-votes will not be counted as present and are not entitled to vote on the proposal.

•

Proposal 6: Stockholder proposal: Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting. Abstentions will be counted as present for the purposes of this vote and will have the effect of a vote against the proposal. Broker non-votes will not be counted as present and are not entitled to vote on the proposal.

What are the recommendations of the board of directors?

The board of directors recommends that you vote your shares on your proxy card:

•	FOR the election of directors nominated herein;

•	FOR the advisory approval of the compensation of our named executive officers;

•	FOR an ANNUAL advisory vote of the frequency of voting on executive compensation;

•	FOR the proposal to ratify the selection of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2017;

•	FOR the approval of the 2017 long term incentive plan; and

•	AGAINST the stockholder proposal recommending a scenario analysis report regarding carbon asset risk.

What does it mean if I receive more than one proxy card on or about the same time?

It generally means you hold shares registered in more than one account. In order to vote all of your shares, please sign and return each proxy card or, if you vote via the internet or telephone, vote once for each proxy card you receive.

What if I do not specify how I want my shares to be voted?

If you are the record holder of your shares and do not specify on your proxy card (or when giving your proxy by telephone or the internet) how you want to vote your shares, your shares will be voted:

•	FOR the election of directors nominated herein;

•	FOR the advisory approval of the compensation of our named executive officers;

•	FOR an ANNUAL advisory vote of the frequency of voting on executive compensation;

•	FOR the proposal to ratify the selection of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2017;

•	FOR the approval of the 2017 long term incentive plan; and

•	AGAINST the stockholder proposal recommending a scenario analysis report regarding carbon asset risk.

If you are a beneficial owner of shares and do not specify how you want to vote, your shares may not be voted by the record holder and will not be considered as present and entitled to vote on any matter to be considered at the annual meeting, except with respect to the ratification of the company’s independent auditors. If your shares are held of record by a bank, broker, or other nominee, we urge you to give instructions to your bank, broker, or other nominee as to how you wish your shares to be voted so you may participate in the stockholder voting on these important matters.

What is the effect of an “ABSTAIN” vote?

Abstentions are considered to be present and entitled to vote with respect to each relevant proposal, but will not be considered a vote cast with respect to that proposal. Therefore, an abstention will effectively be a vote against each of the proposals, except for the election of directors.

What is a “broker non-vote”?

A “broker non-vote” occurs when a beneficial owner of shares held by a broker, bank or other nominee fails to provide the record holder with voting instructions on any “non-routine” matters brought to a vote at a stockholder meeting.

Under the rules of the New York Stock Exchange (“NYSE”), “non-routine” matters include the election of directors, the advisory vote to approve the compensation of named executive officers, the advisory vote on the frequency of the vote on executive compensation, approval of the 2017 long term incentive plan and the stockholder proposal described in this proxy statement. As such, a broker may not vote your shares with respect to such matters without your instructions.

If your shares are held of record by a bank, broker, or other nominee, we urge you to give instructions to your bank, broker, or other nominee as to how you wish your shares to be voted so you may participate in the stockholder voting on these important matters.

What should I do if I have other questions?

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, MacKenzie Partners Inc., toll free at (800) 322-2885 or directly at (212) 929-5500.

ADDITIONAL INFORMATION

Availability of additional materials

The company will provide to any person whose proxy is solicited by this proxy statement, without charge, upon written request to the company’s corporate secretary at our principal executive offices at Hess Corporation, 1185 Avenue of the Americas, New York, New York 10036, a copy of the company’s annual report on Form 10-K for the fiscal year ended December 31, 2016, or the company’s proxy statement. The company’s proxy statement and annual report are also available on our website at www.hess.com.

The information provided on the company’s website (www.hess.com) is referenced in this proxy statement for information purposes only. Neither the information on the company’s website, nor the information in the company’s sustainability report, shall be deemed to be a part of or incorporated by reference into this proxy statement or any other filings we make with the SEC.

Proxy solicitation expenses

The cost of preparing and mailing the Notice of Internet Availability of Proxy Materials, this proxy statement and the accompanying proxy and the cost of solicitation of proxies on behalf of the board of directors will be borne by the company. Solicitation will be made by mail and internet. Some personal solicitation may be made by directors, officers and employees without special compensation, other than reimbursement for expenses. In addition, we have retained MacKenzie Partners Inc. to aid in the solicitation. Its fees for this solicitation are not expected to exceed $25,000, exclusive of expenses.

Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable and documented expenses in connection therewith.

Submission of stockholder proposals and nominations for the 2018 annual meeting

Proposals and Director Nominees for Inclusion in Proxy Materials

Proposals which stockholders wish to include in the company’s proxy materials relating to the 2018 annual meeting of stockholders must be received by the corporate secretary at the address below no later than December 29, 2017 (120 days prior to the one-year anniversary of this proxy statement). Such proposals must meet the requirements of the SEC to be eligible for inclusion in the company’s proxy materials. Proposals must be addressed to:

Hess Corporation

1185 Avenue of the Americas

New York, N.Y. 10036

Attn: Corporate Secretary

Stockholder nominations for candidates for election at the 2018 annual meeting of stockholders which the stockholders wish to include in the company’s proxy materials relating to the 2018 annual meeting of stockholders must be received by the company at the above address on or prior to March 9, 2018 (90 days prior to the one-year anniversary of the 2017 annual meeting) together with the information required by the proxy access provision in the company’s by-laws.

Proposals and Director Nominees for Presentation at the Annual Meeting

Any stockholder proposal for, or nominations for candidates for election at, the 2018 annual meeting of stockholders which the proponent does not wish to include in the company’s proxy materials for that meeting must be received on or prior to March 9, 2018 (90 days prior to the one-year anniversary of the 2017 annual meeting) together with the information required by the company’s by-laws. If the notice of such proposal or nomination is received by the company at the above address after March 9, 2018, the proposal or nomination will be considered untimely, and if voted at the annual meeting, will be subject to the discretionary authority of proxies solicited by the board of directors.

PROPOSAL 1: ELECTION OF DIRECTORS

All of the directors on the board are elected annually. It is intended that proxies will be voted for the nominees set forth herein. The company’s by-laws provide for majority voting in uncontested elections of directors, which is the case for the election of directors at the 2017 annual meeting. Accordingly, to be elected as a director of the company at the 2017 annual meeting, nominees must receive a majority of the votes cast. A majority of votes cast means that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Abstentions and broker non-votes are not counted as votes cast.

If a director is not elected at the 2017 annual meeting and no successor has been elected at the annual meeting, the director is required to promptly tender his or her resignation to the board of directors. The corporate governance and nominating committee is then required to make a recommendation to the board of directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The board of directors will act on the tendered resignation and will publicly disclose its decision and rationale within 90 days following certification of the election results. These procedures are described in full in our by-laws, which may be found on the company’s website at www.hess.com.

It is expected that all candidates will be able to serve. However, if one or more are unable to do so, the proxy holders will vote the proxies for the remaining nominees and for substitute nominees chosen by the board of directors unless the board reduces the number of directors to be elected at the annual meeting.

The following table presents information as of February 1, 2017 about the nominees for election as directors of the company, including the specific experience, qualifications, attributes or skills that led the board to conclude that such person should serve as a director.

Nominees for Director

For a one-year term expiring in 2018:

Rodney F. Chase
Age: 73 | Director Since: 2013
Principal Occupation	Former Deputy Group Chief Executive of BP plc.
Other Directorships	Tesoro Corporation. Former Director, Genel Energy, plc (Chairman), Computer Sciences Corporation (Chairman).
Skills and Experience	Mr. Chase’s experience in the oil and gas industry, corporate management, international operations, public company governance and board practices provides the Hess board with valuable industry knowledge and strategic planning experience.
Terrence J. Checki
Age: 71 | Director Since: 2014
Principal Occupation	Former Executive Vice President and Head, Emerging Markets and International Affairs, Federal Reserve Bank of New York.
Skills and Experience	Mr. Checki brings decades of experience in management and international relations to the Hess board. He has had key roles in the resolution of numerous economic and financial challenges in the U.S. and abroad during his tenure at the Federal Reserve Bank of New York.

Leonard S. Coleman, Jr.
Age: 67 | Director Since: 2016
Principal Occupation	Former President of the National League of Major League Baseball and Former Commissioner of the New Jersey Department of Energy.
Other Directorships	Avis Budget Group, Inc., Electronic Arts Inc., Omnicom Group Inc. Former Director, Aramark, H.J. Heinz Company, Churchill Downs, Inc.
Skills and Experience	Mr. Coleman has acquired diverse business experience over his career, including more than a decade of senior management experience in Major League Baseball, significant financial experience through his years of working as a municipal finance banker at Kidder Peabody and extensive government experience, including serving as Commissioner of the New Jersey Department of Energy.
John B. Hess
Age: 62 | Director Since: 1978
Principal Occupation	Chief Executive Officer.
Other Directorships	KKR Management LLC, General Partner of KKR & Co. L.P. Former Director, Dow Chemical Company.
Skills and Experience	Mr. Hess has over 35 years of experience with the company. During his career, Mr. Hess has acquired in-depth knowledge of the company’s strategy and operations and the history of the company’s development, and he and his family have had a long-standing commitment to the company.
Edith E. Holiday
Age: 64 | Director Since: 1993
Principal Occupation	Corporate Director and Trustee. Former Assistant to the President of the United States and Secretary of the Cabinet. Former General Counsel, United States Department of the Treasury.
Other Directorships	Canadian National Railway Company, White Mountains Insurance Group Ltd., Santander Consumer USA and director or trustee of various Franklin Templeton mutual funds. Former Director, RTI International, H.J. Heinz Company.
Skills and Experience	Ms. Holiday brings deep public policy and governance expertise to the Hess board. The first woman to serve as General Counsel of the Treasury Department, Ms. Holiday possesses strong corporate governance and regulatory expertise, as well as legal and managerial experience in both private and public sectors. She has also served in a directorship capacity across a diverse range of industries throughout her career. Ms. Holiday currently chairs our corporate governance and nominating committee.
Risa Lavizzo-Mourey, MD
Age: 62 | Director Since: 2004
Principal Occupation	President and Chief Executive Officer, The Robert Wood Johnson Foundation until April 2017. Effective as of January 1, 2018, University of Pennsylvania’s Integrates Knowledge University Professor.
Skills and Experience	Dr. Lavizzo-Mourey is a former director of five public companies, including service on audit committees. She has decades of leadership and technical experience and has significant experience in the nonprofit and health care sectors. Dr. Lavizzo-Mourey currently chairs our compensation management and development committee.

Marc S. Lipschultz
Age: 48 | Director Since: 2016
Principal Occupation	Co-founder and President of Owl Rock Capital Partners and Co-Chief Investment Officer of Owl Rock Capital Advisors.
Skills and Experience	Mr. Lipschultz brings significant finance and management experience to the Hess board after two decades at KKR & Co., L.P. with a focus on energy, as the Global Head of Energy and Infrastructure, as well as his current leadership position at Owl Rock, the investment firm that he co-founded.
David McManus
Age: 63 | Director Since: 2013
Principal Occupation	Former Executive Vice President and Head of International Operations, Pioneer Natural Resources Co.
Other Directorships	FLEX LNG Limited, Rockhopper Exploration plc and Costain Group plc. Former Director, Caza Oil & Gas Inc.
Skills and Experience	Mr. McManus is an experienced international business leader in the energy industry and provides the Hess board with oil and gas project management and commercial expertise.
Kevin O. Meyers, Ph.D.
Age: 63 | Director Since: 2013
Principal Occupation	Independent Energy Consultant. Former Senior Vice President of E&P for the Americas, ConocoPhillips.
Other Directorships	Bill Barrett Corporation, Denbury Resources Inc., Hornbeck Offshore Services, Inc. and Precision Drilling Corporation.
Skills and Experience	Dr. Meyers has over 30 years of experience in exploration and production, both domestic and international. Based on this experience, Dr. Meyers brings to the Hess board decades of managing E&P operations in geographies directly relevant to Hess’ focused E&P portfolio. Dr. Meyers serves as the chair of the environmental, health and safety subcommittee of the audit committee.
James H. Quigley
Age: 64 | Director Since: 2013
Principal Occupation	Chairman of the Board. Former Chief Executive Officer, Deloitte, Touche Tohmatsu Limited.
Other Directorships	Merrimack Pharmaceuticals Inc. and Wells Fargo & Company.
Skills and Experience	Mr. Quigley led Deloitte, one of the world’s largest accounting and consulting firms. During his 38 years at Deloitte, he was a trusted consultant on strategic leadership and operating matters to senior management teams of multinational companies across industries. He brings to the Hess board significant global experience and knowledge of financial, tax and regulatory matters that are relevant to Hess’ operations. Mr. Quigley currently serves as the chairman of the board.

Fredric G. Reynolds
Age: 66 | Director Since: 2013
Principal Occupation	Former Executive Vice President and Chief Financial Officer, CBS Corporation.
Other Directorships	Mondelez International Inc. and United Technologies Corp. Former Director, AOL, Inc.
Skills and Experience	During his tenure as Chief Financial Officer of CBS Corporation, shareholders experienced substantial share appreciation and return of capital. Mr. Reynolds brings to the Hess board his substantial experience as a Chief Financial Officer with a successful track record of financial oversight, leading a successful transformation, returning capital, and delivering long term returns. Mr. Reynolds currently chairs our audit committee.
William G. Schrader
Age: 59 | Director Since: 2013
Principal Occupation	Former Chief Operating Officer, TNK-BP Russia.
Other Directorships	Ophir Energy plc (African oil and gas exploration company) (Chairman), Bahamas Petroleum Company Ltd. (Chairman) and CHC Group Ltd.
Skills and Experience	Mr. Schrader is an experienced E&P executive responsible for transforming BP’s significant E&P assets, and brings to the Hess board his experience as a disciplined E&P operator with expertise in production sharing structures, government relations and delivering returns.

The board of directors recommends that stockholders vote FOR the election of each of the twelve director nominees named above.

All of the nominees and directors named above have held substantially the positions or former positions indicated for the past five years, except as described below. Mr. Checki retired as Executive Vice President and Head, Emerging Markets and International Affairs at the Federal Reserve Bank of New York in March 2014. Mr. Schrader retired as chief operating officer of TNK-BP in 2011 after serving in senior executive roles at BP for many years. Mr. Quigley has over 35 years of experience in audit, tax, consulting and financial services, and retired in 2012 from Deloitte Touche Tohmatsu Limited, where he last served as chief executive officer from 2007 to 2011. Mr. McManus has over 35 years of experience in the oil and gas industry and retired in 2011 from Pioneer Natural Resources Co., where he last served as Executive Vice President and Head of International Operations since 2008. Mr. Lipschultz served as Global Head of Energy at Infrastructure at KKR & Co. LP, from 1995 to 2016 prior to founding Owl Rock.

Mr. Hess may be deemed to be a control person of the company by virtue of his beneficial ownership of common stock as described under “Ownership of Voting Securities by Certain Beneficial Owners.”

The board of directors met eight times in 2016. Each director attended at least 75% of the aggregate of all board of directors meetings and all meetings of the committees of the board of directors on which he or she served during 2016.

Non-management directors meet without members of management present generally after each regularly scheduled board meeting. The chairman of the board of directors presides at these meetings.

All of the current directors who were serving as a director at the time of last year’s annual meeting attended that meeting.

Director and Nominee Independence

The board of directors has affirmatively determined that twelve of the thirteen current directors on the board, namely, Mr. Chase, Mr. Checki, Mr. Coleman, Ms. Holiday, Dr. Lavizzo-Mourey, Mr. Lipschultz, Dr. Meyers, Mr. McManus, Mr. Mullin, Mr. Quigley, Mr. Reynolds, and Mr. Schrader, are independent within the meaning of the rules and standards of the NYSE. The board of directors has also affirmatively determined that eleven of the twelve nominees for election at the 2017 annual meeting, namely, Mr. Chase, Mr. Checki, Mr. Coleman, Ms. Holiday, Dr. Lavizzo-Mourey, Mr. Lipschultz, Dr. Meyers, Mr. McManus, Mr. Quigley, Mr. Reynolds and Mr. Schrader are independent within the meaning of the rules and standards of the NYSE. The board determined that these directors and nominees not only met all “bright-line” criteria under these rules, but also that, based on all known relevant facts and circumstances, there did not exist any relationship that would compromise the independence of these directors.

Corporate Governance Guidelines

The board has approved a set of corporate governance guidelines in accordance with rules of the NYSE. These guidelines set forth the key policies relating to corporate governance, including director qualification standards, director responsibilities and director compensation. The board has also approved a code of business conduct and ethics in accordance with rules of the NYSE and the SEC applicable to all directors, officers and employees, including the chief executive officer, the principal financial and accounting officer and other senior financial officers. The code is intended to provide guidance to directors and management to assure compliance with law and promote ethical behavior. Copies of the company’s corporate governance guidelines and its code of business conduct and ethics may be found on the company’s website at www.hess.com and are also available without charge upon request to the company’s corporate secretary at the address set forth on page 9.

Stockholder and Interested Party Communications

Any stockholder or interested party who wishes to communicate or request a meeting with members of the board of directors or with only non-management directors or any specified individual director may do so by writing to them in care of the chairman of the board of directors, Hess Corporation, at the address set forth on page 9. The stockholders may also communicate directly to the chairman by e-mail to BoardChairman@hess.com. Communications sent by mail or e-mail will be reviewed by the chairman and will be referred for resolution and response as deemed appropriate by the chairman. If a stockholder requests a meeting, the corporate governance and nominating committee will decide whether the subject matter is a proper one to be addressed by the board and, if so, whether a meeting is warranted. The corporate governance and nominating committee will meet periodically to review all stockholder communications received.

Board Diversity and Consideration of Stockholder Recommended Candidates

The corporate governance and nominating committee recommends for election as directors qualified candidates identified through a variety of sources, including stockholder suggestions. Stockholders may suggest candidates by writing to the committee, in care of the corporate secretary of the company at the address set forth on page 9. Stockholder suggestions should include a summary of the candidate’s qualifications, the information required by SEC rules for director nominees and contact information for the candidate. In accordance with the company’s corporate governance guidelines approved by the board of directors, nominees are reviewed and recommended based on a variety of criteria including:

•	personal qualities and characteristics, education, background, accomplishments and reputation in the business community;

•

current knowledge of the energy industry or industries relevant to the company’s business and relationships with individuals or organizations affecting the domestic and international areas in which the company does business;

•	ability and willingness to commit adequate time to board and committee matters;

•	the fit of the individual’s skills and personality with those of other directors and potential directors in building a board that is effective, collegial and responsive to the needs of the company;

•	diversity of viewpoints, background and experience; and

•	compatibility with independence and other qualifications established by applicable law and rules.

As noted above, among the criteria used to evaluate nominees for the board is diversity of viewpoints, background and experience. The board believes that such diversity provides varied perspectives which promote active and constructive dialogue among board members and between the board and management, resulting in more effective oversight. The board believes this diversity is amply demonstrated in the varied experience, qualifications and skills of the current and proposed members of the board. In the board’s executive sessions and in annual performance evaluations conducted by the board and its committees, the board from time to time considers whether the members of the board reflect such diversity and whether such diversity contributes to a constructive and collegial environment. In addition, the company has adopted a director retirement policy, which provides that no person may be nominated to stand for election or re-election to the board of directors as a non-management director if the election would take place after such person has attained the age of 75. Mr. Mullin will not stand for re-election at the annual meeting because he reached the mandatory retirement age established pursuant to the director retirement policy.

In advance of the annual meeting, the committee meets to recommend nominees for election at each annual meeting. From time to time throughout the year, members of the committee are furnished appropriate materials regarding any new nominees and may from time to time meet with new potential candidates. Stockholder suggestions should be submitted no later than December 1 for consideration as nominees for election at the next annual meeting and otherwise in accordance with the company’s policy and by-laws. The committee follows the same process of identifying and evaluating nominees recommended by stockholders as that for candidates recommended by any other source.

In addition, our by-laws permit a stockholder, or group of up to 20 stockholders, owning at least 3% of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials up to the greater of two directors or 20% of our board of directors. Stockholders and nominees must satisfy the requirements set forth in the by-laws in connection with such nominations.

The corporate governance and nominating committee has retained Russell Reynolds Associates, a director and executive search and recruiting firm, to identify and review potential independent director candidates and assist the committee and the board in assessing the qualifications of candidates. The committee has not paid fees to any other third parties to assist in identifying or evaluating potential nominees. Each of the nominees for election at the 2017 annual meeting were recommended by the non-management directors of the corporate governance and nominating committee, with the input of senior management, the committee’s consultants and our financial and legal advisors.

Board Leadership Structure

The by-laws of the company provide for a non-executive chairman of the board and a separate position of chief executive officer. Mr. Quigley serves as the independent chairman of the board and Mr. Hess serves as chief executive officer and a director of the board.

The board currently believes that separating the roles of chairman and chief executive officer allows for better alignment of corporate governance with stockholder interests and aids in the board’s oversight of management and the board’s ability to carry out its roles and responsibilities on behalf of the stockholders. The board also believes that the separation of the roles of chairman and chief executive officer allows the chief executive officer to focus more of his time and energy on operating and managing the company and leverages the chairman’s leadership and financial, governance and regulatory experience.

Independent Chairman of the Board

The chairman, an independent member of the board who has not previously served as an executive officer of the company, is appointed by the board annually. As set forth in the company’s corporate governance guidelines, the responsibilities of the chairman include:

•	acting as chair of regular and special meetings of the board;

•	acting as chair of executive sessions or other meetings of the independent directors and leading such executive sessions and meetings;

•	determining if special meetings of the board should be called (but without prejudice to any rights of others to call special board meetings);

•

acting as a liaison between the chief executive officer and the board and facilitating communication between meetings, including discussing action items with the chief executive officer following executive sessions;

•

consulting with the chief executive officer regarding agenda items and appropriate materials for board meetings, and the allocation of time to each discussion topic on the agenda and coordinating with committee chairpersons to facilitate their meetings;

•	presiding over the annual stockholders meeting;

•	being available to participate in or facilitating appropriate meetings with stockholders; and

•	partnering with the chairman of the compensation and management development committee to provide annual performance evaluation feedback to the chief executive officer.

Related Party Transactions

The company expects all directors and executive officers to bring to the company’s attention any related party transactions, including transactions which may be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC. The company’s policies provide that if any company representative, including a director or officer, considers conducting any transaction that reasonably would be expected to give rise to a conflict of interest between the representative and the company, such representative must disclose such transaction in advance to the company’s legal department for review. In addition, the company annually sends each director and executive officer a questionnaire requiring such person to describe any transaction contemplated under Item 404 or in the case of independent directors, any transaction that might compromise their independence. The company also annually conducts a review of its accounting records to determine whether any such related party transaction occurred in the prior fiscal year. If any proposed or existing related party transaction is identified, the transaction is brought to the general counsel for review. If the general counsel determines the transaction poses a conflict of interest, or would compromise the independence of a non-management director, the general counsel will advise the audit committee of the transaction and the disinterested members of the audit committee will determine whether the transaction serves the best interest of the company and its stockholders and whether if proposed, it may proceed and if existing, it may continue to exist. The general counsel and the disinterested members of the audit committee will determine the appropriate scope of, and process for, the review of any such transaction based on the then existing facts and circumstances of the transaction in view of applicable listing standards of the NYSE.

Committees of the Board

Compensation and Management Development Committee
6 meetings in 2016
Dr. Lavizzo-Mourey (Chair) Mr. Checki Mr. McManus Mr. Mullin Mr. Quigley

The board has determined that each member of this committee is independent within the meaning of applicable rules of the NYSE.

The board of directors has adopted a written charter for the compensation and management development committee in accordance with applicable rules of the NYSE. A current copy of this charter is available on the company’s website, www.hess.com, and also available without charge upon request to the company’s corporate secretary at the address set forth on page 9.

As stated in the charter, this committee’s principal responsibilities are to:

•    review the performance and approve the compensation of the company’s chief executive officer and other named executive officers;

•    review and monitor the company’s compensation and benefit programs;

•    administer and make awards of stock-based compensation under the company’s long-term incentive plans;

•    review management development and succession programs;

•    approve the retention and review the performance of independent compensation consultants to the committee; and

•    prepare its annual report on executive compensation for the company’s proxy statement.

Executive Compensation. The committee’s processes for determining executive compensation are described in “Compensation Discussion and Analysis” on page 27.

Corporate Governance and Nominating Committee
7 meetings in 2016
Ms. Holiday (Chair) Mr. Chase Mr. Checki Mr. Mullin Mr. Reynolds

The board of directors has determined that each member of this committee is independent within the meaning of applicable rules of the NYSE.

The board of directors has adopted a written charter for the corporate governance and nominating committee in accordance with applicable rules of the NYSE. A current copy of this charter is available on the company’s website, www.hess.com, and is also available without charge upon request to the company’s corporate secretary at the address set forth on page 9. As stated in this charter, this committee’s principal responsibilities are to:

•    identify and recommend individuals to the board for nomination as members of the board and its committees consistent with criteria approved by the board;

•    make recommendations to the board relating to board practices and corporate governance; and

•    develop, recommend to the board and periodically review a set of corporate governance principles applicable to the company

Director Candidates. This committee recommends for election as directors qualified, diverse candidates identified through a variety of sources, as described on page 16.

Audit Committee
6 meetings in 2016, plus 4 reviews of quarterly financial results
Mr. Reynolds (Chair) Mr. Chase Dr. Meyers Mr. Schrader

The board has determined that each member of the audit committee is independent within the meaning of applicable rules of the SEC and the NYSE. All members of the audit committee meet the requirements for financial literacy under the applicable rules of the NYSE. The board has also determined that Messrs. Chase and Reynolds are “audit committee financial experts” as this term is defined under applicable rules of the SEC.

The board of directors has adopted a written charter for the audit committee in accordance with applicable rules of the NYSE and the SEC. The charter is available on the company’s website at www.hess.com and without charge upon request to the company’s corporate secretary at the address set forth on page 9. As stated in the charter, the audit committee’s principal responsibility is to provide assistance to the board of directors in fulfilling its oversight responsibility to the stockholders, the investment community and others relating to:

•    the company’s financial statements;

•    the financial reporting practices of the company;

•    the systems of internal accounting and financial controls;

•    the internal audit function;

•    the annual independent audit of the company’s financial statements;

•    the retention of outside auditors and review of their independence;

•    the review of risk, risk controls and compliance; and

•    the company’s environment, health, safety and social responsibility programs and compliance.

Environmental, Health and Safety Subcommittee. In 2013, the audit committee established a subcommittee to focus the committee’s oversight of environmental, health and safety matters. This subcommittee met four times in 2016. The members of this subcommittee are Dr. Meyers, Chair, Mr. Chase, Mr. McManus, Mr. Reynolds and Mr. Schrader.

Report of the Audit Committee

The audit committee of the board of directors oversees the company’s financial reporting on behalf of the board. Management is responsible for the system of internal controls and for preparing financial statements. The independent registered public accountants are responsible for expressing an opinion on the effectiveness of internal controls over financial reporting and the fair presentation of the financial statements in conformity with generally accepted accounting principles. The audit committee operates in accordance with a charter approved by the board of directors.

In fulfilling its oversight responsibilities, the audit committee reviewed the audited December 31, 2016 financial statements of the company with management and the independent registered public accountants. Management represented to the committee that these statements were prepared in accordance with generally accepted accounting principles. The audit committee also discussed accounting policies, significant judgments inherent in the financial statements, disclosures and other matters required by generally accepted auditing standards with management and the independent registered public accountants. In addition, the committee has received from the independent registered public accountants the annual independence disclosures and letter pursuant to Rule 3526 of the Public Company Accounting Oversight Board (“PCAOB”) regarding the independent registered public accountants’ communications with the audit committee concerning independence and discussed with them their independence from management and the company. In that connection, the audit committee considered the compatibility of all non-audit services with the auditors’ independence.

The audit committee also assessed the qualifications and performance of the independent registered public accountants in determining whether to retain the company’s current independent registered public accountants. In conducting this assessment, the audit committee considered, among other things: information relating to audit effectiveness, including the results of PCAOB inspection reports; the depth and expertise of the audit team, including their demonstrated understanding of the company’s businesses, significant accounting practices, and system of internal control over financial reporting; the quality and candor of the independent registered public accountants’ communications with the audit committee and management; and their ability to employ professional skepticism, objectivity, integrity, and trustworthiness. The audit committee oversees the periodic required rotation of the lead audit partner, as required by SEC rules, and is directly involved in the selection of such partner.

During 2016, the audit committee met with management, the independent registered public accountants and internal auditors to discuss:

•	the annual audit scope and plans for their respective audits;

•	the adequacy of staffing and related fees;

•	the results of their examinations;

•	the adequacy and effectiveness of internal controls over financial reporting and disclosure controls and procedures;

•	issues raised on the company’s various whistleblower reporting systems;

•	matters related to risk, risk controls and compliance, including cybersecurity risk and the company’s overall insurance coverage; and

•	all communications required by PCAOB Standards.

The audit committee also met separately with the independent registered public accountants and the internal auditors without management present.

In reliance on the reviews and discussions with management and the independent registered public accountants, the audit committee recommended to the board of directors, and the board approved, the inclusion of the audited financial statements in the annual report on Form 10-K for the year ended December 31, 2016 filed with the SEC. The audit committee has also selected Ernst & Young LLP as independent registered public accountants for 2017. The board has proposed that the stockholders ratify this selection at the annual meeting.

Committee Members:

Fredric G. Reynolds, Chair

Rodney F. Chase

Kevin O. Meyers

William G. Schrader

Risk Management Oversight

In the normal course of its business, the company is exposed to a variety of risks, including market risks relating to changes in commodity prices, interest rates and currencies, technical risks affecting the company’s resource base, political and regulatory risks and credit and investment risks.

The company operates a risk control program under the direction of its chief risk officer and through its corporate risk policy, which senior management has approved. The company is continuing to develop and implement an enterprise risk program across the company to strengthen the consistency of risk consideration in making business decisions.

The board of directors has oversight of the company’s risk management policies with an emphasis on understanding the key enterprise risks affecting the company’s business and the ways in which the company attempts to prudently mitigate such risks, to the extent reasonably practicable and consistent with the company’s long-term strategies. Periodically, the chief risk officer presents a comprehensive review of the company’s enterprise levels risks and the status of the enterprise risk program to the board of directors. In addition, the chief risk officer periodically presents a review of risk management strategies utilized by the company under its corporate risk policy to the audit committee, which has been delegated primary responsibility for oversight of the company’s risk management practices. The audit committee will also receive updates at other meetings during the year on any particular matters relating to risk controls that management believes needs to be brought to the attention of the committee. In addition, the company conducts an annual risk assessment to determine the extent, if any, to which the company’s compensation programs and practices may create incentives for excessive risk-taking. For a discussion of this assessment, see “Compensation and Risk” on page 55.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the company’s directors, certain of its officers and persons who beneficially own more than 10% of the company’s common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Based solely on the company’s review of copies of such reports, and on written representations from such reporting persons, the company believes that in 2016 all such reporting persons filed the required reports on a timely basis in accordance with Section 16(a).

Ownership of Voting Securities by Certain Beneficial Owners

The following table sets forth, as of March 6, 2017, for Messrs. Hess, Brady, Kean and Goodwillie, and as of December 31, 2016 for the other beneficial owners identified in the table, information as to the ownership of more than 5% of any class of the company’s voting securities by beneficial owners known by the company to hold more than 5% of any such class:

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership(a)	Percent of class
Common Stock	John B. Hess	36,030,508(b)(c)(d)(e)	11.31
	Nicholas F. Brady	19,014,070(b)(c)(f)	5.99
	Thomas H. Kean	25,373,178(b)(c)(d)(g)	8.00
	Eugene W. Goodwillie, Jr.	29,419,797(b)(c)(d)(e)	9.27
	c/o Hess Corporation 1185 Avenue of the Americas New York, New York 10036
	BlackRock, Inc.	27,991,863(h)	8.80
	55 East 52nd Street New York, New York 10055
	T. Rowe Price Associates, Inc.	19,195,952(i)	6.00
	100 E. Pratt Street Baltimore, MD 21202
	Elliott Associates, L.P.	18,800,000(j)	5.94
	40 West 57th Street, 30th Floor New York, New York 10019
	The Vanguard Group	18,164,607(k)	5.73
	100 Vanguard Blvd. Malvern, PA 19355
	State Street Corporation	17,339,387(l)	5.48
	One Lincoln Street Boston, MA 02111
(a)

The individual amounts and percentages shown for Messrs. Hess, Brady, Kean and Goodwillie should not be added because they reflect shared beneficial ownership. Information with respect to Elliott Associates, L.P. was obtained from a Schedule 13G/A filed by such person with the SEC on February 14, 2017. Information with respect to The Vanguard Group was obtained from a Schedule 13G filed by such person with the SEC on February 13, 2017. Information with respect to State Street Corporation and T. Rowe Price Associates, Inc. were obtained from Schedules 13G/A filed by such persons with the SEC on February 7, 2017. Information with respect to BlackRock, Inc. was obtained from a Schedule 13G/A filed by such person with the SEC on January 24, 2017.

(b)

This amount includes 10,079,037 shares held by a charitable lead annuity trust established under the will of Leon Hess. Mr. John B. Hess has sole voting power over the stock held by this trust and shares dispositive power over such stock with Messrs. Brady, Kean and Goodwillie.

(c)

This amount includes 8,817,802 shares held by a limited partnership. Messrs. Hess, Brady, Kean and Goodwillie serve on the management committee of the general partner of this limited partnership and share, inter alia, voting and dispositive power with respect to shares held by the limited partnership.

(d)

This amount includes 6,436,881 shares held by the Hess Foundation, Inc. of which Messrs. Hess, Kean and Goodwillie are directors and as to which Mr. Hess has sole voting power and shares dispositive power with Messrs. Kean and Goodwillie.

(e)	This amount includes:

•	1,860,404 shares owned directly by Mr. Hess, as to which he has sole voting and dispositive power;

•	28,753 shares held by a family liability company controlled by Mr. Hess, as to which Mr. Hess has sole voting power and dispositive power;

•	25,507 shares of restricted stock held in escrow under the company’s incentive plan as to which Mr. Hess has voting but not dispositive power;

•	976,787 shares underlying options to purchase common stock, as to which Mr. Hess has no voting or dispositive power until they are acquired upon exercise of the options;

•	60,089 shares vested in the name of Mr. Hess under the employees’ savings plan as to which he has sole voting and dispositive power;

•

1,008,401 shares held by a trust for the benefit of Mr. Hess, of which he and Mr. Goodwillie are co-trustees, as to which Mr. Hess has sole voting power and shares dispositive power with Mr. Goodwillie;

•

252,399 shares held by six trusts of which Mr. Hess is co-trustee. 121,383 shares of these shares as to which Mr. Hess has sole voting and shares dispositive power with Mr. Goodwillie; 65,466 shares representing shares of common stock issuable upon conversion of the company’s mandatory convertible preferred stock, as to which upon conversion of the preferred stock, Mr. Hess will have sole voting power and share dispositive power with Mr. Goodwillie; and the remaining 65,550 shares as to which he shares voting and dispositive power;

•

2,371,878 shares held by Mr. Hess’s siblings or their children, or by trusts for the benefit of Mr. Hess’s siblings or their children, as to which Mr. Hess has sole voting power pursuant to shareholders agreements among Mr. Hess and his siblings or their children and as to 1,182,976 shares of which he shares dispositive power pursuant to a shareholders agreement among Mr. Hess and a sibling and others;

•	1,008,402 shares held by a trust for the benefit of Mr. Hess’ sibling, of which Mr. Hess has sole voting and shared dispositive power;

•

2,885,946 shares held by trusts as to which Mr. Hess has sole voting power and as to which Mr. Goodwillie shares dispositive power. 996,720 of these shares have been pledged by certain of the trusts to secure bank loans. Mr. Hess is not a trustee of these trusts and has no financial or economic interest in the shares pledged by the trusts; and

•

218,222 shares beneficially owned by Mr. Hess, which represent shares of common stock issuable upon conversion of the company’s mandatory convertible preferred stock; as to which Mr. Hess will have sole voting and dispositive power upon conversion.

(f)

This amount includes 112,248 shares held directly by Mr. Brady, as to which he has sole voting and dispositive power. This amount also includes 4,983 shares held by a trust of which Mr. Brady is a co-trustee as to which Mr. Brady shares voting and dispositive power.

(g)	This amount includes 39,458 shares held directly by Mr. Kean, as to which he has sole voting and dispositive power.

(h)

This amount includes (w) 25,170,449 shares over which Blackrock, Inc. has sole voting power, (x) 27,963,108 shares over which BlackRock, Inc. has sole dispositive power and (y) 28,755 shares over which Blackrock, Inc. has shared voting and dispositive power. The shares are held by subsidiaries of Blackrock, Inc.

(i)

This amount includes (w) 6,014,648 shares over which T. Rowe Price Associates, Inc. has sole voting power and (x) 19,165,552 shares over which T. Rowe Price Associates, Inc. has sole dispositive power.

(j)

This amount includes (x) 6,016,000 shares, held by Elliott Associates, L.P., which has sole voting and dispositive power with respect to such shares and (y) 12,784,000 shares collectively held by Elliott International, L.P. and Elliott International Capital Advisors, Inc., both of which share voting and dispositive power of such shares.

(k)

This amount includes (w) 433,431 shares over which The Vanguard Group has sole voting power, (x) 17,689,815 shares over which The Vanguard Group has sole dispositive power, (y) 48,187 shares over which The Vanguard Group has shared voting power and (z) 474,792 shares over which The Vanguard Group has shared dispositive power.

(l)

This amount includes (w) 17,339,387 shares over which State Street Corporation has shared voting power and (x) 17,339,387 shares over which State Street Corporation has shared dispositive power. The shares are held by subsidiaries of State Street Corporation.

Ownership of Equity Securities by Management

The table below sets forth as to each director, nominee and named executive officer, and all directors, nominees and executive officers as a group, information regarding their ownership of equity securities of the company on March 6, 2017. The persons listed below have sole voting and investment power as to all shares indicated except as set forth in the footnotes to the table. Where no information appears in the column “Percent of outstanding shares of common stock owned,” the securities held represent less than 1% of the common stock outstanding.

Name	Total number of shares beneficially owned and nature of beneficial ownership(a)		Percent of outstanding shares of common stock owned	Of total number of shares beneficially owned, number of option shares
Rodney F. Chase	48,491		—	—
Terrence J. Checki	11,029		—	—
Leonard S. Coleman	4,486		—	—
Timothy B. Goodell	284,648		—	191,331
John B. Hess	36,030,508	(b)	11.31	976,787
Gregory P. Hill	275,709		—	194,110
Edith E. Holiday	47,394		—	—
Risa Lavizzo-Mourey	36,193		—	—
Marc Lipschultz	3,637		—	—
David McManus	22,983		—	—
Kevin O. Meyers	20,924		—	—
John H. Mullin III	66,495		—	—
James H. Quigley	14,444		—	—
Fredric G. Reynolds	28,491		—	—
John P. Rielly	429,098		—	224,931
William G. Schrader	15,491		—	—
Michael R. Turner	202,852		—	106,496
All directors and executive officers as a group (20 persons)	37,662,509		11.80	1,730,371
(a)

These figures include 60,089 shares vested in the name of Mr. Hess, 4,423 shares vested in the name of Mr. Rielly and 64,512 shares vested for all executive officers and directors as a group under the employees’ savings plan as to which these individuals and the group have voting and dispositive power. These amounts also include 20,882 shares held in escrow under the second amended and restated 1995 LTI plan or the 2008 LTI plan, as amended, or both, for Mr. Goodell, 25,507 shares held in escrow under these plans for Mr. Hess, 49,333 shares held in escrow under these plans for Mr. Hill, 20,882 shares held in escrow under the these plans for Mr. Rielly, 33,596 shares held in escrow under these plans for Mr. Turner and 220,494 shares held in escrow under these plans for all executive officers and directors as a group. As to these shares, these individuals and the group have voting power but not dispositive power. Holders of stock options do not have the right to vote or any other right of a stockholder with respect to shares of common stock underlying such options until they are exercised. These amounts also include 1,901 shares beneficially owned by Ms. Holiday, 218,222 shares beneficially owned by Mr. Hess, 4,364 shares beneficially owned by Mr. McManus and 1,901 shares beneficially owned by Dr. Meyers, which represent shares of common stock issuable upon conversion of the company’s mandatory convertible preferred stock.

(b)	See footnotes (b), (c), (d) and (e) to the table under the caption “Ownership of Voting Securities by Certain Beneficial Owners.”

Director Compensation

The following table shows compensation for services rendered by our non-employee directors during 2016.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation(2) ($)	Total ($)
Chase, Rodney F	150,000	175,072	16,813	341,885
Checki, Terrence J.	131,667	175,072	192	306,930
Coleman, Leonard S.	34,375	50,879	—	85,254
Golub, Harvey	40,000	59,728	192	99,920
Holiday, Edith E.	130,000	175,072	192	305,264
Lavizzo-Mourey, Risa	126,667	175,072	192	301,930
Lipschultz, Marc S.	7,174	12,100	—	19,274
McManus, David	125,000	175,072	192	300,264
Meyers, Kevin O.	143,297	175,072	192	318,560
Mullin III, John H.	126,667	175,072	994	302,733
Quigley, James H.	290,833	175,072	16,813	482,718
Reynolds, Fredric G.	155,000	175,072	994	331,066
Schrader, William G.	140,000	175,072	994	316,066
Williams, Mark R.	51,667	29,621	32	81,319
Wilson, Robert N.	43,333	59,728	192	103,253
(1)

Stock awards consist of 3,960 common shares granted to non-employee directors on March 1, 2016, which were fully vested on the grant date. The aggregate grant date value for 2016 stock awards was computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). Messrs. Coleman and Lipschultz received pro-rated awards based on their start dates as directors, on September 7, 2016 and December 7, 2016, respectively, which equaled 1,083 common shares and 234 common shares, respectively. Messrs. Williams, Wilson and Golub received pro-rated awards based on their departure dates as directors, which equaled 1,351 common shares for Messrs. Wilson and Golub and 670 common shares for Mr. Williams.

(2)

Amounts in this column consist of annual life insurance premiums for each director and, (i) for Messrs. Chase and Quigley, $16,813 in medical and dental benefits and, (ii) for Messrs. Mullin, Reynolds and Schrader, $802 in dental benefits.

Each director who was not an employee of the company or any of its subsidiaries receives an annual cash retainer of $110,000 for membership on the board of directors and the independent chairman of the board receives an additional annual cash retainer of $185,000. Directors receive an additional annual cash fee of $25,000 for service on the audit committee and $10,000 for service on each of the other committees of the board of directors on which such director serves. The chairperson of the audit committee receives an annual cash fee of $30,000 and the chairperson of each of the other board committees receives an annual cash fee of $15,000. In addition, each non-employee director receives shares of fully vested common stock constituting approximately $175,000 in value on the date of award. These awards are made from shares purchased by the company in the open market. For 2016, Mr. Quigley, Mr. Checki, Mr. Mullin, Mr. Reynolds, Dr. Lavizzo-Mourey and Dr. Meyers received pro-rated committee retainers based on their length of service on the board committees in 2016.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) explains the key elements of our executive compensation program and 2016 compensation decisions for our named executive officers (“NEOs”). The compensation and management development committee of our board of directors (the “compensation committee” or the “committee”), with input from its independent compensation consultant, oversees these programs and determines compensation for our NEOs.

For fiscal year 2016, our NEOs were:

•	John B. Hess, Chief Executive Officer (“CEO”)

•	Gregory P. Hill, Chief Operating Officer (“COO”) and President of Exploration and Production

•	Timothy B. Goodell, Senior Vice President, General Counsel and Corporate Secretary

•	John P. Rielly, Senior Vice President and Chief Financial Officer (“CFO”)

•	Michael R. Turner, Senior Vice President, Global Production

CD&A Table of Contents

Executive Summary	page 27
2016 Say on Pay Vote Result and Ongoing Stockholder Engagement	page 33
Total Compensation – Objectives, Philosophy and Key Practices	page 33
2016 Total Direct Compensation	page 34
Peer Group	page 41
Process for Determining Compensation and Role of Compensation Consultants	page 41
Additional Information	page 42
Compensation Committee Report	page 45

Executive Summary

Summary of Hess’ Business. We are a leading global independent energy company engaged in the exploration and production of crude oil and natural gas. In response to the low oil price environment over the last two years, we maintained our disciplined approach to investing in our growth projects while maintaining a strong balance sheet and liquidity position. As a result of this capital discipline, we entered 2017 in a position of strength, well placed to capitalize on opportunities to deliver improving returns and value to our stockholders as commodity prices improve.

Strategy. Our strategy is to maintain a portfolio that is balanced between onshore and offshore, unconventional and conventional, and U.S. and international, allocating capital for the best long-term value and risk-adjusted returns. This portfolio provides an attractive mix of short-

and long-cycle investment opportunities that support our production growth. Our growth trajectory is underpinned by four key areas:

•	The Bakken: We have a leadership position in the play and plan to go from two to six rigs over the course of 2017.

•	Offshore developments: Expected to add a combined 35,000 boepd of net production, including:

•	North Malay Basin, which is expected to begin production in 2017

•	Stampede in the Gulf of Mexico, which is expected to begin production in 2018

•

Exploration: The Liza discovery in the Stabroek block offshore Guyana has been confirmed as one of the largest oil discoveries of the past decade. A second significant oil discovery in the Stabroek block was confirmed at the Payara prospect.

Sustainability risks, including climate change, are reviewed by our board of directors and taken into account in formulating our company strategy. Our board of directors regularly reviews and actively challenges management on our strategy and is fully supportive of the strategy and of its implementation by management.

Compensation Actions to Recognize Commodity Price Environment. Given the recent low oil price environment and our disciplined approach to executive compensation, the compensation and management development committee approved and certified the following compensation actions for 2016:

•	held flat salaries for our NEOs since 2014;

•	paid out annual incentive plan at 93.5%, which was below target for the second consecutive year;

•

held flat annual incentive plan targets for all but one NEO in 2016, whose annual incentive plan target was increased due to a significant increase in his job responsibilities (which also included a special, one-time restricted stock award);

•	reduced grant date values of long-term incentive awards in 2016 by 15% from 2015 levels; and

•	paid out 2014-2016 PSUs at 67% given our relative TSR versus peers.

2016 Corporate Performance. We achieved strong operating performance in 2016, even as we reduced activity, by driving operating efficiencies, significantly reducing cash operating costs, advancing developments and achieving exploration success. Select operating highlights are included in the following table:

2016 Corporate Performance Highlights

Operating Efficiency / Cost Reduction

•  Successfully increased our standard Bakken well design to a 50 stage completion design, increasing production efficiency and estimated ultimate recovery

•  Continued to drive down Bakken drilling and completion costs per operated well to $4.8 million in 2016 compared to $5.8 million in 2015, by leveraging lean manufacturing practices

•  Reduced 2016 E&P capital and exploratory expenditures by 54% compared to 2015

•  Reduced enterprise overhead and costs

Finance

•  $2.7 billion of cash on our balance sheet and total liquidity including available committed credit facilities of $7.3 billion at year-end 2016

•  Improved liquidity by raising $1.6 billion through public equity offerings in early 2016

•  Completed debt refinancing, by issuing $1.5 billion of senior notes to replace higher-coupon bonds and near-term maturities

Exploration

•  Achieved a reserve replacement ratio of 119% at a finding and development cost of approximately $13 per boe

•  Significant additional discoveries at the Liza and Payara prospects in the Stabroek block offshore Guyana

Developments

•  Continued development of North Malay Basin project in Malaysia, with first production targeted for third quarter 2017

•  Continued development of Stampede project in the Gulf of Mexico, with first production targeted for 2018

Summary of Hess’ 2016 Executive Compensation Program

Compensation Philosophy

•  Generally, we target total direct compensation (salary, annual incentive and long-term incentives) within a competitive range of market median.

•  Sustained performance may be recognized in individual pay components, and pay will vary above or below target based primarily on enterprise and, to a lesser degree, individual performance outcomes.

•  Annual incentive plan provides greater emphasis on formulaic enterprise results and decreased weighting on individual results.

•  Long-term incentives are delivered using different types of awards to balance both absolute stock price performance and stock price performance relative to peers, over varying time horizons, and retention considerations.

•  Mix of long-term awards is heavily performance-contingent (80% to 100%), based on grant date target value.

Compensation Element	2016 Result
Base Salary • Fixed rate of pay	Base salaries held flat. No increase for NEOs since 2014
Annual Incentive Plan (“AIP”)	Enterprise Result was 93.5% of target

•  Payout from 0%-200% of target

•  Payout based on enterprise performance factor (0%-175% of target) and an individual performance modifier of 0% to +25% of target

•  2016 Enterprise performance metrics included:

1. Environment, health and safety

2. Exploration resource additions

3. Production

4. Controllable operated cash costs

5. E&P capital and exploratory spend

6. Cash return on capital employed

• Individual modifiers for all NEOs resulted in no adjustment to enterprise results, as described on page 36

Long-term Incentives (“LTI”)

•  60% Performance Share Units (“PSUs”) (70% for CEO); payout from 0%-200% of target

•  20% Stock Options (30% for CEO); stock price must appreciate for any value to be realized

•  20% Restricted Stock (0% for CEO); vesting occurs after three years

Reduced grant date value of 2016 awards by 15% compared to 2015 grant date value to reflect commodity price environment and to manage share utilization

•  PSUs at-risk based on three-year relative TSR performance compared to peers

•  Payout of PSUs for the 2014-16 performance period was 67% of target, given our relative TSR performance

2014 PSU Award Payout. As described below under “LTI Program Structure,” long-term incentive compensation is an important tool to support execution of our long-term business strategy, which is particularly important in capital-intensive industries such as ours, and represents the largest portion of each executive officer’s target total direct compensation package. In 2014, 60% to 70% of LTI awarded to our NEOs was in the form of PSUs, for which the potential payout ranges from 0% to 200% and thresholds are predetermined at the time of grant, depending upon the company’s TSR compared with that of our peer companies over a three year period. The committee certified performance results with respect to the 2014 to 2016 performance period in February 2017 and determined that 67% of PSUs were earned with respect to the 2014 award to be paid out in 2017, illustrating close alignment with the company’s stock performance.

Pay Mix. The majority of NEO compensation is variable. For our CEO and other NEOs, approximately 90% and 80%, respectively, on average, of 2016 target total direct compensation was variable. Variable pay directly ties each NEO’s pay to company performance outcomes, including financial results, operational results, strategic initiatives, and stock price performance. In early 2016, the committee approved certain changes to the long-term incentive mix for Mr. Hess to eliminate the restricted stock component from his long-term incentive compensation and to increase the PSU component and the stock option component of his long-term incentive compensation to 70% and 30%, respectively. As a result, 100% of Mr. Hess’ long term incentive compensation is performance-contingent, further aligning Mr. Hess’ total compensation with the company’s long-term performance. For 2016, the committee reduced grant date value of long-term incentive awards for each of our NEOs, including Mr. Hess, by 15% compared to 2015 levels. For 2017, the committee reduced the grant date value of long-term incentive awards for Mr. Hess by 10% from his target.

Pay vs. Performance Alignment (Realizable Compensation). A comparison of realizable pay to target pay, based on the grant date opportunity, and TSR illustrates how performance outcomes have impacted pay over time. The graph below shows the average realizable pay of the CEO for each of the three-year periods ending December 31, 2014, 2015 and 2016 and the correlation with the indexed TSR of Hess common stock. As shown below, realizable CEO compensation is sensitive to TSR, thereby illustrating meaningful alignment with stockholder interests.

(1)

Grant date opportunity reflects the average of salary, target cash bonus, and grant date fair market value of equity awards, as reported in the Grants of Plan-Based Awards Table, for each respective year.

(2)

Realizable pay reflects the average of salary, actual cash bonus, and the intrinsic value of stock options, the market value of restricted stock, and the market value of PSUs (tracking actual performance), in each case awarded in each of these three-year periods. Stock options, restricted stock, and PSUs are valued at year end 2014, 2015 and 2016 closing prices of common stock.

(3)

For more information on total compensation as calculated under SEC rules, see the narrative and notes accompanying the Summary Compensation Table on page 46. The amounts reported as realizable compensation differs substantially from the amounts reported as total compensation in the Summary Compensation Table and is not a substitute for those amounts.

2016 Say on Pay Vote Result and Ongoing Stockholder Engagement

At our 2016 annual meeting of stockholders, over 96% of votes present and entitled to vote supported Hess’ executive compensation program. While we view this as an affirmation of our current pay practices, we regularly engage stockholders to discuss a variety of aspects of our business and welcome ongoing stockholder input and feedback. The “say on pay” vote serves as an additional tool to guide the board and the committee in ensuring alignment of our executive compensation programs with stockholder interests.

Specifically, we engage with our stockholders in order to ensure we fully understand the factors they consider to be the most important when evaluating our executive compensation program. During 2016, our CEO and other members of senior management conducted a broad outreach effort which included over 300 meetings with institutional investors representing—in the aggregate—over 65% of our outstanding shares. The purpose of this outreach was to discuss and solicit stockholder views on our strategy, business plan, corporate governance and other matters of concern, including executive compensation.

Total Compensation – Objectives, Philosophy and Key Practices

Objectives. The objective of our executive compensation program is to attract and retain talented executives and motivate them to achieve our business goals through a combination of cash and stock-based compensation. The principal elements of an executive’s total compensation consist of:

•	base salary,

•	annual incentive, and

•	long-term incentives.

We also review other elements of compensation, including retirement benefits, health and welfare plans and other benefits offered to employees generally in order to evaluate the entire compensation package offered to executives.

Compensation Philosophy. Generally, we target total direct compensation (salary, annual incentive and long-term incentives) within a competitive range of market median. Sustained performance may be recognized in individual pay components, and pay will vary above or below target based primarily on actual enterprise performance and, to a lesser degree, individual performance. Variations in total direct compensation among the NEOs reflect differences in competitive pay for their respective positions as well as the size and complexity of the groups or functions they oversee, the performance of those groups or functions, and individual performance. The committee also considers market conditions in our industry when making compensation decisions.

Key Compensation Practices. Key executive compensation practices are summarized below. We believe these practices promote alignment with the interests of our stockholders.

What We Do
✓	Directly link pay to performance outcomes, operational results and stockholder returns
✓	Engage in ongoing dialogue with stockholders to incorporate feedback into our compensation programs
✓	Target total direct compensation (base salary / annual incentive / long-term incentives) within a competitive range of market median
✓	Use a structured approach to CEO performance evaluation and related compensation decisions
✓	Maintain a cap on CEO incentive compensation payments
✓	Emphasize a culture of safety (a weighted metric in the bonus program for all employees)
✓	Maintain stock ownership guidelines for senior executives
✓	Design compensation plans with provisions to mitigate undue risk
✓	Double-trigger change-in-control severance benefits
✓	Maintain a compensation clawback policy, which includes recoupment and forfeiture provisions
✓	Have an anti-hedging policy and an anti-pledging policy for all executives
✓	Employ best-practice share counting and review share utilization annually
✓	De minimis perquisites for executives
✓	Offer executives the same health and welfare benefit and savings plans as other salaried employees
✓	Devote significant time to management succession and leadership development efforts
✓	Include criteria in incentive compensation plans to maximize tax deductibility
✓	Retain an independent compensation consultant to advise the committee

What We Don’t Do

X	No employment contracts for NEOs
X	No payment of dividends or dividend equivalents on unearned restricted shares or PSUs
X	No excise tax gross-ups in new change-in-control agreements since 2010
X	No re-pricing of underwater stock options without stockholder approval
X	No excessive severance or change in control benefits

2016 Total Direct Compensation

We structure NEO total direct compensation so that the majority is delivered in the form of long-term incentive awards, in order to provide incentives to work toward growth of long-term profitability that will enhance stockholder returns. We also structure NEOs’ cash compensation so that a significant portion is at risk under the company’s annual incentive plan, payable primarily based on enterprise results, and to a lesser degree individual performance. We further detail each component of total direct compensation below.

Base Salary. We review base salaries annually, but we do not necessarily make adjustments to NEO salaries each year. In determining base salary levels for executive officers, the committee considers the following qualitative and quantitative factors: job level and responsibilities, relevant experience, individual performance, recent corporate and business unit performance, internal equity and our objective of paying competitive total direct compensation if performance is met.

From time to time base salaries may be adjusted other than as a result of an annual review in order to address competitive pressures or in connection with a promotion. Given the lower oil price environment, we have held salaries flat for our NEOs and other senior executives since 2014.

Name	Salary
	2016	2015	% Increase 2015-2016
Hess, John B. CEO	$1,500,000	$1,500,000	0.0%
Hill, Gregory P. COO & President of E&P	$1,100,000	$1,100,000	0.0%
Goodell, Timothy B. SVP, General Counsel & Corporate Secretary	$ 750,000	$ 750,000	0.0%
Rielly, John P SVP & Chief Financial Officer	$ 775,000	$ 775,000	0.0%
Turner, Michael R. SVP, Global Production	$ 575,000	$ 575,000	0.0%

Annual Incentive Plan (“AIP”). We establish an annual incentive target for each executive officer based upon his or her position within the company, corresponding responsibilities and competitive annual incentive opportunity for similar positions in other companies. Payouts are in cash and may range from 0% to 200% of the target annual incentive opportunity based on actual enterprise and individual performance outcomes. Annual incentive targets for our NEOs and other senior executives were held flat for the last three years, except for Mr. Turner, whose annual incentive target for 2016 was increased from 50% to 60% of salary due to a significant increase in his job responsibilities.

Name	2016 Annual Incentive Plan Opportunity ($)
	Minimum (0% of target)	Target (100% of target)	Maximum (200% of target)
Hess, John B. CEO	$0	$2,250,000 (150% of salary)	$4,500,000
Hill, Gregory P. COO & President of E&P	$0	$1,430,000 (130% of salary)	$2,860,000
Goodell, Timothy B. SVP, General Counsel & Corporate Secretary	$0	$700,000 (93% of salary)	$1,400,000
Rielly, John P. SVP & Chief Financial Officer	$0	$700,000 (90% of salary)	$1,400,000
Turner, Michael R. SVP, Global Production	$0	$345,000 (60% of salary)	$690,000

2016 AIP Design. The AIP payout for executive officers is primarily determined based on enterprise performance results that align with the company’s business strategy.

2016 Enterprise Metrics	Weighting
Production	20%
Environment, Health & Safety (“EHS”)	20%
Capital and Exploratory Spend	20%
Controllable Operated Cash Costs	20%
Cash Return on Capital Employed	10%
Exploration Resource Additions	10%
Total	100%

The enterprise metrics are selected each year to reflect the core operating functions of our management team through the business cycle, and approved by the committee. Payouts under the AIP depend on enterprise performance results, and payouts can range from 0% to 175% of target. An individual performance multiplier can reduce the annual incentive payout down to zero or increase it by up to 25% of target based on actual individual performance results measured against pre-defined individual performance goals. There will be no payout associated with an enterprise metric if the threshold level for the metric is not achieved. The payout is capped at 200% of the target award.

Illustration of 2016 AIP Design

Actual Cash Incentive Awards. The following table shows actual performance as a percent of target based on the 2016 results for each component of the AIP, and the actual cash incentive award for each NEO. The following discussion explains how the payouts for each component were determined.

Name	2016 Target Cash Incentive Opportunity	X 2016 Enterprise Performance as % of Target	X 2016 Individual Performance Modifier	= Combined	2016 Actual Cash Incentive Award
Hess, John B. CEO	$2,250,000	93.5%	No adjustment		$2,103,800
Hill, Gregory P. COO & President of E&P	$1,430,000	93.5%	No adjustment		$1,337,100
Goodell, Timothy B. SVP, General Counsel & Corporate Secretary	$700,000	93.5%	No adjustment		$654,500
Rielly, John P. SVP & Chief Financial Officer	$700,000	93.5%	No adjustment		$654,500
Turner, Michael R. SVP, Global Production	$345,000	93.5%	No adjustment		$322,600

2016 Enterprise Performance Metrics. The following table details our 2016 goals for enterprise performance metrics and actual results.

2016 Metric	Rationale for Use	2016 Threshold /Target/ Maximum	2016 Result	Metric Payout
Production	• Aligned to growth • Primary output of E&P investments	330/340/350 (MBOEPD)	321	0%
Environment, Health & Safety (4 measures)	• Protects employees, contractors, communities, reputation and ensures safe operations	Varies by measure(1)		147%
Capital and Exploratory Spend	• Aligned to sustainability and profitability	$2,740/$2,600/$2,465 ($MM)	$2,154	175%
Controllable Operated Cash Costs	• Management of expenses to maximize cash margin • Controllable component of cash margin	$1,625/$1,545/$1,465 ($MM)	$1,620	29%
Cash Return on Capital Employed	• Measure company’s use of capital	2/5/8 (%)	3.6%	58%
Exploration Resource Additions	• Aligned to sustainability • Aligned to growth	50%/Budget/200%(2)	Maximum	175%
(1) Includes 4 metrics (equally weighted): Integrity Critical Equipment (ICE) performance standard implementation, high potential incident rate for safety and environmental and asset integrity assessments. (2) Accounting for a target weighting of 10% of the overall enterprise metrics, target performance goal reflects risked, net entitlement volumes for wells drilled in 2016. Performance above target required exceptional results and caused a payout above target.			Total:	93.5%

Assessment of Individual Performance. We assess individual performance based on goals set at the beginning of each year, specific to each NEO. Following year end, achievement of these pre-defined individual goals is assessed. The CEO conducts performance reviews for the other NEOs and makes compensation recommendations to the committee based on these reviews, with the committee making the final determination. The committee reviews the CEO’s attainment of his individual performance objectives. This individual performance assessment for each NEO determines the modifier used (if any) to influence the final payout of their annual incentive award. This review can also influence the grant date value of LTI compensation and base salary adjustments for the subsequent year. The target LTI value for any NEO can be adjusted down to zero or increased by up to +25%, given the result of each individual performance assessment.

In March 2016, the committee approved the individual objectives for our CEO and for other NEOs. None of the objectives had any specific weighting and are intended to be used together with other information the committee determines relevant to develop a holistic evaluation of individual performance.

In the first quarter of 2017, the committee evaluated 2016 performance for each NEO against, among other factors, the approved individual objectives. For Mr. Hess, the committee reviewed and considered his 2016 performance self-assessment. For each of the other NEOs, the committee reviewed their respective 2016 performance self-assessments, and considered Mr. Hess’ recommendation and summary of each other NEO’s performance.

Specific items considered by the committee in its assessment of individual performance of our CEO are outlined below. After evaluating Mr. Hess’ performance against these criteria, the committee concluded that his 2016 performance met or exceeded expectations.

Performance vs. Goals for our Chief Executive Officer

Strategic Initiatives:

•  Announced world class oil discovery of Liza Field in Guyana

•  Additional significant discovery at the Payara well in Guyana

•  Successful equity offering enhanced balance sheet and provided funding for development and exploration growth projects

•  Successful debt refinancing significantly improved liquidity

•  Completed organization review to improve efficiency and reduce costs

Annual Operational Goals:

•  Delivered capital spend $500 million under budget

•  Exceeded exploration resource addition goal

•  Bakken production of 105,000 boepd was at upper end of target; total production was below target due to valve failures in the Gulf of Mexico

•  Environment, Health and Safety results generally exceeded expectations

Relative Performance: • Second quartile 3-year TSR performance
Corporate Reputation and Relationship Building:

•  Advanced Hess’ interests as a spokesperson for the industry, including speaking at CERA Week, Oil & Money Conference, PIRA’s Executive Energy Conference, and the Oslo Energy Forum

•  Maintained strong dialogue with investors and participated in over 300 investor meetings

•  Maintained strong relationships with key industry CEOs and government officials on corporate and industry issues

Messrs. Hill, Goodell, Rielly and Turner contributed to the positive outcomes listed above. In addition, specific to each individual, the committee considered, among other things, the items listed below for each individual, as well as input from the CEO and other members of the board of directors.

Mr. Hill delivered key business targets and major milestones set forth in his performance goals. He oversaw the changes to our portfolio strategy given the low price environment, stewarded the recent organizational restructuring, achieved significant cost reductions across multiple areas, and championed improvements in safety. Mr. Hill was also instrumental in achieving our reported exploration successes in Guyana and represented the company at various investor and industry conferences.

Mr. Goodell delivered key business targets as set forth in his performance goals. He oversaw the legal function’s preparation for the successful equity and debt refinancing transaction, assisted with the cost reduction efforts and organizational restructuring and oversaw the company’s legal, compliance, governance, government relations, communications and community relations activities. Mr. Goodell is a key advisor on the initial public offering of the MLP and is responsible for our legal strategy regarding compliance, governance and litigation matters.

Mr. Rielly delivered key business targets as set forth in his performance goals. He played a key role in our successful equity issuance and debt refinancing transactions which enhanced our balance sheet strength and reduced refinancing risk. He continued to advance the MLP’s organizational capability and business structure in preparation for its initial public offering. He worked extensively on our cost reduction efforts, strengthened our talent capability and participated in our investor marketing efforts.

Mr. Turner delivered key business targets as set forth in his performance goals. He assumed the role of Senior Vice President, Global Production with responsibility for all onshore and offshore operations globally. He restructured his organization to achieve synergies across the assets and achieved milestone performance in the areas of safety, environment and key operational measures.

After reviewing the 2016 pre-defined individual performance goals and considering the current low oil and gas price environment, the committee determined to make no individual adjustment to annual incentive payments for any of the NEOs. The committee determined this action was appropriate despite the company having a strong performance year and each individual meeting individual performance expectations.

LTI Program Structure. Long-term Incentive (“LTI”) compensation is an important tool to drive behavior that supports our long-term business strategy goals. LTI compensation is also an important retention tool and aligns employees with stockholder interests. As a result, LTI compensation represents the largest portion of each executive officer’s target total direct compensation package. For 2016, the committee considered stockholder feedback, the typical time horizons of investment decisions for Hess’ business and industry, the current commodity price environment, the current performance metric for PSUs and market practice and determined that an emphasis on performance-based LTI is preferred. As a result, the committee approved changes to the long term incentive mix for Mr. Hess to eliminate restricted stock and link 100% of Mr. Hess’ target LTI compensation to performance.

2016 CEO				2016 NEOs
LTI Vehicle	Weighting			LTI Vehicle	Weighting

PSUs Stock Options Restricted Stock	70% 30% 0%	}	100% performance-contingent	PSUs Stock Options Restricted Stock	60% 20% 20%	}	80% performance-contingent; 100% subject to share price performance

For 2016, 70% of Mr. Hess’ target LTI award was in the form of PSUs and 30% in the form of stock options. The committee determined to maintain the long-term incentive mix for the company’s other NEOs for 2016. For such NEOs, 80% of the target LTI compensation will be performance-contingent, with 60% in the form of PSUs, 20% in the form of stock options and the remaining 20% in the form of restricted stock. Payout of PSUs is contingent upon the company’s TSR compared with that of our peer companies, identified below, over a three-year period. In addition, our TSR must be positive during the three-year performance period for payout to exceed target, even if the company outperforms peers. Use of stock options, which remain exercisable for ten years, is supported by the company’s capital intensive industry, where the time horizon for investment decisions often extends over many years. Stock options, which only provide value upon absolute stock price appreciation, also reinforce a balance between relative and absolute stock price performance goals, given PSU payout is primarily based on relative TSR. Restricted stock promotes retention and aligns long-term interests of employees and stockholders.

2016 Grant Levels. In light of the commodity price environment, the committee reduced grant date values of long term incentive awards to NEOs by 15% compared to 2015.

Timing of LTI Awards. In general, awards of restricted stock, stock options and performance share units to the NEOs are made in early March after our financial statements have been audited by our independent public accountants. However, the committee retains discretion to vary the timing of awards as it deems appropriate.

Terms of LTI Awards. Restricted stock awards vest three years from the date of grant. Stock options vest ratably over a three-year period and remain exercisable until ten years after the date of grant. PSUs, if earned, vest after the three-year performance period. We believe these vesting periods are appropriate and are generally consistent with market practice. Generally, all our awards are subject to continued employment.

Shares of restricted stock are entitled to dividend equivalents if and when paid on shares of common stock. Dividends accrued on shares of restricted stock are paid upon vesting. To the extent earned, performance share units will be paid in shares of common stock which will vest and be issued following the end of the performance period. Dividend equivalents for PSUs will only be paid out on earned PSUs, after the performance period.

Value of LTI Awards. We aim to provide long-term awards such that together with total cash compensation, target total direct compensation is within a competitive range of market median. Compensation is intended to vary based on company and individual performance outcomes. The committee bases individual award levels on comparative market data for the executive’s position, award levels of comparably-situated executives, and an assessment of individual potential and performance. In making awards to any individual, the committee does not consider his or her gains made, or failure to achieve gains, on prior restricted stock, stock option or performance share unit awards.

The chart below reflects the payout matrix for the 2016 PSU awards. In defining the PSU payout schedule, the following guiding principles were used: for maximum payout, performance must be approximately top 15% versus our peers; for target payout, performance must exceed median; for threshold payout, approximately 25th percentile must be achieved and no payout is earned for performance below 25th percentile. In addition, as described above, payout can only exceed target if our TSR during the performance measurement period is positive.

(1)	Includes Hess Corporation

Peer Group

The committee reviews compensation data from a comparative group of oil and gas companies to ensure our compensation and benefit programs are competitive within our industry. For 2016, our peer group remained the same and consisted of 12 companies, considering Hess’ relative size and business strategy.

2016 Peer Group – 12 Companies
Anadarko Petroleum Corporation	Continental Resources, Inc.	Murphy Oil Corporation
Apache Corporation	Devon Energy Corporation	Noble Energy, Inc.
Chesapeake Energy Corporation	EOG Resources, Inc.	Occidental Petroleum Corporation
ConocoPhillips	Marathon Oil Corporation	Pioneer National Resources Co.

As discussed above, we generally target total direct compensation (salary, annual incentive and long-term incentives) within a competitive range of market median. Overall, our review found that target total direct compensation of our NEOs was aligned with our executive compensation philosophy.

Process for Determining Compensation and Role of Compensation Consultants

The committee has exclusive authority for approving the compensation of the CEO and the other NEOs. Human resources management, acting under the supervision of the CEO, develops compensation recommendations for all officers and employees, including the NEOs, in accordance with the compensation philosophy and policies more fully described elsewhere in this CD&A.

To assist in its review of the compensation recommendations, in 2016 the committee directly engaged the firm Semler Brossy Consulting Group LLC (“Semler Brossy”) as its independent compensation consultant. Semler Brossy reported exclusively to the committee, which has sole authority to engage, dismiss and approve the terms of engagement of its consultant. During 2016, Semler Brossy did not provide any additional services to the company. The committee assessed the independence of Semler Brossy pursuant to SEC and NYSE rules, and concluded that no conflict of interest concerns exist.

The compensation consultant’s principal responsibility is to advise the committee on compensation recommendations for the NEOs, as well as on general matters relating to executive compensation strategy and programs. The CEO meets with the committee and the compensation consultant to discuss performance objectives and review compensation recommendations for executive officers directly reporting to him, including the other NEOs. Thereafter, the committee meets privately with the independent compensation consultant to review the compensation recommendations. Final decisions on compensation for the NEOs are made solely by the committee.

Additional Information

Other Benefits. We have adopted certain broad-based employee benefit plans in which executive officers are permitted to participate on the same terms as other eligible employees of the company, subject to applicable limits imposed on contributions and benefits under applicable law. Our objective is that the value of these benefits be competitive with what is offered by companies in our peer group. In addition to group life insurance and health and welfare plans, we have a savings plan under which participants can elect to invest (subject to contribution limits imposed by law) up to 25% of pre-tax salary in a variety of funds, one of which invests in our common stock, and the company provides matching contributions up to approximately 8% of pre-tax salary for each participant, which are invested at the discretion of the participant.

Pension Benefits. As explained elsewhere in this proxy statement, all of our employees hired prior to January 1, 2017 are eligible for both a qualified defined benefit pension plan and a non-qualified supplemental plan (the restoration plan referred to in the Pension Benefits table) that provides only the benefits that would otherwise be paid to participants under the qualified pension plan but for limitations imposed by the Internal Revenue Code (the “Code”). The pension program closed to new hires as of January 1, 2017. While benefits from the qualified pension plan are payable as monthly annuities beginning at retirement, benefits from the restoration plan are payable in a single lump sum at first retirement eligibility, but no earlier than six months following termination of employment. The value of the lump sum payment is determined by the benefit formula and various assumptions, including the interest rate which is used to determine the equivalent present value of the amount that would be payable monthly if the restoration plan paid annuities.

Prior to 2010, the committee granted additional years of credited service under our pension restoration plan to Messrs. Hill and Rielly as part of the compensation packages necessary to recruit them. In 2009, the committee gave Mr. Hill credit for ten years of service with his prior employer, upon completion of five years of service with the company. Mr. Hill worked for over 25 years with Royal Dutch Shell plc and its affiliates, most recently in senior executive positions. This agreement was intended to compensate Mr. Hill for the difference between the pension benefits he would have received from his prior employer had he retired from his prior employment at age 60 and the pension benefits he would have received, absent such credited service, under the company’s pension plans for his retirement at the same age. The additional years of service for Mr. Rielly are equal to his service with his prior employer, and his supplemental benefits are offset by his pension benefits from his prior employer. Mr. Rielly had more than 16 years of experience with Ernst & Young LLP. He had a successful career at his prior employer and would have continued to accrue years of service under the pension plan of his prior employer. Again, the committee believed that an award of credited service was necessary to compensate this executive for the loss of pension benefits and to induce him to join the company. In addition, Mr. Turner was granted an additional $1,850,000 lump sum in the pension restoration plan conditional on his reaching age 60 at retirement. This agreement was intended to compensate Mr. Turner for the difference in pension benefits at retirement under the plans of his prior employer, Royal Dutch Shell, and the company’s plans. In the event that the company initiates a termination of employment (other than for cause) prior to that time, a prorated portion of the payment would be due.

Perquisites. The company did not provide perquisites or personal benefits valued at $10,000 or more to any of our NEOs in 2016. While we offer a very limited amount of perquisites and other personal benefits to our NEOs, perquisites are not a material part of our compensation program. The committee periodically reviews the levels of perquisites and other personal benefits provided to our NEOs.

Management Stock Ownership Guidelines. In order to further align the interests of senior management and stockholders, we maintain stock ownership guidelines for corporate officers. The guidelines provide that each corporate officer should attain a specified level of ownership of shares of the company’s common stock equal in value to a multiple of the their base salary within five years of the later of the date of adoption of the guidelines and the officer’s first election to his or her role.

Role	Requirement (multiple of base salary)
Chief Executive Officer	6.0x
Chief Operating Officer	4.0x
Senior Vice Presidents	3.0x
Vice Presidents	1.0x

Our NEOs maintain significant ownership in Hess stock. Mr. Hess, our CEO, beneficially owns approximately 11.31% of our outstanding shares, and among the other NEOs, on average, ownership exceeds seven times base salary. This reflects significant alignment of interests between our NEOs and our stockholders. Currently, shares owned outright by an executive, restricted stock and stock held in an executive’s savings plan account are counted for purposes of determining stock ownership levels. Stock options and unvested performance share units are not counted.

Anti-hedging and Anti-pledging Policies. We do not permit directors or executive officers to trade in equity derivative instruments in order to hedge the economic risks of holding the company’s stock. The purpose of these guidelines is to align the interests, including the economic risk of ownership, of directors, management and stockholders. In addition, we do not permit our executives to pledge shares of company stock in which they have a financial interest.

Recoupment (“Clawback”) Policy. In the event that the company is required to prepare an accounting restatement due to the material noncompliance of the company with any financial reporting requirement under U.S. securities laws, the company has the right to recover from any current or former executive officer (not only NEOs) of the company who received incentive-based compensation (including stock options awarded as compensation) during the three-year period preceding the date on which the company is required to prepare an accounting restatement, based on the erroneous data, in excess of what would have been paid to the executive officer under the accounting restatement. The committee has full authority and discretion to administer this policy and all determinations of the committee are final and binding. This policy operates in addition to any compensation recoupment provided for by law or by the company’s Amended and Restated 2008 Long-Term Incentive Plan, or the proposed 2017 Long-Term Incentive Plan, which will replace the existing plan subject to stockholder approval. The material terms of the 2017 plan are described under “Proposal 5: Approval of the 2017 Long-Term Incentive Plan” on page 61. Once final rules are effective regarding clawback requirements under the Dodd-Frank Act, the company intends to review its compensation recoupment policy and, if necessary, amend such policy to comply with the new mandates.

In addition, in the event of misconduct by an employee that results in material noncompliance with financial reporting requirements, we reserve the right to take all appropriate action to remedy the misconduct, discipline such officer or employee and prevent its recurrence, including (i) termination of employment of such officer or employee and forfeiture of outstanding equity awards, (ii) commencing an action for breach of fiduciary duty and/or (iii) seeking reimbursement of any compensation paid in excess of that which would have been paid in the absence of such noncompliance, either by legal action or by offsetting other amounts owed by the company to such officer or employee to the extent permissible.

Change in Control Agreements. As explained in greater detail elsewhere in this proxy statement, we have change in control agreements with certain executives, including our NEOs, that provide for a lump sum cash payment equal to a multiple of the executive’s compensation, as well as other benefits, if (1) there is a change in control, as defined in the agreements, and (2) the executive is actually or constructively terminated within 24 months following a change in control (“double-trigger”). In view of continuing consolidation within the oil and gas industry, we believe these agreements are necessary to remain competitive with the overall compensation packages afforded by companies in our peer group. We also believe these agreements work to provide security to our executives, many of whom would have key roles in negotiating and implementing a potential change in control transaction, and further align their interests with the best long-term interests of stockholders. In 2010, the committee decided to eliminate “golden parachute” excise tax gross-up provisions from any such agreements entered into in the future. As a result, our change in control agreement with Mr. Turner, which was entered into during 2015, does not contain a tax gross up provision.

Tax Deductibility of Compensation. Tax rules under Section 162(m) of the Code generally limit the deductibility of compensation paid to our NEOs (excluding the CFO) to $1 million during any fiscal year unless such compensation is “performance-based.” In general, the company intends to structure its incentive compensation arrangements in a manner that would comply with these tax rules. The committee reserves the right to pay compensation that may exceed the limits on tax deductibility or not satisfy the performance-based award exception, and therefore would not be deductible, if it determines it is in our and our stockholders’ best interests. Not all amounts paid under our compensation programs necessarily qualify for deductibility. Cash salary in excess of $1 million is not exempt from the limitation, and therefore is not deductible. The tax deductibility of other components of compensation, including the taxable value of executive benefits and perquisites, is potentially limited under current tax rules. In addition, despite the committee’s efforts to structure incentive compensation arrangements in a manner intended to be exempt from Section 162(m) and therefore not subject to its deduction limits, no assurance can be given that the requirements of Section 162(m) will in fact be satisfied.

In 2016, stockholders approved a performance incentive plan for senior officers designed to permit the company to award cash incentive compensation and restricted or deferred stock awards. The plan was designed with the intention that cash incentive compensation and restricted or deferred stock awarded pursuant to the plan will be qualified performance-based compensation and deductible without regard to the limitations otherwise imposed by Section 162(m). The plan is intended to condition and limit participants’ actual awards based on the performance of the company, not to increase awards above the levels that the committee would otherwise approve. Pursuant to current tax rules, the material terms, including the performance goals under the plan, must be approved by stockholders every five years to preserve the deductibility of such compensation under Section 162(m).

Accounting Implications. In designing our compensation and benefit programs, the committee reviews and considers the accounting implications of its decisions, including the accounting treatment of amounts awarded or paid to our executives.

Compensation Committee Report

The compensation and management development committee of the board of directors of the company has reviewed and discussed the Compensation Discussion and Analysis section with management, and based on this review and discussion, the compensation and management development committee recommended to the board of directors that the Compensation Discussion and Analysis section be included in this proxy statement and incorporated by reference into the 2016 annual report on Form 10-K.

Compensation Committee Members:

Risa Lavizzo-Mourey, Chair

Terrence Checki

David McManus

John Mullin

James H. Quigley

Compensation Committee Interlocks and Insider Participation

None of the current members of the compensation and management committee (whose names appear under “Compensation Committee Report”) is, or has ever been, an officer or employee of the company or any of its subsidiaries. In addition, during the last fiscal year, no executive officer of the company served as a member of the board of directors or the compensation committee of any other entity that has one or more executive officers serving on our board of directors or our compensation and management committee.

Summary Compensation Table

The following table sets forth information regarding compensation paid to or accrued for the last three fiscal years to the CEO, the chief financial officer and the three other most highly compensated executive officers, for services in all capacities to the company and its subsidiaries.

Name & Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(1) ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings(4) ($)		All Other Compensation(6) ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)		(i)	(j)
Hess, John B	2016	1,500,000	—	5,655,989	2,423,997	2,103,800	—	(5)	21,546	11,705,332
Chief Executive Officer	2015	1,500,000	—	7,600,040	1,899,996	1,912,500	—	(5)	21,147	12,933,683
	2014	1,500,000	—	7,819,982	1,954,997	3,037,500	8,126,303		20,748	22,459,530
Hill, Gregory P	2016	1,100,000	—	3,213,021	803,252	1,337,100	1,312,091		21,546	7,787,009
President & Chief Operating Officer	2015	1,100,000	—	3,779,970	945,000	1,215,500	1,928,690		21,147	8,990,307
	2014	1,100,000	69,500	4,342,416	1,085,601	1,930,500	2,060,866		20,748	10,609,631
Goodell, Timothy B	2016	750,000	—	1,359,989	340,002	654,500	477,910		21,546	3,603,947
Senior Vice President,	2015	750,000	—	1,600,040	400,008	595,000	460,055		21,147	3,826,250
General Counsel & Corporate Secretary	2014	750,000	—	1,839,969	460,007	945,000	699,231		20,748	4,714,955
Rielly, John P	2016	775,000	—	1,359,989	340,002	654,500	915,589		21,546	4,066,626
Senior Vice President &	2015	775,000	—	1,600,040	400,008	595,000	1,386,029		21,147	4,777,224
Chief Financial Officer	2014	775,000	—	1,839,969	460,007	945,000	1,956,014		20,748	5,996,738
Turner, Michael R	2016	575,000	—	1,849,986	212,505	322,600	362,085		21,546	3,343,722
Senior Vice	2015	575,000	—	1,240,054	310,002	242,300	333,969		21,147	2,722,472
President, Global Production	2014	575,000	15,250	1,400,037	350,013	384,750	499,516		20,748	3,245,313
(1)

The amounts shown in column (d) represent the discretionary component of the cash bonuses, reflecting individual performance, as discussed more fully under “Assessment of Individual Performance” in the Compensation Discussion and Analysis, and the amounts shown in column (g) represent the components of the cash bonuses relating to the attainment of enterprise performance metrics, paid to the NEOs under our Annual Incentive Plan, as discussed more fully in Compensation Discussion and Analysis.

(2)

Represents the aggregate grant date fair value of PSUs and restricted stock computed in accordance with ASC 718. A discussion of the valuation assumptions is in Note 13, Share-Based Compensation, to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2016.

(3)

Represents the aggregate grant date fair value for stock options granted in 2016 computed in accordance with ASC 718. A discussion of the valuation assumptions is in Note 13, Share-Based Compensation, to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2016.

(4)

As described in the Compensation Discussion and Analysis, Hess offers pension benefits to all U.S. employees consisting of the Employee’s Pension Plan (“EPP”) and the Pension Restoration Plan (“PRP”). No change was made to either plan in 2016.

(5)

The Pension Value for Mr. Hess decreased by $199,196 and $1,952,623 during 2016 and 2015, respectively, primarily due to the fact that Mr. Hess had previously met the age and service requirements for unreduced early retirement benefits and remained in employment at Hess and due to the increase in assumed discount rate used to value lump sums in the PRP. The value of the unreduced early retirement benefits decreases with age due to the decrease in life expectancy. The effect of these decreases exceeded the value of benefits earned under the EPP and PRP during 2016.

(6)	Represents matching contributions by the company credited to the NEOs under the company’s employees’ savings plan.

Grants of Plan-Based Awards

On March 1, 2016, the committee established target bonuses and approved awards of performance shares, stock options and restricted stock to the NEOs. The following table sets forth information concerning possible payouts under the AIP and possible payouts under the performance share program made under the incentive plan for 2016 and individual grants of restricted stock and stock options made under the incentive plan for 2016 to each of the NEOs:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (j)	All Other Option Awards: Number of Securities Underlying Options (#) (k)	Exercise Price of Option Awards ($ / Sh) (l)	Grant Date Fair Value of Stock & Option Awards(3)($) (m)
Name (a)	Award Type (b)	Grant Date (c)	Threshold ($) (d)	Target ($) (e)	Maximum ($) (f)	Threshold (#) (g)	Target (#) (h)	Maximum (#) (i)
Hess, John B.	Performance Shares	01-Mar-16				55,945	111,889	223,778				5,655,989
	Stock Options	01-Mar-16								213,945	44.31	2,423,997
	AIP		1,125,000	2,250,000	3,937,500
Hill, Gregory P.	Performance Shares	01-Mar-16				23,836	47,671	95,342				2,409,769
	Restricted Stock	01-Mar-16							18,128			803,252
	Stock Options	01-Mar-16								70,896	44.31	803,252
	AIP		715,000	1,430,000	2,502,500
Goodell, Timothy B.	Performance Shares	01-Mar-16				10,089	20,178	40,356				1,019,998
	Restricted Stock	01-Mar-16							7,673			339,991
	Stock Options	01-Mar-16								30,009	44.31	340,002
	AIP		350,000	700,000	1,225,000
Rielly, John P.	Performance Shares	01-Mar-16				10,089	20,178	40,356				1,019,998
	Restricted Stock	01-Mar-16							7,673			339,991
	Stock Options	01-Mar-16								30,009	44.31	340,002
	AIP		350,000	700,000	1,225,000
Turner, Michael R.	Performance Shares	01-Mar-16				6,306	12,611	25,222				637,486
	Restricted Stock	01-Mar-16							4,796			212,511
	Restricted Stock	04-Aug-16							18,563			999,989
	Stock Options	01-Mar-16								18,756	44.31	212,505
	AIP		172,500	345,000	603,750
(1)

The amount shown in columns (d), (e) and (f) above represent the threshold, target and maximum payouts for the components of the 2016 Hess Annual Incentive Plan relating to the attainment of enterprise performance metrics. “Threshold” represents the lowest payout if the threshold level of performance is achieved for every performance metric. “Maximum” represents a payout at 175% of target. The actual amounts paid for 2016 relating to these components are shown in column (g) of the Summary Compensation Table.

(2)

Relates to PSU awards issued under the Amended and Restated 2008 Long-Term Incentive Plan. Actual payout of shares earned will range from 0 to 200% of the units granted based on the relative performance of the company’s TSR over the three-year performance period ending December 31, 2018, compared with that of 12 peer companies in the company’s peer group on page 41 and payouts, if any, will occur following the three-year performance period. “Target” is the number of PSUs awarded in 2016. “Threshold” represents the lowest possible payout if a payout is made (50% of the units grant).

(3)

The grant date fair value of restricted stock awards is determined by multiplying the number of shares of stock awarded as shown in column (j) by the closing price of the company’s common stock on the date of grant. A discussion of the valuation assumptions is in Note 13, Share-Based Compensation, to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2016. The grant date fair value of PSUs granted is determined by multiplying the number of units granted as shown in column (h) by the fair value of the award as determined by a Monte Carlo valuation model ($50.55). The grant date fair value of Stock Options granted is determined by multiplying the number of options granted by the Black-Scholes Value. A discussion of the valuation assumptions is in Note 13, Share-Based Compensation, to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2016.

Equity awards under the Amended and Restated 2008 Long-Term Incentive Plan are discussed in the “Compensation Discussion and Analysis” under the heading “LTI Program Structure.” Non-equity incentive plan awards are discussed in the “Compensation Discussion and Analysis” under the heading “Annual Incentive Plan.”

Outstanding Equity Awards at Fiscal Year End

The following table shows outstanding equity awards held by the NEOs at the end of the last fiscal year.

					Stock Awards
	Option Awards				Restricted Stock		Performance Share Units
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable(4) (c)	Option Exercise Price ($) (d)	Option Expiration Date (e)	Number of Shares or Units of Stock That Have Not Vested (#)(9) (f)	Market Value of Shares or Units of Stock That Have Not Vested ($)(10) (g)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(h)	Market Value of Shares or Units of Stock That Have Not Vested ($)(15) (i)
Hess, John B	255,000	—	53.20	07-Feb-17	49,838(5)	3,104,409	195,558(11)	12,181,308
	186,000	—	81.85	06-Feb-18
	225,450	—	56.43	04-Feb-19
	208,890	—	60.07	03-Feb-20
	150,930	—	83.88	02-Feb-21
	49,257	24,628(1)	80.35	04-Mar-24
	30,158	60,318(2)	74.49	03-Mar-25
	—	213,945(3)	44,31	01-Mar-26
Hill, Gregory P	37,305	—	60.07	03-Feb-20	44,325(6)	2,761,004	97,054(12)	6,045,494
	62,145	—	83.88	02-Feb-21
	27,352	13,676(1)	80.35	04-Mar-24
	15,000	30,000(2)	74.49	03-Mar-25
	—	70,896(3)	44.31	01-Mar-26
Goodell, Timothy B	66,000	—	56.43	04-Feb-19	18,768(7)	1,169,059	41,097(13)	2,559,932
	49,740	—	60.07	03-Feb-20
	35,505	—	83.88	02-Feb-21
	11,590	5,795(1)	80.35	04-Mar-24
	6,349	12,669(2)	74.49	03-Mar-25
	—	30,009(3)	44.31	01-Mar-26
Rielly, John P	57,000	—	53.20	07-Feb-17	18,768(7)	1,169,059	41,097(13)	2,559,932
	45,000	—	81.85	06-Feb-18
	54,600	—	56.43	04-Feb-19
	49,740	—	60.07	03-Feb-20
	35,505	—	83.88	02-Feb-21
	11,590	5,795(1)	80.35	04-Mar-24
	6,349	12,669(2)	74.49	03-Mar-25
	—	30,009(3)	44.31	01-Mar-26
Turner, Michael R	25,170	—	59.17	05-Jun-19	31,877(8)	1,985,618	30,121(14)	1,876,237
	30,345	—	60.07	03-Feb-20
	21,660	—	83.88	02-Feb-21
	8,818	4,410(1)	80.35	04-Mar-24
	4,920	9,842(2)	74.49	03-Mar-25
	—	18,756(3)	44.31	01-Mar-26
(1)	Options vest in equal installments annually over a three year period from the date of grant of March 4, 2014 if the NEO continues to be employed.

(2)	Options vest in equal installments annually over a three year period from the date of grant of March 3, 2015 if the NEO continues to be employed.

(3)	Options vest in equal installments annually over a three year period from the date of grant of March 1, 2016 if the NEO continues to be employed.

(4)

Options may become exercisable earlier in full upon death, disability, normal retirement or a change in control. At the discretion of the committee, upon early retirement of an awardee, options not then exercisable may become exercisable in proportion to the calendar days elapsed in the vesting period up to the early retirement date. The options remain exercisable until the tenth anniversary of the date of grant, except in cases of termination of employment for reasons other than death, disability or normal retirement, in which case options remain exercisable only for specified periods. If a grantee’s employment terminates (other than by reason of death, disability or retirement) before these options become exercisable, they will be forfeited.

(5)	Shares of restricted stock vest provided the NEO continues to be employed as follows: 24,331 on March 4, 2017 and 25,507 on March 3, 2018.

(6)	Shares of restricted stock vest provided the NEO continues to be employed as follows: 13,511 on March 4, 2017, 12,686 on March 3, 2018, and 18,128 on March 1, 2019.

(7)	Shares of restricted stock vest provided the NEO continues to be employed as follows: 5,725 on March 4, 2017, 5,370 on March 3, 2018, and 7,673 on March 1, 2019.

(8)	Shares of restricted stock vest provided the NEO continues to be employed as follows: 4,356 on March 4, 2017, 4,162 on March 3, 2018, 4,796 on March 1, 2019, and 18,563 on August 4, 2019.

(9)

Shares of restricted stock may vest earlier in full upon normal retirement, death, permanent total disability or a change in control, with proportional vesting at the discretion of the committee in the case of early retirement.

(10)

The amount listed in this column represents the product of the closing market price of the company’s stock as of December 31, 2016 ($62.29) multiplied by the number of shares of stock subject to the award.

(11)

Number of shares shown in the table is based on achieving target performance goals for PSUs granted in 2014 (65,239 shares) and 2015 (74,374 shares) and threshold for those granted in 2016 (55,945 shares). Actual payout of shares earned will range from zero to 200 percent of the units granted and will occur following the three-year performance periods ending December 31, 2016, December 31, 2017 and December 31, 2018 for the 2014, 2015 and 2016 grants respectively.

(12)

Number of shares shown in the table is based on achieving target performance goals for PSUs granted in 2014 (36,227 shares) and 2015 (36,991 shares) and threshold for those granted in 2016 (23,836 shares). Actual payout of shares earned will range from zero to 200 percent of the units granted and will occur following the three-year performance periods ending December 31, 2016, December 31, 2017 and December 31, 2018 for the 2014, 2015 and 2016 grants respectively.

(13)

Number of shares shown in the table is based on achieving target performance goals for PSUs granted in 2014 (15,350 shares) and 2015 (15,658 shares) and threshold for those granted in 2016 (10,089 shares). Actual payout of shares earned will range from zero to 200 percent of the units granted and will occur following the three-year performance periods ending December 31, 2016, December 31, 2017 and December 31, 2018 for the 2014, 2015 and 2016 grants respectively.

(14)

Number of shares shown in the table is based on achieving target performance goals for PSUs granted in 2014 (11,680 shares) and 2015 (12,135 shares) and threshold for those granted in 2016 (6,306 shares). Actual payout of shares earned will range from zero to 200 percent of the units granted and will occur following the three-year performance periods ending December 31, 2016, December 31, 2017 and December 31, 2018 for the 2014, 2015 and 2016 grants respectively.

(15)

Value of PSUs reflects target performance level for PSUs granted in 2014 and 2015 and threshold for those granted in 2016, based on the closing price of $62.29 on December 31, 2016 as required by SEC disclosure requirements. Performance attained as of December 31, 2016 was below target for PSUs granted in 2014 and 2015 and below threshold for those granted in 2016. Actual payments at vesting of the 2014, 2015 and 2016 grants could be different based on final performance results. The performance period for the 2014 grants concluded on December 31, 2016, but the award remained unearned and unvested, subject to the committee’s certification of performance results. See “2014 PSU Award Payout” on page 31 for more information about the settlement of the 2014 PSUs.

Option Exercises and Stock Vested

The following table sets forth information as to the NEOs regarding the exercise of stock options and the vesting of restricted stock and performance share units under the incentive plan during the last fiscal year:

			Stock Awards
	Option Awards		Restricted Stock		Performance Share Units
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)(1)	Number of Shares Acquired on Vesting (#) (f)	Value Realized on Vesting ($) (g)(2)
Hess, John B.	—	—	47,029	2,317,589	94,058	3,702,123
Hill, Gregory P	—	—	19,365	954,307	38,730	1,524,413
Goodell, Timothy B	—	—	11,066	545,332	22,132	871,116
Rielly, John P	—	—	11,066	545,332	22,132	871,116
Turner, Michael R	—	—	11,066	545,332	22,132	871,116
(1)

Represents the aggregate dollar amount realized upon vesting computed by multiplying the number of shares of stock by the closing market value of the underlying share of $49.28 on March 7, 2016 (the stock market was closed on the vesting date of March 6, 2016).

(2)

Represents the aggregate dollar amount realized upon vesting computed by multiplying the number of shares of units that vested by the payout multiple of 200% and by the closing market value of the underlying share of $39.36 on February 2, 2016.

Pension Benefits

The following table sets forth information as to the NEOs regarding payments or other benefits at, following or in connection with retirement:

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)
Hess, John B	Employees’ Pension Plan	39.58	2,138,593		—
	Restoration Plan	39.58	50,375,357		—
Hill, Gregory P	Employees’ Pension Plan	8.00	395,224		—
	Restoration Plan	18.00	10,406,606	(1)	—
Goodell, Timothy B	Employees’ Pension Plan	8.00	404,809		—
	Restoration Plan	8.00	2,609,807		—
Rielly, John P	Employees’ Pension Plan	15.75	722,164		—
	Restoration Plan	32.25	9,413,625	(2)	—
Turner, Michael R	Employees’ Pension Plan	7.58	386,717		—
	Restoration Plan	7.58	2,904,765	(3)	—
(1)	Credited years of service includes 10 years for service with prior employer. Additional years of credited service result in an increase of $6,033,431 under the restoration plan.

(2)

Credited years of service include 16.5 years for service with prior employer. Benefits shown are net amounts offset by amounts due from prior employer of $18,060 per year. Additional years of credited service result in an increase of $5,119,384 under the restoration plan.

(3)	Reflects present value of additional $1,850,000 payable under the restoration plan contingent upon continued employment until age 60.

We maintain an employees’ pension plan, a qualified defined benefit plan under the Code, and a non-qualified supplemental plan, called the pension restoration plan, that provides benefits that would otherwise be payable to participants under the employees’ pension plan but for limitations imposed by the Code, with certain modifications discussed below. Employees participate after one year of service in the employees’ pension plan and vest in a retirement benefit after five years of service. Annual retirement benefits for a participant at normal retirement age are determined by multiplying 1.6% of the participant’s final average compensation by his or her years of service and are then reduced by an offset for social security benefits. Under the employees’ pension plan, final average compensation is the average of any three years of highest annual compensation (consisting of salary and cash bonus as shown in columns (c), (d) and (g) of the Summary Compensation Table) paid to the participant during the ten years immediately preceding his or her retirement date. Under the restoration plan, final average compensation is the average of any three years of highest annual salary (as shown in column (c) of the Summary Compensation Table) plus the average of any three years of highest cash bonus (as shown in columns (d) and (g) of the Summary Compensation Table) paid to the participant during the ten years immediately preceding his or her retirement date.

Normal retirement under the plans means retirement at age 65, but a participant retiring from active service is entitled to an unreduced benefit at age 60. A participant may elect early retirement if the participant is at least 55 years old and has ten years of service. Mr. Hess was the only NEO eligible for early retirement under the employees’ pension plan and restoration plan at December 31, 2016. The company awarded credit service for prior employment under the restoration plan for Messrs. Hill and Rielly for the reasons discussed in “Compensation Discussion and Analysis”. Under both plans, retirement benefits paid upon early retirement from active service at the age of 55 are reduced by 25% of the retirement benefit otherwise payable, with proportionately lower reductions for early retirement between ages 55 and 60. Early retirement reductions are greater if employment terminates prior to age 55. Retirement benefits under the employees’ pension plan are payable as a straight life annuity or in other forms of annuities actuarially equivalent to a straight life annuity. Retirement benefits under the restoration plan are payable as a lump sum six months after retirement. A participant’s right to payment under the restoration plan constitutes a general unsecured claim against the company.

The valuation method and material assumptions used in quantifying the present value of the accumulated benefit shown in the table are explained in Note 14, Retirement Plans, to our consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2016. Retirement benefits payable to Mr. Rielly under the restoration plan are offset by retirement benefits payable by his former employer.

Nonqualified Deferred Compensation

We maintain a deferred compensation plan for certain highly-paid employees selected by us as eligible to participate under which a participant may elect in advance of any year to defer payment of up to 50% of salary and 100% of cash bonus payable for that year to a date no earlier than three years from the date of election, except that payments may be made earlier in the case of termination, death, disability, retirement or a change in control. Amounts deferred are deemed invested in investment vehicles identical to those offered under our qualified employees’ savings and stock bonus plan as the participant elects, except that the deferred compensation plan does not offer a fund for investing in the company’s stock, and earnings thereon are payable together with the deferred compensation. Payments may be made in a lump sum or in annual installments over a five year period, as the participant elects. The right of any participant to receive a payment constitutes a general unsecured claim against the company. None of our NEOs participate in the deferred compensation plan.

Employment Agreements and Termination Agreements

We have no employment agreements with our NEOs other than agreements relating to credited service discussed under “Pension Benefits” and change in control agreements discussed under “Potential Payments upon Termination or Change in Control” and the initial terms of employment described below for Mr. Hill.

Under the terms of employment negotiated with Mr. Hill upon joining the company in 2009, the company agreed that if the company terminates Mr. Hill’s employment without cause, he will be entitled to severance benefits equal to two times his annual base salary and target bonus for the year in which the termination occurs. The company also agreed to award credited service to Mr. Hill under the company’s pension restoration plan for the reasons described under “Compensation Discussion and Analysis”, provided Mr. Hill remains employed by the company for five years.

Potential Payments upon Termination or Change in Control

Termination

In the event any of the NEOs’ employment terminated at the end of the last fiscal year, the officer would be entitled to the officer’s accumulated retirement benefits in accordance with the provisions of our retirement plans as described under “Pension Benefits” on page 49. Retirement benefits under the employees’ pension plan are payable only in the form of an annuity. Retirement benefits under the restoration plan are payable only in the form of a lump sum.

In addition, because Mr. Hess was eligible for early retirement under the employees’ pension plan at December 31, 2016, a pro rata portion of his unvested equity awards would become vested at the discretion of the committee based on the number of calendar days elapsed in the applicable vesting period and he would be entitled to exercise all vested stock options until the option expiration date shown in the “Outstanding Equity Awards at Fiscal Year End” table on page 48.

Each NEO other than Mr. Hess would also be entitled to exercise the stock options shown in the “Option Awards—Exercisable” column of the “Outstanding Equity Awards at Fiscal Year End” table on page 48 for a period of 60 days from the date of termination. If any of the NEOs’ employment terminated due to death or disability (i) stock options in the “Option Awards—Unexercisable” column of the “Outstanding Equity Awards at Fiscal Year End” table would have become fully exercisable, (ii) all stock options in the “Option Awards” columns of that table would remain exercisable until the option expiration date shown in the table, (iii) all restricted stock awards listed in that table would have become fully vested and (iv) PSUs would vest, to the extent earned, at the end of the applicable performance period. See that table for the market value of the unvested shares of restricted stock at the end of the last fiscal year.

In the event the company had terminated the employment of Mr. Hill without cause at the end of the last fiscal year, Mr. Hill would have been entitled to receive a cash severance payment of $5,060,000.

Change in Control

Equity Awards.    In the event of a change in control of the company, pursuant to the Amended and Restated 2008 Long-Term Incentive Plan, unexercisable stock options and unvested shares of restricted stock awarded to the NEOs will not vest solely by reason of the change in control. However, upon the occurrence of a change in control, the committee has discretion to deem all applicable performance goals fully achieved and all awards fully vested, but the committee has no current intention to exercise such discretion. In addition, except as otherwise provided in any applicable award agreement, if the surviving or successor corporation to the company, or any other corporate party to the change in control transaction, does not assume, or substitute equivalent awards for, options or other awards outstanding under the plan, or in the event of a liquidation of the company, or if the employment of a holder of an outstanding option or award is terminated involuntarily without “cause” or by the holder for “good reason” (as those terms are defined in the Amended and Restated 2008 Long-Term Incentive Plan) then, in general: (1) any applicable target performance goals will be deemed fully achieved and those awards and restricted stock will be fully earned and vested; (2) affected options and other awards will become fully exercisable and vested; and (3) all restrictions, deferral limitations and forfeiture conditions applicable to affected awards will lapse and those awards will be deemed fully vested. In the event of a change in control, PSUs will be paid out with respect to a pro-rated portion of PSUs awarded representing the number of days lapsed in the performance cycle through the date immediately prior to the change in control based on the company’s TSR and TSR ranking through such date and will be paid at target with respect to a pro-rata portion of the PSUs representing the number of days lapsed from the change in control through the end of the performance cycle. Beginning with PSUs granted in 2015, such amount is payable only if the NEO remains employed until the end of the three-year performance period or, if within 24 months following a change in control, the employment of the NEO is terminated by the NEO for good reason, by the company without cause, on account of death or permanent total disability or retirement under the pension plan after five years of service. For PSUs granted in 2013 and 2014, such amount is payable at the time of the change in control. See the “Outstanding Equity Awards at Fiscal Year End” table on page 48 for the number of unexercisable options and unvested shares of restricted stock held by each NEO at the end of the last fiscal year. The NEOs would also be able to exercise the stock options shown in the “Option Awards—Exercisable” column of that table.

For purposes of the incentive plan, “change in control” means (i) acquisition by a person or group of 20% or more of the company’s common stock or voting securities, (ii) the persons serving as directors of the company as of the effective date of the Amended and Restated 2008 Long-Term Incentive Plan, and those replacements or additions subsequently approved by a majority vote of the board, ceasing to make up at least a majority of the board; (iii) consummation of a reorganization, merger or consolidation in which the owners of the company’s common stock and voting securities immediately prior to the transaction do not own more than 51%, respectively, of the common stock and voting securities of the surviving entity, or (iv) consummation of a liquidation, dissolution or sale of all or substantially all of the company’s assets in which the owners of the company’s common stock and voting securities immediately prior to the transaction do not own more than 51%, respectively, of the common stock and voting securities of the surviving entity.

Change in control provisions of the proposed 2017 Long-Term Incentive Plan are described under “Proposal 5: Approval of the 2017 Long-Term Incentive Plan” on page 61, which will replace the existing plan, subject to stockholder approval.

Severance Payments.    The company has entered into change in control termination benefit agreements with the NEOs and certain other officers of the company. These agreements provide for lump sum cash payments equal to a multiple of an executive’s annual compensation if within 24 months following a change in control the employment of the executive is terminated by the executive for good reason or by the company without cause. For these purposes, annual compensation consists of the executive’s base pay at the date of his termination or immediately before the change in control, whichever is higher, plus the greater of his or her target bonus for the year in which the change in control occurs or the highest bonus earned in the three fiscal years preceding the change in control. The multiple of annual compensation received is three times for Mr. Hess and two times for Messrs. Hill, Goodell, Rielly and Turner and all other officers with whom such agreements were made.

In addition, the executive is entitled to receive a pro rata portion of his or her target bonus for the fiscal year in which termination occurs, and continuation of medical, dental and other welfare benefits. The benefits continuation period is 36 months following termination for Mr. Hess and 24 months following termination for Messrs. Hill, Goodell, Rielly and Turner and all other officers with whom such agreements were entered into. The agreements provide for immediate vesting of retirement benefits upon termination, deemed age and service credit in determining retirement benefits for the number of years equal to the severance multiple, and deemed compensation in determining retirement benefits equal to the salary and bonus taken into account in determining the lump sum severance payment. The NEOs, other than Mr. Turner, are also entitled to a “gross-up” payment from the company for any excise tax imposed by the Code on “excess parachute payments” resulting from a change in control. However, the compensation and management development committee decided in 2010 to eliminate tax gross-up provisions in any change in control termination benefit agreements to be entered into thereafter. As a result, our change in control agreement with Mr. Turner, which was entered into during 2015, does not contain a tax gross up provision.

Potential Change in Control Payments and Benefits.    Set forth below is the total estimated value, assuming that a change in control occurred on December 31, 2016 and the employment of each NEO terminated on that date under circumstances entitling them to severance payments and benefits under the change in control termination benefit agreements, as well as the value of their unvested equity awards as of December 31, 2016.

Named Executive Officer	Cash Severance Payment ($)	Stock Options ($)(1)	Restricted Stock ($)	Performance Share Units ($)(2)	Welfare Benefits ($)	Outplacement Benefits ($)	Additional Pension Benefits ($)(3)	Excise Tax Gross-Up ($)	Total ($)
Hess, John B	15,884,751	3,846,731	3,104,409	11,229,703	56,207	30,000	4,341,377	—	38,493,178
Hill, Gregory P	6,200,000	1,274,710	2,761,004	5,411,693	27,081	30,000	8,898,913	7,952,872	32,556,273
Goodell, Timothy B	3,390,000	539,562	1,169,059	2,291,338	43,430	30,000	1,946,694	—	9,410,083
Rielly, John P	3,440,000	539,562	1,169,059	2,291,338	43,430	30,000	8,194,041	6,621,804	22,329,234
Turner, Michael R(4)	1,950,000	337,233	1,985,618	1,641,217	41,771	30,000	1,173,899	—	7,159,738
(1)	Reflects the in-the-money value of unvested stock options on December 31, 2016 that would become vested and exercisable upon a change in control.

(2)

Upon a change in control, performance share units pay out a pro-rata portion based on the actual performance level to date and the remainder at target. Values of the pro-rata portion of performance share units reflect a 67%, 75%, and 0% performance level on December 31, 2016 for 2014, 2015 and 2016 performance awards, respectively. The value was based on the closing price of $62.29 on December 31, 2016 as required by SEC disclosure requirements. Performance attained as of December 31, 2016 was at these levels, but actual payments at vesting could be different based on the compensation committee’s certification of the final performance results.

(3)

All of the NEOs would also be entitled to his accumulated retirement benefits in accordance with the provisions of the employees’ pension plan and pension restoration plan described under “Pension Benefits” on page 49.

(4)	Mr. Turner entered into a Change in Control Agreement in 2015 with generally the same terms as the other NEOs, except his agreement does not allow for an excise tax gross-up.

The amounts in the table above were calculated: assuming a change in control occurred on December 31, 2016; using the closing price of our common stock on December 30, 2016 (the last trading day of our fiscal year) of $62.29 per share; using the intrinsic value of stock options (i.e., the result of multiplying the number of unvested options by the difference between the December 30, 2016 closing price of our common stock and the exercise price) and for the purpose of determining any potential excise tax gross-up (i) assuming each of the NEOs is subject to the maximum federal and state income tax rates, (ii) using the applicable federal rates for December 2016 to calculate the present values of accelerated payments and (iii) assuming that the five-year period for determining the average total compensation of each NEO (i.e., the base amount under the golden parachute rules) ended on December 31, 2015.

The definition of “change in control” under the termination benefits agreements is substantially similar to the definition of change in control in the incentive plan, except that (i) the change in a majority of board of directors must occur within a 24-month period, (ii) the applicable event for reorganization, merger or consolidation is consummation rather than stockholder approval and (iii) the exception for reorganization, merger, consolidation, liquidation, dissolution and asset sale is 60% rather than 51%.

For purposes of these agreements, “good reason” is defined as a failure to maintain the executive in the office or position held immediately prior to the change in control (or a substantially equivalent position), the removal of the executive as a director if the executive was a director immediately prior to the change in control, a material adverse change in the nature or scope of the executive’s authorities, responsibilities or duties, a reduction in base salary or target annual bonus, termination of the ability of the executive to participate in the company’s welfare benefit plans or retirement plans as in effect immediately prior to the change in control or a material reduction in the scope or value of those welfare or retirement benefits, a relocation of the executive’s principal work location of more than 30 miles from the executive’s location immediately prior to the change in control, or an increase in the executive’s required business travel of more than 20% (based on days in any calendar quarter or year) than required in any of the three full years immediately prior to the change in control. “Cause” for purposes of these agreements is defined as conviction of a felony, gross and willful misconduct by the executive in performing the executive’s duties, or willful and continued failure of the executive to substantially perform the executive’s duties after written demand.

Compensation and Risk

The company performed a risk assessment to determine whether the amount and composition of compensation for the company’s employees and the design of compensation programs may create incentives for excessive risk-taking by its employees. The risk assessment focused on the following areas and the results were reviewed with and approved by the company’s chief risk officer:

•	assessment of residual risk associated with certain elements and design features of the company’s compensation program;

•	calculation of approximate exposure values of each business unit by aggregating the value of material risks into a single “at risk” dollar figure (“Exposure”);

•	assignment of a compensation risk score for major business units to attribute the level of compensation risk arising from potential for risk-taking and compensation mix (“Compensation Risk”); and

•	review of higher risk areas by Exposure and Compensation Risk and appropriate mitigation plans.

The risk assessment placed particular emphasis on identifying employees who have both significant compensation risk in the variability of their compensation and also the ability to expose the company to significant business risk. The company concluded that for the substantial majority of its employees, their compensation risk and their ability to take business risks is low, because their compensation consists largely of fixed cash salary and a cash bonus that has a capped payout, and they do not have the authority to take action on behalf of the company that could expose the company to significant business risks. The company focused on the compensation programs for its senior executives, as these are the employees whose actions may expose the company to significant business risk. The company reviewed the cash and equity incentive programs for these executives and concluded that the following factors tend to mitigate the likelihood of excessive risk-taking:

•

the compensation mix for these executives is designed to deliver a substantial portion of compensation in the form of long-term equity awards, and in the case of senior executives, such awards constitute the majority of their compensation;

•	payouts on annual cash bonuses are capped, reducing the incentive to take excessive risk for short-term gains;

•

LTI awards are made at the discretion of the compensation and management development committee with the goal of creating incentives for these employees to work for growth in the long-term profitability of the company;

•	the compensation and management development committee has the discretion to reduce the cash incentive awards as well as LTI awards as it deems appropriate;

•

senior executives are subject to stock ownership guidelines requiring them to hold specified levels of the company’s stock during the term of their employment, the economic risk of which may not be hedged by equity derivative instruments, in order to align their interests with the long-term interests of all stockholders;

•	incentive based compensation of any current or former executive officer may be subject to recoupment in certain circumstances involving financial restatement due to material noncompliance;

•	compliance with the company’s code of business conduct and ethics is considered in compensation determinations;

•	the company has an environmental, health and safety function which oversees and monitors compliance in these areas for the company;

•	the company’s variable compensation programs include a variety of environmental, health and safety performance metrics; and

•

the compensation and management development committee continually monitors the company’s compensation programs and practices to assure that they appropriately balance the interests of employees and stockholders.

For these reasons, we do not believe that our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the company.

PROPOSAL 2: ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

In accordance with the Dodd-Frank Act enacted in 2010 and pursuant to Section 14A of the Exchange Act, an advisory vote on the frequency of stockholder votes on executive compensation was conducted in connection with the 2011 annual meeting of stockholders. At that meeting our stockholders agreed, and the board subsequently approved, that the advisory vote on executive compensation be held on an annual basis.

Accordingly, and pursuant to Section 14A of the Exchange Act, we are asking stockholders for an advisory approval of the compensation of our named executive officers as described in the Compensation Discussion and Analysis, the compensation tables and related narrative discussion included in this proxy statement. This proposal, commonly known as a “say on pay” proposal, gives stockholders an opportunity to approve, reject or abstain from voting with respect to our overall fiscal 2016 executive compensation programs and policies and the compensation paid to our named executive officers.

Please read the Compensation Discussion and Analysis section beginning on page 27 for additional details about our executive compensation program, including information about the fiscal year 2016 compensation of our named executive officers, our outreach to stockholders and the continued enhancements we seek to make to our executive compensation programs to further align pay and performance.

This proposal allows our stockholders to express their opinions regarding the decisions of the committee on the prior year’s annual compensation to the named executive officers. Because your vote on this proposal is advisory, it will not affect existing compensation or be binding on the company, the board or the committee. However, the board and the committee will carefully consider the voting results on this proposal in future decisions on executive compensation. Your advisory vote will serve as an additional tool to guide the board and the committee in continuing to improve the alignment of the company’s executive compensation programs with the long-term interests of the company and its stockholders and is consistent with our commitment to high standards of corporate governance.

Hess’ 2016 advisory vote on executive compensation received the approval of over 96% of shares present and entitled to vote at the 2016 annual meeting. Following the 2016 vote, we continued the outreach program we undertook with our stockholders and other stakeholders to discuss and solicit their views on matters of interest to them relating to our executive compensation program. For the reasons stated in the Compensation Discussion and Analysis, we believe that our executive compensation program is tailored to our strategic plans, appropriately aligns executive pay with company performance and incentivizes management to work for the long-term growth of stockholder value.

The board of directors recommends stockholders vote FOR, on an advisory basis, the following resolution:

“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Adoption of the resolution requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the 2017 annual meeting. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will not be counted as present and are not entitled to vote on the proposal.

The board of directors recommends that stockholders vote FOR the approval of the compensation of our named executive officers.

PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF VOTING ON EXECUTIVE COMPENSATION

In addition to the advisory vote on executive compensation, pursuant to the Dodd-Frank Act and Section 14A of the Securities Exchange Act of 1934, stockholders have an opportunity to cast an advisory vote every six years on whether the company should conduct future advisory votes on executive compensation every year, every two years, or every three years. At the 2011 annual meeting of stockholders, the board recommended and our stockholders agreed that annual advisory votes on executive compensation represent the most appropriate frequency of such advisory votes.

After careful consideration of the arguments in favor of each period, the board recommends conducting a vote on executive compensation on an ANNUAL basis as the board believes it is in the best interest of the company and stockholders. In formulating this recommendation, the board recognized that an annual advisory vote would provide the highest level of accountability and promote direct and immediate feedback by enabling the non-binding stockholder vote to approve the compensation of our named executive officers to correspond with the most recent executive compensation information disclosed in our proxy statement. While the company’s executive compensation programs are designed to promote a long-term connection between pay and performance, executive compensation disclosures are made annually and the board believes that an annual advisory vote on executive compensation is consistent with our policy of regular engagement with our stockholders. While the board believes it is important for stockholders to judge the alignment of compensation programs with performance over the long-term, it is confident that stockholders will thoughtfully assess this long-term alignment in the annual vote.

This proposal allows our stockholders to express their opinions regarding the decisions of the committee on the frequency for the advisory vote on executive compensation. Stockholders are not voting to approve or disapprove the board’s recommendation. Stockholders will be able to specify one of four choices for this proposal on the proxy card: “Annual,” “2 Years,” “3 Years” or “Abstain.” Because your vote on this proposal is advisory, it will not affect existing compensation or be binding on the company, the board or the committee. However, the board and the committee will carefully consider the voting results on this proposal when making determinations as to the frequency of say-on-pay votes and may decide, based on factors such as discussions with stockholders and the adoption of material changes to compensation programs, that it is in the best interest of our stockholders to hold a say-on-pay vote more or less frequently than the option approved by our stockholders.

Adoption of the resolution requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the 2017 annual meeting. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will not be counted as present and are not entitled to vote on the proposal.

The board of directors recommends that stockholders vote FOR an ANNUAL advisory vote on the frequency of voting on executive compensation.

PROPOSAL 4: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The audit committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accountants retained to audit the company’s financial statements. Accordingly, the audit committee has selected the firm of Ernst & Young LLP as the independent registered public accountants of the company for the fiscal year ending December 31, 2017. Ernst & Young LLP has acted for the company in this capacity for many years. The audit committee and the board believe that the continued retention of Ernst & Young LLP as the company’s independent registered public accountants is in the best interest of the company and its stockholders. Therefore, the board proposes that the stockholders ratify this selection at the annual meeting. Ratification of the appointment of Ernst & Young LLP as the independent registered public accountants of the company for the fiscal year ending December 31, 2017 requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting. Abstentions and broker non-votes will be counted as present for purposes of this vote and will have the effect of a vote against the proposal.

If the stockholders do not ratify the selection of Ernst & Young LLP, the selection of independent registered public accountants will be reconsidered by the audit committee.

Representatives of Ernst & Young LLP are expected to be present at the annual meeting and will be afforded the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

Independent Registered Public Accountants Fee Information

Ernst & Young LLP’s fees, by category of professional service in each of the last two fiscal years, were (in thousands):

	2016	2015
Audit Fees	$8,362	$9,033
Audit-Related Fees	1,458	1,413
Tax Fees	1,831	2,196
All Other Fees	0	0

Total	$11,651	$12,642

Ernst & Young LLP audit fees include fees associated with the last annual audit, the reviews of the company’s quarterly reports on Form 10-Q, reporting on the effectiveness of internal controls over financial reporting, SEC registration statements, the audit for our midstream joint venture and statutory audits required internationally.

Ernst & Young LLP’s fees for audit-related services include pension and savings plan audits, attest services not required by statute or regulation, accounting consultations, acquisition and disposition reviews and consultations on internal accounting controls.

Tax fees include tax compliance services and United States and international tax advice and planning.

As part of its responsibility for oversight of the independent registered public accountants, the audit committee has established a pre-approval policy for the provision of engaging audit and permitted non-audit services provided by the company’s independent registered public accountants. In accordance with this policy, each type of audit, audit-related, tax and other permitted service to be provided by the independent registered public accountants is specifically described and each such service, together with a fee level or budgeted amount for such service, is pre-approved annually by the audit committee. Each such service and budgeted amount is thereafter updated quarterly. Any type of permitted service not previously approved by the audit committee must be specifically pre-approved before the service can be provided. For each fiscal year, the audit committee may determine appropriate ratios between categories of services and the total fees paid to the independent registered public accountants. The audit committee has delegated authority to the chairman of the audit committee to approve additional services or an increase in fees for a previously approved service in excess of the budgeted amount for that service. However, any increased fees or additional services so approved must be reported to the audit committee at its next scheduled meeting. In 2016 and 2015, all audit, audit-related, tax and other fees were pre-approved by the audit committee or the chairman of the audit committee. The audit committee has determined that the provision of all services approved in accordance with this policy is not incompatible with the independence of the independent registered public accountants.

The board of directors recommends that stockholders vote FOR the ratification of Ernst & Young LLP as independent registered public accountants for the year ending December 31, 2017.

PROPOSAL 5: APPROVAL OF THE 2017 LONG TERM INCENTIVE PLAN

The company is asking its stockholders to approve the Hess Corporation 2017 Long-Term Incentive Plan (the “2017 Incentive Plan”) and its material terms including the eligibility requirements for participation in the 2017 Incentive Plan, the annual limits on the numbers of shares or compensation that can be granted in one fiscal year for each type of award and the performance measures with respect to awards for the company’s chief executive officer and other highly compensated executives so such awards are eligible for a deduction under Section 162(m) of the Code. On March 1, 2017, on the recommendation of the compensation and management development committee (the “committee”), the board of directors adopted the 2017 Incentive Plan, subject to approval by the company’s stockholders.

The 2017 Incentive Plan permits the company to provide stock-based compensation to officers and other employees and consultants of the company and its subsidiaries, as well as non-employee directors of the company. The company currently provides stock-based compensation under the Hess Corporation Amended and Restated 2008 Long-Term Incentive Plan (the “2008 Incentive Plan”). The board of directors believes that the 2008 Incentive Plan offered incentive compensation opportunities that are competitive with other peer companies and that are based on the performance of the company’s common stock will motivate participants to achieve our long-term goals and further align their interests with those of the company’s other stockholders. The company’s board of directors also believes that granting stock-based awards contributes to the company’s success and is comparable with the practices of other peer companies. As there are only 6,429,132 shares of company common stock remaining available for future grants under the 2008 Incentive Plan as of March 9, 2017, the board of directors adopted the 2017 Incentive Plan which shall become effective on the date the company’s stockholders approve the 2017 Incentive Plan (the “effective date”).

The 2017 Incentive Plan would allow the company to grant these stock-based incentive awards to officers, employees, non-employee directors and consultants. No awards have been made under the 2017 Incentive Plan. In determining the number of shares to be reserved for issuance under the 2017 Incentive Plan, the board of directors considered the following:

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Burn Rate. Burn rate measures the company’s usage of shares for the company’s equity incentive plans as a percentage of its outstanding common stock. The company has been advised by independent consultants that its average annual burn rate of less than 1% over the last three-year period is considered reasonable by most institutional stockholders for a company of our size in our industry.

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Forecasted Grants. In determining the company’s projected share utilization, the Board of Directors considered a forecast that included the following factors: (i) the shares needed for retention and attraction of key employees; (ii) forecasted future grants to all employees and (iii) the shares available for issuance under the 2008 Incentive Plan.

•	ISS Guidelines. The board of directors considered publicly available ISS guidelines with respect to the appropriate share reserve for an equity plan.

•	Compensation Consultant. The board of directors considered the advice of the company’s independent compensation consultant.

Performance-Based Compensation

The 2017 Incentive Plan is designed to provide that all awards can be fully deductible for federal income tax purposes. Section 162(m) of the Code generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer and other “covered employees,” as determined under Section 162(m) of the Code and applicable guidance. However, certain types of compensation, including performance-based compensation, are generally excluded from this deductibility limit. To enable compensation in connection with stock options, stock appreciation rights, certain restricted stock grants, restricted stock units, performance shares and performance units awarded under the 2017 Incentive Plan to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the company is required by Section 162(m) to disclose and submit the material terms of the performance goals under which compensation is to be paid under the 2017 Incentive Plan to the chief executive officer and other “covered employees” to the company’s stockholders.

By approving the 2017 Incentive Plan, the company’s stockholders will be approving the material terms of the performance goals under which compensation is to be paid under the 2017 Incentive Plan to the chief executive officer and other “covered employees.” For purposes of Section 162(m), the material terms of the performance goals include eligibility requirements for participation in the 2017 Incentive Plan (as described under the caption “Eligibility” below), the limits on the numbers of shares or compensation that could be made to participants in any fiscal year (as described under the caption “Limitations on the Numbers of Awards” below), and a description of the business criteria upon which specific performance goals applicable to certain awards would be based (as described under the caption “Performance Awards” below). Notwithstanding the foregoing, the company retains the ability to grant awards under the 2017 Incentive Plan that do not qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.

The material terms of these performance goals must be disclosed to and reapproved by the company’s stockholders at least every five years for the company to continue to make awards of “qualified performance-based compensation” under the 2017 Incentive Plan that are tax deductible without regard to the limitations otherwise imposed by section 162(m) of the Code (as described under “Certain Federal Income Tax Consequences of the 2017 Incentive Plan” below).

Good Corporate Governance Practices

The 2017 Incentive Plan includes a number of features that promote good governance practices and further align the interests of plan participants and our stockholders, including:

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No liberal share counting. Shares used to pay the exercise price or withholding taxes related to an outstanding award and shares resulting from net settlement of outstanding stock appreciation rights (“SARs”) may not be used for future awards under the 2017 Incentive Plan.

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No dividends or dividend equivalents on unearned performance share units or restricted stock. The 2017 Incentive Plan prohibits the payment of dividends or dividend equivalents on awards where the vesting provisions or performance-based goals have not been satisfied.

•	No repricing of stock options or SARs. The 2017 Incentive Plan prohibits the repricing of stock options or SARs without stockholder approval.

•	No discounted stock options or SARs. Stock options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares of common stock on the grant date.

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No transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution provided that the committee may allow a participant to transfer his or her award (other than an incentive stock option) to an immediate family member or related trust or similar entity or another transferee.

•	“Double-trigger” change in control vesting. Awards granted pursuant to the 2017 Incentive Plan will not automatically vest and pay out solely as a result of a change in control.

•	No “evergreen” provision. Shares authorized for issuance under the 2017 Incentive Plan cannot be automatically replenished.

•	Administered by an independent committee. The 2017 Incentive Plan will be administered by the committee, which is made up entirely of independent directors.

•	Minimum vesting requirements. The 2017 Incentive Plan generally requires a minimum one-year vesting schedule for all awards.

•	Awards subject to clawback. Awards under the 2017 Incentive Plan will be subject to recoupment under certain circumstances.

These features of the 2017 Incentive Plan supplement other good governance practices we implemented with respect to our compensation program, including stock ownership guidelines and anti-hedging and anti-pledging policies, as described in the “Compensation Discussion and Analysis.”

The discussion below is qualified in its entirety by reference to the full text of the 2017 Incentive Plan is attached as Annex A to the proxy statement. Approval of the 2017 Incentive Plan requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the meeting. Abstentions will have the same effect as a vote against this proposal. Broker non-votes, if any, will not be counted as present and are not entitled to vote on this proposal.

Aggregate Outstanding Grants

As of March 9, 2017, the status of awards under the Second Amended 2008 Incentive Plan and the Prior Incentive Plan, which are the only plans under which equity awards are outstanding and which were approved by stockholders, was as follows:

	1995 Long Term Incentive Plan	Second Amended 2008 Incentive Plan	Total
Stock Options
Shares of common stock subject to outstanding options	1,313,800	5,288,206	6,602,006
Weighted average exercise price per share	$81.74	$62.99	$66.72
Weighted average term remaining in years	0.91	5.27	4.40
Restricted Stock
Shares of restricted stock issued and outstanding		3,545,032	3,545,032
Performance Share Units
Shares underlying performance share units (PSUs)(1)		1,189,706	1,189,706
Available for Future Grant
Shares of common stock available for future grants			6,429,132
(1)	The number of shares underlying PSUs reflects target payout for awards granted in 2015, 2016 and 2017.

Description of the 2017 Incentive Plan

The principal features of the 2017 Incentive Plan are summarized in this proxy statement. Stockholders should read the 2017 Incentive Plan for a full statement of its legal terms and conditions. The full text of the 2017 Incentive Plan is attached as Annex A to this proxy statement.

Purpose. The purpose of the 2017 Incentive Plan is to promote the identity of interests between stockholders and non-employee directors of the company and officers, other employees and consultants of the company and its subsidiaries by encouraging and creating significant levels of ownership of common stock by those non-employee directors, officers, other employees and consultants. The 2017 Incentive Plan is intended to provide meaningful long-term incentive opportunities for non-employee directors, officers, other employees and consultants who are responsible for the success of the company and its subsidiaries and who are in a position to make significant contributions toward their objectives.

Administration. The 2017 Incentive Plan is administered by the compensation and management development committee of the board, or such other committee of the board of directors as the board may designate to administer the 2017 Incentive Plan. The committee may, to the extent permissible under applicable law, delegate to officers or managers of the company or its subsidiaries the authority to perform administrative functions. The committee has full and final authority to select and designate 2017 Incentive Plan participants, to determine the type, amount and conditions of awards to be granted under the 2017 Incentive Plan, and to make all determinations in connection therewith which may be necessary or advisable. Unless authority is specifically reserved to the board under the terms of the 2017 Incentive Plan, or applicable law, the committee has sole discretion in exercising such authority under the 2017 Incentive Plan.

The committee is composed of at least three members of the board, each of whom is selected by the board. The members of the committee are “disinterested persons,” within the meaning of Rule 16b-3 of the Exchange Act, and “outside directors” for purposes of section 162(m) of the Code (to the extent that an exemption from the deduction limitations of section 162(m) is sought as to an award (see “Certain Federal Income Tax Consequences of the 2017 Incentive Plan” below)), and satisfy any additional regulatory, listing and independence requirements as the board may require. Currently, the members of the committee are Dr. Lavizzo-Mourey, Chair, Mr. Checki, Mr. McManus, Mr. Mullin and Mr. Quigley, each of whom is a non-employee director of the company.

Eligibility. Awards may be granted only to individuals who are officers, other employees or consultants of the company or its subsidiaries, as well as to non-employee directors of the company, as may be determined by the committee. Only employees of the company and its subsidiaries are eligible to receive “incentive stock options” under the 2017 Incentive Plan. Although all salaried employees of the company (approximately 1,900 in number), including all of the company’s corporate officers (40 in number, of whom eight are executive officers) are eligible to participate, it is expected that fewer than 700 salaried employees (including all executive officers) will be granted awards under the 2017 Incentive Plan. All non-employee directors (12 in number) are also eligible to receive awards under the 2017 Incentive Plan.

Shares Subject to Awards. The following shares of the company’s common stock would be available for delivery under the 2017 Incentive Plan: (a) 13,500,000 new shares of the company’s common stock, plus (b) up to 6,429,132 shares of the company’s common stock that have been approved by the company’s stockholders for issuance but have not been awarded under the 2008 Incentive Plan as of March 9, 2017, plus, (c) up to 6,602,006 shares of the company’s common stock subject to outstanding stock options or other awards under the 2008 Incentive Plan as of March 9, 2017 to the extent that on or after March 9, 2017 such stock options or other awards are forfeited or such a stock option or other award is settled or terminates without a distribution of shares (whether or not cash, other awards or other property is distributed with respect to such stock option or other award), subject to adjustment for certain changes in the company’s capital structure (described below under “Changes in Capital”). The shares of common stock that may be issued under the 2017 Incentive Plan are either authorized and unissued shares (which will not be subject to preemptive rights) or previously issued shares that have been reacquired and are held as treasury stock. The 2017 Incentive Plan provides that for purposes of determining the number of shares of common stock available for delivery under the 2017 Incentive Plan, (a) each share delivered upon exercise of stock options reduces the shares available for delivery under the 2017 Incentive Plan by one share, (b) each share covered by the exercised portion of a stock appreciation right (“SAR”), whether settled in cash or shares, reduces the shares available for delivery under the 2017 Incentive Plan by one share, (c) each share delivered pursuant to a restricted stock unit award, a dividend equivalent paid in shares, or a performance award shall reduce the share reserve by two shares, (d) each share delivered under a restricted stock award without a purchase price at least equal to the fair market value of common stock on the award date, a restricted stock unit, a performance award, or a dividend equivalent reduces the shares available for delivery under the 2017 Incentive Plan by two shares, (e) any shares covered by an award which are not delivered because the award is paid in cash does not reduce the shares available for delivery under the 2017 Incentive Plan, (f) any shares subject to an award or portion of an award that is forfeited, terminated, cancelled or otherwise expires will be available for future awards under the 2017 Incentive Plan, (g) shares withheld or tendered to pay the exercise price of an option shall not be available for delivery in connection with future awards under the plan, (h) shares withheld or tendered to pay withholding taxes with respect to an outstanding award shall not be available for delivery in connection with future awards under the plan, (i) shares not delivered to a participant under a stock-settled stock appreciation right (whether such shares are withheld to cover the base price or are withheld to pay withholding taxes) shall not be available for delivery in connection with future awards under the plan and (j) shares repurchased by the company using proceeds from the exercise of an option shall not be available for delivery in connection with future awards under the plan. In addition, the payment of cash dividends or dividend equivalents in cash in connection with awards under the 2017 Incentive Plan does not reduce the shares available for delivery under the 2017 Incentive Plan. If the company or a subsidiary acquires or combines with another company, any awards that may be granted under the 2017 Incentive Plan in substitution or exchange for outstanding stock options or other awards of that other company will not reduce the shares available for issuance under the 2017 Incentive Plan, but the shares available for incentive stock options granted under the 2017 Incentive Plan will be limited to 13,500,000 shares of the company’s common stock, adjusted as stated above, but not increased by shares subject to expired, forfeited or terminated unexercised awards under the 2008 Incentive Plan. On March 9, 2017, the closing price of the company’s common stock on the NYSE was $48.38.

Terms of Awards. Awards may be granted on the terms and conditions described in the 2017 Incentive Plan. In addition, the committee may generally impose on any award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the 2017 Incentive Plan, as the committee determines. Payment to be made by the company or a subsidiary upon the grant or exercise of an award may be made in such forms as the committee determines, such as cash, shares of common stock, other awards, or other property. Generally, only services may be required as consideration for the grant of any award. If the terms and conditions imposed by the committee on any award are not complied with or achieved by a participant such award will, unless otherwise provided under the 2017 Incentive Plan or determined by the committee in accordance with the 2017 Incentive Plan, be forfeited by the participant. Set forth below are the specific types of awards authorized to be made by the committee under the 2017 Incentive Plan:

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Non-qualified and Incentive Stock Options.    The committee is authorized to grant either incentive stock options or stock options not intended to qualify as incentive stock options. The committee determines the exercise price per share purchasable under an option, which, subject to adjustment for certain changes in the company’s capital structure (described below under “Changes in Capital”), will not be less than the fair market value of a share of common stock on the date of grant (unless the stock option is granted in substitution or exchange for options or awards of a company involved in a corporate transaction with the company or its subsidiary). The committee is not otherwise permitted to reduce the exercise price of an outstanding option. The committee determines the time or times at which an option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, and the methods by which shares are delivered or deemed to be delivered to participants. Options expire not later than ten years after the date of grant; however, if the exercise of an option on its scheduled expiration date would violate law, the option may be extended until its exercise would not violate law. Options generally terminate when the holder’s employment or service with the company and its affiliates terminates. Incentive stock options comply with section 422 of the Code.

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Stock Appreciation Rights.    The committee is authorized to grant stock appreciation rights, which give the recipient the right to receive, upon exercise, for each share covered by the stock appreciation rights the excess of the fair market value of one share on the date of exercise over the base price of the stock appreciation rights as determined by the committee as of the date of grant, which base price, subject to adjustment for certain changes in the company’s capital structure (described below under “Changes in Capital”), may not be less than the fair market value of a share of common stock on the date of grant (unless the stock appreciation right is granted in substitution or exchange for awards of a company involved in a corporate transaction with the company or its subsidiary). The committee is not otherwise permitted to reduce the base price of an outstanding stock appreciation right. Stock appreciation rights expire not later than ten years after the date of grant.

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Restricted Stock and Restricted Stock Units.    The committee is authorized to grant restricted stock and restricted stock units. Restricted stock awards are shares of common stock that are awarded to a participant subject to such restrictions as the committee may impose, including vesting conditions and restrictions on the transfer of the shares of restricted stock. Restricted stock units are denominated in shares of common stock, except that no shares are issued to the participant on the grant date. When a restricted stock unit award vests, the participant is entitled to receive shares of common stock, a cash payment based on the value of shares of common stock or a combination of shares and cash. Generally, an award of restricted stock or restricted stock units must vest either (1) in full at the expiration of a period determined by the committee or (2) proportionally over a vesting period determined by the committee, except that the award may vest earlier in cases of death, or disability, as the committee shall determine, or on a change in control as provided in the 2017 Incentive Plan. The committee is generally not permitted otherwise to accelerate the vesting of restricted stock or restricted stock units. However, the 2017 Incentive Plan permits the committee to make awards of special restricted stock or special restricted stock units that have vesting conditions other than those described above with respect to a limited aggregate amount specified in the plan, as described below under “Limitations on the Numbers of Awards—Certain Special Awards.” Performance-based restricted stock and performance-based restricted stock units will generally be forfeited unless pre-established performance goals (as described below under “Performance Awards”) specified by the committee are met during the applicable restriction period of at least one year. Except as otherwise determined by the committee, upon termination of employment (as determined by the committee) during the applicable restriction period, restricted stock or restricted stock units that are at that time subject to restrictions will be forfeited and returned to the company. Unless otherwise determined by the committee, cash dividends and other distributions made or paid with respect to the shares underlying an award of restricted stock or performance-based restricted stock will be held in escrow, and may (but need not) be reinvested as determined by the committee. During the period in which the restricted stock is subject to restrictions, such dividends and other distributions shall be accumulated and retained by the company (with or without interest, as determined by the committee), and paid at the time the restrictions on the shares lapse.

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Performance Awards.    The committee is authorized to grant performance awards conditioned upon the achievement of specified performance goals. Performance awards, performance-based restricted stock and performance-based restricted stock units are intended to be “qualified performance-based compensation” within the meaning of section 162(m) of the Code and are generally paid or vested solely on account of the attainment of one or more pre-established, objective performance goals within the meaning of section 162(m) of the Code and the regulations thereunder. The performance goal or goals shall be based solely on account of the attainment of one or more of the following criteria: attainment of pre-established levels of net income, pre-tax earnings, earnings before interest, taxes, depreciation, depletion and amortization (EBITDA), earnings before interest, taxes, depreciation, depletion, amortization and exploration expenses (EBITDAX), net cash flow, net cash provided by operating activities before changes in operating assets and liabilities, net cash flow before changes in operating assets and liabilities, net cash flow from operations, sales, production, cost of production, controllable operated cash costs, margins, capital and exploratory spend, capital expenditures, market capitalization, market price per share, return on equity, return on assets, return on capital employed, earnings per share, net asset value, book value per share, total shareholder return, cash return on capital employed, finding and development costs per barrel, reserve replacement, proved reserve additions, resource additions, or environment, health & safety measures, as determined by the committee. Such performance goals may be applied either individually, alternatively or in any combination to the company or any subsidiary or subsidiaries, on a consolidated or individual company basis, on an adjusted or unadjusted basis, or on a division, entity, line of business, project or geographical basis, either individually, alternatively or in any combination, as determined by the committee, in its discretion. As determined by the committee, performance goals may relate to absolute performance or relative performance compared to the performance of other companies, an index or indices or other comparator selected by the committee in its discretion consistent with the “qualified performance-based compensation” exception under section 162(m) of the Code. The committee may provide in advance for such adjustments to any performance goal as it may determine are permitted under section 162(m) of the Code. A performance award may be denominated in shares of common stock, shares equivalents, units or cash, and may be payable in cash, shares of common stock, other awards, or other property, and have such other terms as are determined by the committee.

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Dividend Equivalents.    The committee is authorized to grant dividend equivalents to participants with respect of an award (other than stock options or SARs). During the period in which the shares underlying an award are unvested, subject to forfeiture or subject to performance vesting conditions, such dividend equivalents shall be accumulated and retained by the company and paid to the participant (with or without interest, as determined by the committee), at the time the restrictions on the underlying shares lapse.

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Stand-Alone, Additional, Tandem and Substitute Awards.    Awards granted under the 2017 Incentive Plan may, in the discretion of the committee, be granted either alone or in addition to or in tandem with any other award granted under the 2017 Incentive Plan or any award granted under any other plan of the company, any subsidiary, or any business entity to be acquired by the company. Generally, awards may not be granted in substitution for another award under the 2017 Incentive Plan, or retroactively in tandem with another award under the 2017 Incentive Plan at an exercise or base price lower than that of the previously granted award, without first obtaining stockholder approval of the grant. However, the committee may grant shares or awards under the 2017 Incentive Plan in assumption of, or substitution or exchange for, options or other awards previously granted, or the right or obligation to grant future options or other awards, by a company involved in a corporate transaction with the company or its subsidiary.

Minimum Vesting Conditions. Participants who are granted awards will be required to continue to provide continuous services to the company (or a subsidiary) for not less than one-year following the date of grant in order for any portion of such award to vest or be exercisable (other than in case of death, disability, a termination by the company (or a subsidiary) other than for cause or a change in control). Notwithstanding the foregoing, up to five (5) percent of the available shares authorized for issuance under the 2017 Incentive Plan may provide for vesting of awards partially or in full in less than one-year.

Limitations on the Number of Awards. In addition to the aggregate limit on the number of shares that may be made subject to awards under the 2017 Incentive Plan, awards are also subject to the following limitations:

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Performance-Based Awards and Performance-Based Restricted Stock.    The maximum aggregate number of shares for or under which or with respect to performance awards, performance-based restricted stock and performance-based restricted stock units granted to any participant in any single calendar year may not exceed 750,000 shares.

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Stock Options and Stock Appreciation Rights.    The maximum aggregate number of shares with respect to options or SARs granted to any participant in any single calendar year may not exceed 750,000 shares.

•	Cash-Based Performance Awards. The maximum aggregate amount awarded with respect to Performance Awards denominated in cash granted to any participant in any calendar year may not exceed $25,000,000.

•

Certain Special Awards.    No more than a total of 750,000 shares may be made subject to awards of special restricted stock and special restricted stock units granted during the term of the 2017 Incentive Plan (as described above under “Terms of Awards—Restricted Stock and Restricted Stock Units”).

•	Awards to Non-Employee Directors. The maximum aggregate grant with respect to awards made in any calendar year to any non-employee director shall not exceed

$800,000 dollars in value, based on the combined grant-date fair value that is granted in such year.

Change in Control Provisions. The 2017 Incentive Plan provides for potential acceleration of vesting or exercisability of awards, and other potential changes to awards, upon the occurrence of a change in control. A change in control will generally be deemed to occur in the following circumstances:

•	the acquisition of 20% or more of the outstanding voting stock of the company by any person or entity, other than acquisitions by Hess family members or Hess family-related entities;

•

the persons serving as directors of the company as of the effective date of the 2017 Incentive Plan, and those replacements or additions subsequently approved by a majority vote of the board, ceasing to make up at least a majority of the board;

•	consummation of a merger, consolidation or reorganization in which the stockholders of the company prior to the merger own 51% or less of the surviving corporation; or

•

consummation of a complete liquidation or dissolution of the company or sale of all or substantially all of the assets of the company, other than to a corporation more than 51% of which is owned after such sale by stockholders of the company prior to the sale.

Under the 2017 Incentive Plan, unless otherwise determined by the committee (or unless otherwise set forth in an change-in-control, employment or similar agreement or an award agreement), if a participant’s employment is terminated without cause or on account of good reason within 2 years following a change in control, each award become fully vested. Unless otherwise set forth in a change-in-control, employment or similar agreement or an award agreement, the committee, in its discretion, may provide that performance-based awards shall be (x) considered to be earned and payable based on achievement of performance goals or based on target performance (either in full or pro rata based on the portion of performance period completed as of the date of the change in control) or (y) converted into time-vesting restricted stock or restricted stock unit awards). In the event of a change in control, unless otherwise set forth in an employment, change-in-control or similar agreement or an award agreement, the committee may in its sole discretion provide for: (i) cancel such awards for fair value; (ii) provide for the assumption or replacement of awards; (iii) provide that for a period of at least 20 days prior to the change in control to exercise options or SARs whether vested or unvested or (iv) provide that any shares of restricted stock become fully vested.

Under the 2017 Incentive Plan, unless otherwise determined by the committee (or unless otherwise set forth in a change in control, employment or similar agreement or an award agreement), if a participant’s employment is terminated without cause or on account of good reason within 2 years following a change in control, each award become fully vested. Unless otherwise set forth in a change in control, employment or similar agreement or an award agreement, the committee, in its discretion, may provide that performance-based awards shall be (x) considered to be earned and payable based on achievement of performance goals or based on target performance (either in full or pro rata based on the portion of performance period completed as of the date of the change in control) or (y) converted into time-vesting restricted stock or restricted stock unit awards). In the event of a change in control, unless otherwise set forth in an employment, change in control or similar agreement or an award agreement, the committee may in its sole discretion provide: (i) for the cancelation of such awards for fair value; (ii) for the assumption or replacement of awards; (iii) for a period of at least 20 days prior to the change in control to exercise options or SARs whether vested or unvested or (iv) that any shares of restricted stock become fully vested.

Changes in Capital. In the event a corporate event or transaction, such as a stock dividend, stock split, recapitalization, reorganization, merger, consolidation or spin-off, affects the company’s common stock such that an adjustment is necessary to prevent dilution or enlargement of participants’ rights under the 2017 Incentive Plan, the committee will, in a manner it deems equitable, adjust the number and kind of shares that can be issued under the 2017 Incentive Plan and outstanding awards and the plan’s limits on the number of shares that can be subject to awards, described above under “Limitations on the Number of Awards,” and the exercise price, base price or purchase price relating to awards (or make a cash payment for any outstanding award). In addition, the committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, awards under the 2017 Incentive Plan in recognition of unusual or nonrecurring events affecting the company or any subsidiary or their financial statements, or in response to changes in applicable laws, regulations, rules or accounting principles.

Nontransferability. Generally, a participant’s rights in any award may not be pledged, encumbered or hypothecated to or in favor of any party (other than the company or a subsidiary), nor be subject to any liability of any participant to any party. Unless otherwise determined by the committee, no award subject to any restriction is assignable or transferable by a participant otherwise than by will or the laws of descent and distribution or to the participant’s designated beneficiary. The committee may allow a participant to transfer his or her award (other than an incentive stock option) to an immediate family member or related trust or similar entity or another transferee.

Changes to the 2017 Incentive Plan and Awards. The board may amend, suspend or terminate the 2017 Incentive Plan without the consent of stockholders or participants, except that any such amendment, suspension or termination will be subject to the approval of the company’s stockholders within one year after such board action if (1) an amendment (a) increases the number of shares reserved for awards under the plan, (b) changes the class of participants eligible to receive awards under the plan, (c) decreases the plan’s minimum exercise price or base price requirements for options or SARs, (d) modifies or eliminates the plan’s prohibitions on re-pricing or substituting outstanding awards, or (e) materially increases the benefits to participants under the plan or (2) the board determines that stockholder approval is required by any applicable law, regulation or stock exchange rule, or is otherwise for any reason advisable. The committee may, unless expressly prohibited by the 2017 Incentive Plan, also waive any conditions or rights under, or amend, suspend or terminate, any outstanding award and any related award agreement. However, without the consent of an affected participant, no amendment, suspension, waiver or termination of the 2017 Incentive Plan or any award may materially impair the previously accrued rights of any participant under his or her outstanding award, unless the board or the committee determines that the action is required or advisable to comply with any law, rule or accounting standard, or is not reasonably likely to significantly diminish the benefits provided under the award.

The 2017 Incentive Plan prohibits the board or committee from reducing the exercise price or base price of an outstanding stock option or SAR, replacing an outstanding stock option or SAR with a new option or SAR that has a lower exercise price or base price, or with any other type of new award or a cash payment, except in connection with a corporate transaction involving the company, or as described under “Changes in Capital” above, without first obtaining stockholder approval.

Duration of 2017 Incentive Plan. The 2017 Incentive Plan shall be effective upon the date on which it is approved by the affirmative vote of the holders of a majority of the shares present or represented and entitled to vote (and the affirmative vote of a majority of the shares voting) at a meeting of the Corporation’s stockholders during 2017, or any adjournment thereof. In no event may an award be granted under the 2017 Incentive Plan on or after ten years from the effective date of the 2017 Incentive Plan.

Non-United States Participants. The committee may authorize appropriate procedures and subplans and grant awards or substitutes for awards to permit eligible individuals who are employed outside the United States to participate in the 2017 Incentive Plan or to otherwise conform to the laws or practices of non-U.S. jurisdictions.

Forfeiture. The 2017 Incentive Plan authorizes the committee to provide for the forfeiture or recoupment of a participant’s awards in certain situations, such as the termination of the participant’s employment for cause or due to voluntary resignation, serious misconduct, breach of noncompetition, confidentiality or other restrictive covenants, or other activity detrimental to the business, reputation or interests of the company and/or any subsidiary. If the company is required to prepare an accounting restatement (a) due to the company’s material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws, if a participant knowingly or grossly negligently engaged in, or failed to prevent, that misconduct, or if a participant is one of the individuals subject to automatic forfeiture under the Sarbanes-Oxley Act of 2002, the participant will be obligated to reimburse the company the amount of any payment in settlement of an award earned or accrued during the twelve-month period following the first public issuance or filing with the SEC (whichever just occurred) of the relevant financial document, and (b) the committee may in its discretion provide that if the amount earned under any participant’s award is reduced by such restatement, that participant will reimburse the company the amount of the reduction previously paid in settlement of that award. Awards granted under the 2017 Incentive Plan may be subject to recoupment or clawback as may be required by applicable law, or the company’s recoupment, or “clawback” policy as it may be amended from time to time.

Tax Withholding Obligations. The 2017 Incentive Plan authorizes the company and its subsidiaries to withhold all applicable taxes from any award or payment under the 2017 Incentive Plan and to take other actions necessary or advisable to satisfy those tax obligations.

Certain Federal Income Tax Consequences of the 2017 Incentive Plan

The following is a brief and general summary of certain federal income tax consequences applicable to transactions under the 2017 Incentive Plan. The consequences of transactions depend on a variety of factors, including a participant’s tax status. References to “the company” in this summary of tax consequences mean Hess Corporation or any subsidiary of

Hess Corporation that employs or receives the services of a recipient of an award under the 2017 Incentive Plan, as the case may be.

Incentive Stock Options. A participant will not recognize any income upon the grant of an incentive stock option or, assuming requirements of the 2017 Incentive Plan and the Code are met, upon exercise thereof. If the shares are disposed of by the participant more than two years after the date of grant of the incentive stock option, and more than one year after those shares are transferred to the participant, any gain or loss realized upon the disposition will be a long-term capital gain or loss, and the company will not be entitled to any income tax deduction in respect of the option or its exercise. If the participant disposes of the shares within either such period in a taxable transaction, the excess, if any, of the amount realized (up to the fair market value of such shares on the exercise date) over the exercise price will be compensation taxable to the participant as ordinary income, and the company will generally be entitled to a deduction equal to the amount of ordinary income recognized by the participant. If the amount realized upon that disqualifying disposition exceeds the fair market value of the shares on the exercise date, the excess will be a capital gain. If the exercise price exceeds the amount realized upon such disqualifying disposition, the difference will be a capital loss.

Non-Qualified Stock Options. Upon the grant of a non-qualified stock option, a participant will not recognize any taxable income. Generally, at the time a non-qualified stock option is exercised, the participant will recognize compensation taxable as ordinary income, and the company will generally be entitled to a deduction, in an amount equal to the difference between the fair market value on the exercise date of the shares of common stock purchased upon exercise and the exercise price. Upon a subsequent disposition of the shares, the participant will realize either long-term or short-term capital gain or loss, depending upon the holding period of the shares.

Stock Appreciation Rights. Upon the grant of a stock appreciation right, a participant will not recognize any taxable income. Generally, at the time a stock appreciation right is exercised, a participant will recognize compensation taxable as ordinary income, and the company will generally be entitled to a tax deduction, in an amount equal to any cash received (before applicable withholding) plus the fair market value on the exercise date of any shares of common stock received.

Restricted Stock. A participant will not realize any income upon the award of restricted stock that is not transferable and is subject to a substantial risk of forfeiture. Generally, unless a participant has made an election under section 83(b) of the Code, at the time the vesting terms and conditions applicable to restricted stock are satisfied, the participant will recognize compensation taxable as ordinary income, and the company will generally be entitled to a deduction, equal to the then fair market value of the common stock on the vesting date, together with the amount of any accrued dividends and any interest thereon received by the participant, if any.

Restricted Stock Units. Upon the grant of restricted stock units, a participant will not recognize any taxable income. Generally, the participant will recognize compensation taxable as ordinary income, and the company will generally be entitled to a tax deduction, in an amount equal to any cash received (before applicable withholding), plus the then-current fair market value of any shares of common stock received, by the participant upon settlement of the restricted stock units.

Performance Awards, Other Stock-based Awards and Dividend Equivalents. The granting of a performance award, other stock-based award or dividend equivalent right will not result in the recognition of taxable income by the participant or a tax deduction by the company. The payment or settlement of a performance award, other stock-based award or dividend equivalent right generally results in immediate recognition of taxable ordinary income by the participant equal to the amount of any cash received or the then-current fair market value of the shares of common stock received, and a corresponding tax deduction by the company. If the shares covered by the award are not transferable and subject to a substantial risk of forfeiture, the tax consequences to the participant and the company will be similar to the tax consequences of restricted stock awards, described above. If the award consists of unrestricted shares of common stock, the recipient of those shares will immediately recognize as taxable ordinary income the fair market value of those shares on the date of the award, and the company will be entitled to a corresponding tax deduction.

Under section 162(m) of the Code, the company may be limited as to federal income tax deductions to the extent that total annual compensation in excess of $1 million is paid to the company’s “covered employees” under section 162(m) (generally, the principal executive officer or any one of the company’s other three highest paid executive officers, other than the principal executive officer or principal financial officer, who are employed by the company on the last day of the company’s taxable year). However, certain “performance-based compensation” the material terms of which are disclosed to and approved by the company’s stockholders is not subject to this deduction limitation.

The 2017 Incentive Plan has been structured with the intention that compensation resulting from stock options and SARs granted under the 2017 Incentive Plan will be qualified performance-based compensation and deductible without regard to the limitations otherwise imposed by section 162(m) of the Code. The 2017 Incentive Plan allows the committee discretion to award performance awards, performance-based restricted stock and performance-based restricted stock units that are intended to be qualified performance-based compensation for purposes of section 162(m). Approval of the 2017 Incentive Plan and its material terms by the company’s stockholders is necessary to preserve the company’s ability to grant such awards under the plan.

Under certain circumstances, accelerated vesting, exercise or payment of awards under the 2017 Incentive Plan in connection with a “change in control” of the company might be deemed an “excess parachute payment” for purposes of the golden parachute payment provisions of section 280G of the Code. To the extent it is so considered, the participant holding the award would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and the company would be denied a tax deduction for the excess parachute payment.

New Plan Benefits

Because it is within the committee’s discretion to determine which non-employee directors, officers, employees and consultants receive awards under the 2017 Incentive Plan, and the types and amounts of those awards, it is not possible at present to specify the persons to whom awards will be granted in the future, and the amounts and types of individual grants. However, it is anticipated that, among others, all current executive officers of the company, including the company’s named executive officers, will receive equity awards under the 2017 Incentive Plan. While the benefits or amounts that would have been received by, or allocated to, those persons for the last completed fiscal year if the 2017 Incentive Plan had been in effect cannot be determined, see “Grants of Plan-Based Awards” on page 47 for a description of equity grants made to our named executive officers during 2016 under our existing plan.

Approval of the 2017 Incentive Plan requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the meeting. Abstentions will have the same effect as a vote against this proposal. Broker non-votes, if any, will not be counted as present and are not entitled to vote on this proposal.

The board of directors recommends a vote FOR this proposal to approve the 2017 Incentive Plan.

Securities Authorized for Issuance Under Equity Compensation Plans

See “Compensation Discussion and Analysis – LTI Program Structure” for a discussion of the company’s equity compensation plans.

The following table shows information relating to the number of shares authorized for issuance under the company’s equity compensation plans as of December 31, 2016.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the second column)
Equity Compensation Plans
Approved by stockholders	6,591,944	(a)	$67.15	10,551,300	(b)
Not approved by stockholders (c)	—		—	—
(a)

This amount includes 6,591,944 shares of common stock issuable upon exercise of outstanding stock options. This amount excludes 1,015,379 performance share units (PSU) for which the number of shares of common stock to be issued may range from 0% to 200%, based on our total shareholder return (TSR) relative to the TSR of a predetermined group of peer companies over a three-year performance period ending December 31 of the year prior to settlement of the grant. In addition, this amount also excludes 3,100,659 shares of common stock issued as restricted stock pursuant to our equity compensation plans.

(b)

These securities may be awarded as stock options, restricted stock, performance share units or other awards permitted under our equity compensation plan. As of March 9, 2017, the company had 6,429,132 shares of common stock available for future grants under the Amended and Restated 2008 Long-Term Incentive Plan and prior incentive plans.

(c)

We have a Non-Employee Director’s Stock Award Plan pursuant to which each non-employee director annually receives approximately $175,000 in value of our common stock. These awards are made from shares we have purchased in the open market.

PROPOSAL 6: STOCKHOLDER PROPOSAL FOR A SCENARIO ANALYSIS REPORT REGARDING CARBON ASSET RISK

The company has received notice from the Park Foundation, represented by As You Sow, 1611 Telegraph Avenue, Suite 1450, Oakland, CA 94612, which has continuously held more than $2,000 of the company’s common stock since November 21, 2015, of their intention to present the following resolution for action at the annual meeting. The proponent also furnished the supporting statement immediately following the resolution. Adoption of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting. Abstentions will be counted as present for purposes of this vote and therefore will have the same effect as a vote against this stockholder proposal. Broker non-votes will not be counted as present and are not entitled to vote on the proposal.

PROPOSAL FOR CARBON ASSET RISK SCENARIO ANALYSIS REPORT

WHEREAS,

Climate change, and actions to mitigate and adapt to it, will meaningfully affect the demand for, and costs associated with, carbon-based fuels.

Global action on climate change is accelerating. In November 2016, the Paris Agreement entered into force. Its goal of keeping global temperature rise well below 2 degrees Celsius is already shaping national and global policy decisions.

According to the International Energy Agency (IEA), transportation accounts for more than one fifth of global carbon dioxide emissions, requiring rapid adoption of new technologies to keep temperatures within limits.

The IEA forecasts that electrification of transport will play a critical role in achieving required greenhouse gas reductions. In October 2016, Fitch Ratings described electric cars as a “resoundingly negative” threat to the oil industry and urged energy companies to plan for “radical change.” The CEOs of Statoil and Shell recently predicted that peak demand for oil may occur as early as the 2020s due to electric vehicle adoption. This is consistent with the IEA’s “450 Scenario” which projects global oil demand peaking in 2020.

In June 2016, Moody’s credit rating agency indicated it would begin to analyze carbon transition risk based on scenarios consistent with the Paris Agreement, noting the high carbon risk exposure of the energy sector. The Financial Stability Board’s Task Force on Climate Related Financial Disclosures has indicated that it favors such analysis.

The recent prolonged downturn in oil prices, where oil supplies outpaced demand, underscores the risks associated with investing in complex, high-cost projects .such as deep water drilling. This was highlighted in a 2016 report “Unconventional Risks: the Growing Uncertainty of Oil Investments.” (As You Sow). Uncertainty around future demand growth in light of climate change has led competitors like ConocoPhillips to test capital planning decisions against multiple carbon-constrained scenarios to avoid the risk of stranded assets.

The increasing likelihood of public policy action, and the speed of technological advancements to address climate change, make it vital that Hess provide investors with more detailed analyses of the potential risks to its business under a range of climate scenarios. While

Hess’ website notes generically that “regulatory changes could significantly increase our capital expenditures and operating costs or could result in delays to or limitations on our exploration and production activities,” it has not presented analysis allowing investors to assess the resilience of our company’s portfolios under various carbon-constrained scenarios.

RESOLVED:

Shareholders request that by 2018 Hess publish an analysis, at reasonable cost and omitting proprietary information, of long term impacts to the Company’s oil and gas reserves and resources under a scenario in which demand reduction for oil and gas results from carbon restrictions or related rules or commitments adopted by governments consistent with the Paris Agreement’s 2 degree C global warming target. The reporting should assess the resilience of the company’s portfolio of assets through 2040 and the financial risks associated with such a scenario.

BOARD OF DIRECTORS STATEMENT IN OPPOSITION

For the reasons discussed below the board of directors recommends a vote AGAINST the stockholder proposal.

The board has carefully considered this proposal and believes that approval of the proposed resolution is not in the best interest of the company or its stockholders. As discussed below, the company already discloses what it believes is the likely impact of climate change regulation on the company in its annual sustainability report. The analysis requested by the proponent would require a significant expenditure of corporate resources to pursue a speculative exercise that would provide little insight to investors.

The company and the board recognize the importance, as both an ethical and a business responsibility, of addressing the environmental, social and business impacts of carbon emissions and climate change. In 2013 the board established an environmental, health and safety subcommittee of its audit committee to provide focused oversight of the company’s policies, programs and practices as they relate to environmental risks, including climate change. These matters are reviewed with the board and taken into account in strategic business decisions.

The company also publishes a comprehensive annual sustainability report that details the company’s policies and strategy relating to corporate sustainability, including a detailed discussion of the company’s policies and goals in addressing the risks and opportunities for the company presented by climate change and the changing market for energy products and services. The company’s most recent annual sustainability report for 2015 is available on the company’s website at www.hess.com. The company’s sustainability report has been prepared in accordance with GRI’s G4 core reporting requirements. Hess has consistently been recognized as a leader in the oil and gas industry for its disclosure and transparency relating to sustainability, climate change and environmental matters. In 2016, the company was recognized on the prestigious CDP Global Climate List as a leader, the highest category of designation, in addressing climate-related risks and opportunities, and was among the top-ranking energy producers on the list. Also in 2016, the company was included in the Dow Jones Sustainability Index North America, which highlights public companies with outstanding performance across economic, environmental and social factors, for the seventh consecutive year, the Corporate Responsibility Magazine’s 100

Best Corporate Citizens for the ninth consecutive year, ranking as the top energy company for the third consecutive year, and earned Newsweek’s Green Ranking for the sixth time.

In its 2015 sustainability report, the company specifically addressed the carbon asset risk issue. The company has developed a risk profile for all its assets in which key risks, including carbon, are identified with the likelihood and potential impact to the business estimated. In addition, the company actively evaluates project viability based on potential future carbon constraints. The company established an updated carbon price in our economic evaluation process for significant new projects to include a theoretical $40 per tonne carbon dioxide price. According to the International Energy Agency’s (“IEA”) most recent 2016 World Energy Outlook New Policy Scenario (the most likely case, which incorporates all Paris climate pledges and includes approximately 190 countries), worldwide energy use will grow by approximately 30% between 2014 and 2040. The IEA maintains that energy demand for oil and gas will grow by 27% between 2014 and 2040, with oil and gas collectively accounting for 50% of the total energy mix, down slightly from 52% in last year’s forecast.

In the IEA’s 2016 alternative 450 Scenario (which is consistent with a 50% chance of limiting the concentration of greenhouse gases in the atmosphere to around 450 parts per million, or the 2 degree scenario), energy demand will increase by 9% in 2040, with oil and gas accounting for approximately 45% of the total energy mix. IEA provided that the challenges of achieving the 450 Scenario are immense, requiring a major reallocation of investment capital going to the energy sector. Even in this 450 Scenario, IEA finds no reason to assume widespread “stranding” of upstream oil assets, stressing that the decline in oil production from currently producing fields far exceeds the natural decline in demand for oil in this scenario. IEA insists that despite the need to begin transitioning away from a fossil-based energy system, failing to invest in upstream assets could lead to supply shortfalls and accompanying price instability, which would undoubtedly complicate the transition to a lower carbon energy system.

Our 2015 sustainability report also cites a 2014 IHS Energy carbon asset risk study that found the financial value of most publicly traded oil and gas companies is based primarily on the valuation of proved reserves, as defined by the SEC, 90% of which are expected to be monetized over the next 10 to 15 years. Reserves that are expected to be produced beyond a 15 year time horizon have a limited impact on a company’s valuation. According to IHS Energy, while proved reserves on average account for only 24% of the resource base by volume, they account for 84% of the 2014 resource base that drives a company’s total valuation. Based on this IHS study, and the IEA positions cited above, the company believes that there is a high likelihood its reserves will be monetized and that markets are currently valuing its carbon assets rationally.

Preparing an additional report on carbon asset risk like the one described by the proponents would require a significant amount of time and effort by the company, without providing our stockholders with commensurate value. Analysis of the Hess portfolio based on the parameters set forth by the proponent, including a scenario consistent with a 2 –degree global warming target, would be extremely speculative, requiring numerous assumptions, and risks confusing and misleading investors about the company’s actual performance. To the extent that drastic reductions in greenhouse gas emissions and other environmental trends become material risks to the financial and operational performance of the company, those risks will be addressed in the ordinary course through the company’s annual reports on Form 10-K and/or other public filings.

The company’s 2016 annual report on Form 10-K includes a risk factor addressing the effects of stringent greenhouse gas emission regulations.

Because the company has already proactively taken the steps to disclose to its stockholders through its sustainability report its efforts to reduce its operational carbon footprint, as well as its strategy to address changes in the energy market relating to the reduction of carbon emissions and increased focus on renewable energy, the board does not believe it would be in the best interests of the company to expend significant time and corporate resources to provide the type of additional speculative analysis requested by the proponents. A substantially similar proposal was submitted by the proponents at the last three annual meetings and was rejected by a significant margin, receiving support from only 19.2%, 23.3% and 7.5% of shares present and entitled to vote at the 2016, 2015 and 2014 annual meetings, respectively.

The board of directors recommends that stockholders vote AGAINST a scenario analysis report regarding carbon asset risk.

OTHER MATTERS

The board of directors knows of no other matters to come before the meeting. Should any unanticipated business properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment. The accompanying proxy confers discretionary authority to such persons to vote on any unanticipated matters.

It is important that proxies be returned promptly. Stockholders are urged to date and sign the proxy and return it promptly in the accompanying envelope, or to vote via the internet or by calling the toll-free number as instructed on the proxy card.

By order of the Board of Directors,

Timothy B. Goodell

Senior Vice President, General Counsel and Corporate Secretary

April 28, 2017

ANNEX A

HESS CORPORATION

2017 LONG TERM INCENTIVE PLAN

SECTION 1.    Purpose. The purpose of this 2017 Long-Term Incentive Plan (the “Plan”) of Hess Corporation (together with any successor thereto, the “Corporation”) is (a) to promote the identity of interests between shareholders of the Corporation and non-employee directors of the Corporation and officers, other employees and consultants of the Corporation and the Subsidiaries by encouraging and creating significant ownership of Common Stock of the Corporation by such directors, officers, other employees and consultants; (b) to enable the Corporation and the Subsidiaries to attract and retain qualified officers, other employees, consultants and directors who contribute to the Corporation’s and its Subsidiaries’ success by their ability, ingenuity and industry; and (c) to provide meaningful long-term incentive opportunities for such officers, other employees, consultants and directors who are responsible for the success of the Corporation and the Subsidiaries and who are in a position to make significant contributions toward their objectives.

SECTION 2.    Definitions. In addition to the terms defined elsewhere in the Plan, the following shall be defined terms under the Plan:

2.01 “Assumed” where used to describe an Award, means that, pursuant to a transaction resulting in a Change in Control, either (a) the Award is expressly affirmed by the Corporation or (b) the contractual obligations represented by the Award are expressly (and not merely by operation of law) assumed by the surviving or successor corporation or entity to the Corporation, or any parent or subsidiary of either thereof, or any other corporation or entity that is a party to the transaction resulting in the Change in Control, in connection with such Change in Control, with appropriate adjustments to the number and kind of securities of such surviving or successor corporation or entity, or such other applicable parent, subsidiary, corporation or entity, subject to the Award and the exercise or purchase price thereof, which preserves the compensation element of the Award existing at the time of such Change in Control transaction, and provides for subsequent payout in accordance with the same (or more favorable) payment and vesting schedule applicable to such Award, as determined in accordance with the instruments evidencing the agreement to assume the Award. The determination of Award comparability for this purpose shall be made by the Committee, and its determination shall be final, binding and conclusive.

2.02 “Award” means any Performance Award, Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Dividend Equivalent granted to a Participant under the Plan.

2.03 “Award Agreement” means any written or electronic agreement, contract, or other instrument or document evidencing an Award. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

2.04 “Board” means the Board of Directors of the Corporation.

2.05 “Cause” means, unless otherwise provided in the Participant’s Award Agreement: (i) a felony conviction of the Participant or the failure of the Participant to contest prosecution for a felony; (ii) the Participant’s gross and willful misconduct in connection with the performance of the Participant’s duties with the Corporation and/or a Subsidiary or (iii) the willful and continued failure of the Participant to substantially perform the Participant’s duties with the Corporation after a written demand from the Board or the Committee for substantial performance which specifically identifies the manner in which the Board or the Committee, as the case may be, believes that the Participant has not performed the Participant’s duties with the Corporation, provided that the event or circumstance described in clause (i), (ii) or (iii) is directly and materially harmful to the business or reputation of the Corporation or any Subsidiary; provided further, however, that, if at any particular time the Participant is subject to an effective employment agreement or Change in Control agreement with the Corporation or a Subsidiary, then, in lieu of the foregoing definition, “Cause” shall at that time have such meaning as may be specified in such employment agreement or Change in Control agreement, as applicable.

2.06 “Change in Control” and related terms are defined in Section 9.

2.07 “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

2.08 “Committee” means the Compensation and Management Development Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan, or any subcommittee of either; provided, however, that the Committee, and any subcommittee thereof, shall consist of three or more directors (or such lesser number as may be permitted by applicable law or rule), each of whom is a “disinterested person” within the meaning of the applicable provisions of Rule 16b-3 under the Exchange Act, is, to the extent that an exception from the deduction limitations of Section 162(m) of the Code is sought with respect to Awards, an “outside director” within the meaning of Section 162(m)(3)(c) of the Code and Treasury Regulation Section 1.162-27(e)(3), as amended from time to time, and satisfies such additional regulatory or listing requirements as the Board may determine to be applicable or appropriate, and any such other criteria of independence as the Board may establish.

2.09 “Corporation” is defined in Section 1.

2.10 “Covered Employee” means any Participant who the Committee determines, at the time an Award is granted to such Participant, is, or may as of the end of the tax year in which the Corporation or a Subsidiary would claim a tax deduction in connection with such Award, a “covered employee” within the meaning of Section 162(m) of the Code, and successor provisions.

2.11 “Dividend Equivalent” means a right, granted to a Participant under Section 6.04, to receive cash, Shares, other Awards, or other property equal in value to dividends paid with respect to a specified number of Shares.

2.12 “Early Retirement” shall be as defined in an Award Agreement, if applicable.

2.13 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and any rules and regulations thereunder.

2.14 “Fair Market Value” means, with respect to Shares, Awards, or other property, the fair market value of such Shares, Awards, or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Shares as of any date shall be the closing sales price on that date of a Share as reported in the New York Stock Exchange Composite Transaction Report; provided, that if there were no sales on the valuation date but there were sales on dates within a reasonable period both before and after the valuation date, the Fair Market Value is the weighted average of the closing prices on the nearest date before and the nearest date after the valuation date. The average is to be weighted inversely by the respective numbers of trading days between the selling dates and the valuation date.

2.15 “Full Retirement” shall be as defined in an Award Agreement, if applicable.

2.16 “Good Reason” means, unless otherwise provided in the Participant’s Award Agreement, the occurrence of one or more of the following events (regardless of whether any other reason, other than Cause, for the Participant’s termination of employment exists or has occurred): (i) failure to elect or reelect or otherwise to maintain the Participant in the office or the position, or at least a substantially equivalent office or position, of or with the Corporation, which the Participant held immediately prior to the Change in Control, or the removal of the Participant as a director of the Corporation, if the Participant shall have been a director of the Corporation immediately prior to the Change in Control; (ii) (A) any material adverse change in the nature or scope of the Participant’s authorities, powers, functions, responsibilities or duties from those in effect immediately prior to the Change in Control, (B) a material reduction in the Participant’s annual base salary rate, (C) a material reduction in the Participant’s annual incentive compensation target or any material reduction in the Participant’s other bonus opportunities or (D) the termination or denial of the Participant’s ability to participate in employee welfare benefits, including travel accident, major medical, dental care and other welfare benefit programs, substantially similar to those in effect immediately prior to the Change in Control, or, if greater, to those that the Participant was receiving or entitled to receive immediately prior to the date of his or her termination of employment with the Corporation or a Subsidiary (or, if greater, immediately prior to any such termination or denial), or in the Corporation’s Employees’ Pension Plan or Pension Restoration Plan or other supplemental pension plan in effect as of the date of the Change in Control, or a material reduction in the scope or value thereof; (iii) the Corporation requires the Participant to change the Participant’s principal location of work to a location that is in excess of thirty (30) miles from the location thereof immediately prior to the Change in Control, or requires the Participant to travel in the course of discharging the Participant’s responsibilities or duties at least 20% more (in terms of aggregate days in any calendar year or in any calendar quarter when annualized for purposes of comparison to any prior year) than was required of the Participant in any of the three full years immediately prior to the Change in Control without, in either case, the Participant’s prior written consent; or (iv) if at any particular time the Participant is subject to an effective employment agreement or Change in Control agreement with the Corporation or a Subsidiary, (A) the liquidation, dissolution, merger, consolidation or reorganization of the Corporation or transfer of all or substantially all of its business and/or assets, unless the successor or successors (by liquidation, merger, consolidation, reorganization, transfer or otherwise) to which all or substantially all of its businesses and/or assets have been transferred (directly or by operation of law), by agreement in form and substance reasonably satisfactory to the Participant, expressly assumed and agreed to perform all duties and obligations of the Corporation or such Subsidiary under such agreement in the same manner and to the same extent that the Corporation or such Subsidiary would be required to so perform if no such succession had taken place or (B) without limiting the generality or effect of the foregoing, any material breach of such agreement by the Corporation or such Subsidiary. The foregoing to the contrary notwithstanding, (a) a termination of employment of a Participant for Good Reason shall not have occurred unless (i) the Participant gives written notice to the Corporation within thirty (30) days after the Participant first becomes aware of the occurrence of the circumstances constituting Good Reason, specifying in reasonable detail the circumstances constituting Good Reason, (ii) the Corporation has failed within thirty (30) days after receipt of such notice to cure the circumstances constituting Good Reason and (iii) the Participant must terminate employment within (30) days following the expiration of such cure period and (b) if at any particular time the Participant is subject to an effective employment agreement or Change in Control agreement with the Corporation or a Subsidiary, then, in lieu of the foregoing definition, “Good Reason” shall at that time have such meaning as may be specified in such employment agreement or Change in Control agreement, as applicable.

2.17 “Immediate Family Member” means, with respect to any Participant, any of such Participant’s spouse, children, parents or siblings.

2.18 “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code.

2.19 “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

2.20 “Option” means a right, granted to a Participant under Section 6.07, to purchase Shares at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.21 “Participant” means an eligible person who has been granted an Award under the Plan.

2.22 “Performance Award” means a right, granted to a Participant under Section 6.03, to receive cash, Shares, other Awards, or other property the payment of which is contingent upon achievement of performance goals specified by the Committee.

2.23 “Performance-Based Restricted Stock” means Restricted Stock that is subject to a risk of forfeiture if specified performance goals are not met within the restriction period.

2.24 “Performance-Based Restricted Stock Unit” means a Restricted Stock Unit that is subject to forfeiture if specified performance criteria are not met within the restriction period.

2.25 “Plan” is defined in Section 1.

2.26 “Prior Plan” means the Hess Corporation Amended and Restated 2008 Long-Term Incentive Plan (Approved by stockholders on May 7, 2008, and incorporating amendments to Section 9.02(c) and (d) effective March 3, 2010, and amendments to Section 4 effective when approved by stockholders on May 2, 2012, and Amended and Restated as of March 4, 2015, effective when approved by the stockholders on May 6, 2015).

2.27 “Replaced,” where used to describe an Award, means that pursuant to a transaction resulting in a Change in Control, the Award is replaced with a comparable stock award or a cash incentive program by the Corporation, the surviving or successor corporation or entity to the Corporation, or any parent or subsidiary of either thereof, or any other corporation or entity that is a party to the transaction resulting in the Change in Control, in connection with such Change in Control, which preserves the compensation element of the Award existing at the time of such Change in Control transaction, and provides for subsequent payout in accordance with the same (or more favorable) payment and vesting schedule applicable to such Award, as determined in accordance with the instruments evidencing the agreement to replace the Award. The determination of Award comparability for this purpose shall be made by the Committee, and its determination shall be final, binding and conclusive.

2.28 “Restricted Stock” means Shares granted to a Participant under Section 6.05, that are subject to certain restrictions and to a risk of forfeiture.

2.29 “Restricted Stock Units” means a right, granted to a Participant under Section 6.06, to receive Shares, a cash payment determined by reference to the then-current Fair Market Value of Shares or a combination of Shares and such cash payment (as the Committee shall determine) at the end of a specified restriction period.

2.30 “Rule 16b-3” means Rule 16b-3, as from time to time amended and applicable to Participants, promulgated by the Securities and Exchange Commission (“SEC”) under Section 16 of the Exchange Act.

2.31 “Shares” means the Common Stock, $1.00 par value per share, of the Corporation and such other securities of the Corporation as may be substituted for Shares or such other securities pursuant to Section 10.

2.32 “Special Restricted Stock Units” means Restricted Stock Units granted under Subsection 6.06(i)(b), subject to the maximum Share limitation set forth in Section 7.02.(iv).

2.33 “Special Restricted Stock” means Restricted Stock granted under Subsection 6.05(i)(b), subject to the maximum Share limitation set forth in Section 7.02.(iv).

2.34 “Stock Appreciation Right” means a right, granted to a Participant under Section 6.08, to be paid an amount measured by the appreciation in the Fair Market Value of Shares from the date of grant to the date of exercise of the right, with payment to be made in cash, Shares, other Awards, or other property as specified in the Award or determined by the Committee.

2.35 “Subsidiary” means any corporation (other than the Corporation) with respect to which the Corporation owns, directly or indirectly, 50% or more of the total combined voting power for all classes of stock. In addition, any other related entity may be designated by the Board or the Committee as a Subsidiary, provided the Board or the Committee determines that the Corporation has a substantial ownership interest in such entity; and provided further that any such determination shall be made taking into account, without limitation, Sections 409A and 422 of the Code, as applicable. The foregoing to the contrary notwithstanding, for purposes of Incentive Stock Options, “Subsidiary” means any present or future corporation which is or would be a “subsidiary corporation” of the Corporation as such term is defined in Section 424(f) of the Code.

2.36 “Substitute Awards” has the meaning given such term in Section 7.03.

2.37 “Year” means a calendar year.

SECTION 3.    Administration.

3.01 Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i) to select and designate Participants;

(ii) to designate Subsidiaries;

(iii) to determine the type or types of Awards to be granted to each Participant;

(iv) to determine the number of Awards to be granted, the number of Shares to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waivers or accelerations thereof, and waiver of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(v) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be cancelled, forfeited, or surrendered;

(vi) to determine whether, to what extent, and under what circumstances cash, Shares, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or pursuant to an agreement between the Corporation and the Participant;

(vii) to prescribe the form of each Award Agreement, which need not be identical for each Participant;

(viii) to amend any outstanding Award Agreement in accordance with the provisions of Section 11 hereof.

(ix) to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(x) to interpret the Plan and the Award Agreements hereunder, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law;

(xi) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder; and

(xii) to take all other actions and make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

3.02 Manner of Exercise of Committee Authority. Unless authority is specifically reserved to the Board under the terms of the Plan, or applicable law, the Committee shall have sole discretion in exercising such authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Corporation, Subsidiaries, Participants, any person claiming any rights under the Plan from or through any Participant, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may, to the extent permissible under applicable law, delegate to officers or managers of the Corporation or any Subsidiary the authority, subject to such terms as the Committee shall determine, to perform administrative functions or exercise powers, responsibilities or duties of the Committee under the Plan. In delegating its authority, the Committee will consider the extent to which any delegation may cause Awards to fail to be deductible under Section 162(m) of the Code or to fail to meet the requirements of Rule 16(b)-3(d)(1) or Rule 16(b)-3(e) under the Exchange Act. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board will have all of the authority and responsibility granted to the Committee herein.

3.03 Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Corporation or any Subsidiary, the Corporation’s independent certified public accountants, or any consultant or other professional retained by the Corporation to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Corporation acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Corporation acting on their behalf, shall, to the extent permitted by law, be fully indemnified and protected by the Corporation with respect to any such action, determination, or interpretation. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which a person may be entitled under the Corporation’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Corporation may have to indemnify such persons or hold them harmless.

SECTION 4.    Shares Subject to the Plan. The shares of stock subject to Awards granted under the Plan shall be Shares. Shares subject to the Plan may be either authorized and unissued shares (which will not be subject to preemptive rights) or previously issued shares acquired by the Corporation or any Subsidiary. Subject to adjustment as provided in Section 10, the total number of Shares reserved and available for Awards under the Plan includes the following Shares: (a) 13,500,000 new Shares, plus (b) up to 6,429,132 Shares that have been approved by the Company’s stockholders for issuance but have not been awarded under the Prior Plan as of March 9, 2017, plus, (c) up to 6,602,006 Shares subject to outstanding stock options or other awards under the Prior Plan as of March 9, 2017 to the extent that on or after March 9, 2017 such stock options or other awards are forfeited or such a stock option or other award is settled or terminates without a distribution of Shares (whether or not cash, other awards or other property is distributed with respect to such stock option or other award) (the “Share Reserve”). For purposes of this Section 4, (a) each Share delivered pursuant to an Option shall reduce the Share Reserve by one (1) Share; (b) each Share subject to the exercised portion of a SAR shall reduce the Share Reserve by one (1) Share, such that the total number of Shares with respect to which such SAR is exercised shall reduce the Share Reserve by an equal number of Shares; (c) each Share delivered pursuant to a Restricted Stock Unit Award, a Dividend Equivalent paid in Shares, or a Performance Award shall reduce the Share Reserve by two (2) Shares; (d) each Share delivered pursuant to a Restricted Stock Award without a purchase price, or with a per-Share purchase price lower than one hundred percent (100%) of the Fair Market Value of a Share on the grant date of such Restricted Stock Award, shall reduce the Share Reserve by two (2) Shares; (e) each Share delivered pursuant to a Restricted Stock Award with a per-Share purchase price at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the grant date of such Restricted Stock Award shall reduce the Share Reserve by one (1) Share; and (f) notwithstanding the foregoing provisions of this sentence to contrary, the Share Reserve shall not be reduced to the extent that a distribution pursuant to an Award is made in cash. Subject to the immediately preceding sentence, and except (x) as may be inconsistent with the rules governing Incentive Stock Options under the Code and (y) for purposes of the maximum Share amounts set forth in Sections 7.02, if any Shares are subject to an Option, Stock Appreciation Right, or other Award (or outstanding award under the Prior Plan) which for any reason expires or is terminated or canceled without having been fully exercised or satisfied, or are subject to any Restricted Stock Award (including any Shares subject to a Participant’s Restricted Stock Award that are repurchased by the Corporation at the Participant’s cost), Restricted Stock Unit Award or other Award granted under the Plan which are forfeited, the Shares subject to such Award shall, to the extent of any such expiration, termination, cancellation or forfeiture, be available for delivery in connection with future Awards under the Plan. Notwithstanding any other provisions of this Section 4 to the contrary, (i) the payment of cash dividends or Dividend Equivalents in cash in connection with Awards shall not reduce the Share Reserve, (ii) Shares withheld or tendered to pay the exercise price of an Option shall not again be available for issuance pursuant to future Awards under the Plan, (iii) Shares withheld or tendered to pay withholding taxes with respect to an outstanding Award shall not again be available for issuance pursuant to future Awards under the Plan, (iv) Shares not delivered to a Participant under a stock–settled Stock Appreciation Right (whether such Shares are withheld to cover the base price or are withheld to pay withholding taxes) shall not again be available for issuance pursuant to future Awards under the Plan, and (v) Shares repurchased by the Corporation using proceeds from the exercise of an Option shall not again be available for issuance pursuant to future Awards under the Plan. Any Shares delivered under the Plan upon exercise or satisfaction of Substitute Awards shall not reduce the Shares available for delivery under the Plan; provided, however, that the total number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan shall be equal to 13,500,000 Shares, as adjusted pursuant to this Section 4, but without application of the foregoing provisions of this sentence or the provisions of the first sentence of this Section 4 concerning Shares subject to certain stock options or other awards under the Prior Plan. From and after the effective date of the Plan, no further grants or awards shall be made under the Prior Plan; however, grants or awards made under the Prior Plan before the effective date of the Plan shall continue in effect in accordance with their terms.

SECTION 5.    Eligibility. Awards may be granted only to individuals who are officers, other employees (including employees who are also directors) or consultants of the Corporation or a Subsidiary, or non-employee directors of the Corporation.

SECTION 6.    Specific Terms of Awards.

6.01 General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 11.02), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. Except as provided in Section 7.04, only services may be required as consideration for the grant of any Award.

6.02 Minimum Vesting Conditions. Participants who are granted Awards will be required to continue to provide continuous services to the Corporation (or a Subsidiary) for not less than one-year following the date of grant in order for any portion of such Award to vest or be exercisable (other than in case of death, disability, a termination by the Corporation (or a Subsidiary) other than for Cause or a Change in Control). Notwithstanding the foregoing, up to five (5) percent of the available Shares authorized for issuance under the Plan pursuant to Section 4 may provide for vesting of Awards partially or in full in less than one-year.

6.03 Performance Awards. Subject to the provisions of Sections 7.01 and 7.02, the Committee is authorized to grant Performance Awards to Participants on the following terms and conditions:

(i) Awards and Conditions. A Performance Award shall confer upon the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Award is granted, in whole or in part, as determined by the Committee, conditioned upon the achievement of performance criteria determined by the Committee.

(ii) Performance Period. The period of time with respect to which it is to be determined whether the performance criteria applicable to a Performance Award have been achieved shall not be less than one year, commencing not earlier than the commencement of the performance period during or with respect to which such Performance Award is granted.

(iii) Other Terms. A Performance Award shall be denominated in Shares, Share equivalents, units or cash, and may be payable in cash, Shares, other Awards, or other property, and have such other terms as shall be determined by the Committee.

6.04 Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Participants with respect of an Award (other than Stock Options or SARs). During the period in which the Shares underlying an Award are unvested, subject to forfeiture or subject to performance vesting conditions, such Dividend Equivalents shall be accumulated and retained by the Corporation and paid to the Participant (with or without interest, as determined by the Committee), at the time the restrictions on the underlying Shares lapse. Such Dividend Equivalents will revert back to the Corporation if for any reason the underlying Shares upon which such Dividend Equivalents relate are forfeited.

6.05 Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i) Issuance and Restrictions.

(a) Subject to the provisions of Section 6.02, Restricted Stock (other than Special Restricted Stock) shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote such Restricted Stock or the right to receive dividends thereon), which restrictions shall lapse: (x) in full with respect to all Shares underlying such Award of Restricted Stock at the expiration of a period determined in the discretion of the Committee; (y) proportionally in equal installments of the Shares underlying such Award of Restricted Stock over a period determined in the discretion of the Committee ; or (z) in the case of Performance-Based Restricted Stock, a performance period of not less than one year with respect to which it is to be determined whether the performance goals applicable to such Performance-Based Restricted Stock have been achieved, as the Committee shall determine, except that such restrictions may lapse earlier in the event of death, disability or a Full Retirement or Early Retirement of an awardee, on such terms as the Committee shall determine, or in accordance with Section 9 hereof. The Committee shall not have the authority to otherwise accelerate the vesting of an Award of Restricted Stock under this Section 6.05(i)(a).

(b) Special Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Special Restricted Stock or the right to receive dividends thereon) which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee shall determine.

(ii) Forfeiture. Performance-Based Restricted Stock shall be forfeited unless pre-established performance goals specified by the Committee are met during the applicable restriction period. Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and returned to the Corporation.

(iii) Certificates of Shares. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, the Corporation or an escrow agent acting on behalf of the Corporation shall retain physical possession of the certificates, and the Participant shall deliver a stock power to the Corporation or such agent, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends. Unless otherwise determined by the Committee, cash dividends and other distributions made or paid with respect to the Shares underlying an Award of Restricted Stock or Performance-Based Restricted Stock shall be held in escrow by the Corporation, and may (but need not be) reinvested as determined by the Committee. During the period in which the Restricted Stock is subject to restrictions, such dividends and other distributions shall be accumulated and retained by the Corporation (with or without interest, as determined by the Committee), and paid to the Participant at the time the restrictions on the Shares lapse. Such dividends or other distributions will revert back to the Corporation if for any reason the Restricted Stock upon which such dividends or other distributions were paid is forfeited. Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend or other distribution, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock or Performance-Based Restricted Stock with respect to which such stock or other property has been distributed.

6.06 Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Participants, on the following terms and conditions:

(i) Award and Restrictions.

(a) Subject to Section 6.02, Settlement of an Award of Restricted Stock Units by delivery of Shares, a cash payment, or a combination thereof will occur upon expiration of the restriction period specified for such Restricted Stock Units (other than Special Restricted Stock Units) by the Committee (or, if permitted by the Committee, as elected by the awardee), which restriction period shall lapse: (x) in full with respect to all Shares underlying such Award of Restricted Stock Units at the expiration of a period determined in the discretion of the Committee ; (y) proportionally in equal installments of the Shares underlying such Award of Restricted Stock Units over a period determined in the discretion of the Committee; or (z) in the case of Performance-Based Restricted Stock Units, a performance period of not less than one year with respect to which it is to be determined whether the performance goals applicable to such Performance-Based Restricted Stock Units have been achieved, as the Committee shall determine, except that such restriction period may lapse earlier in the event of death, disability or Full Retirement or Early Retirement of an awardee, on such terms as the Committee shall determine, or in accordance with Section 9 hereof. In addition, Restricted Stock Units shall be subject to such other restrictions as the Committee may impose, which other restrictions shall lapse at the expiration of such restriction period. The Committee shall not have the authority to otherwise accelerate the expiration of the restriction period for an Award of Restricted Stock Units under Section 6.06(i)(a).

(b) Settlement of an Award of Special Restricted Stock Units by delivery of Shares, a cash payment, or a combination thereof will occur upon expiration of the restriction period specified for such Special Restricted Stock Units by the Committee (or, if permitted by the Committee, by the awardee). In addition, Special Restricted Stock Units shall be subject to such restrictions as the Committee may impose, which restrictions may lapse at the expiration of the restriction period or at earlier specified times, separately or in combination, in installments, or otherwise, as the Committee shall determine.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee), or failure to meet any applicable performance goals, during the applicable restriction period or portion thereof (as provided in the Award Agreement evidencing the Restricted Stock Units), all Restricted Stock Units that are at that time subject to the restriction period (other than a deferral at the election of the Participant) shall be forfeited.

(iii) Any election and other distribution provisions applicable to Restricted Stock Units, and the other terms of any Restricted Stock Units, shall be determined by the Committee, after taking into account, without limitation, the provisions of Section 409A of the Code.

6.07 Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i) Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee; provided, however, that, except as provided in Section 10, such exercise price shall be not less than the Fair Market Value of a Share on the date of grant of such Option (or such higher exercise price as may be required under Section 422 of the Code); provided further, however, that Substitute Awards granted in the form of Options shall have an exercise price per Share that is intended to maintain the economic value of the award that was replaced, as determined by the Committee. On and after the date of grant of an Option hereunder, the Committee shall not have the authority to amend such Option to reduce the exercise price thereof, except as provided in Section 10.

(ii) Time and Method of Exercise. Subject to Section 6.02, the Committee shall determine the time or times at which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, previously-owned Shares, withholding of Shares, other Awards or awards issued under other Corporation plans, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through “cashless exercise” arrangements), any terms, conditions and limitations with respect to any such form of payment, and the methods by which Shares will be delivered or deemed to be delivered to Participants. Options shall expire not later than ten years after the date of grant.

(iii) Incentive Stock Options.

(a) General. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including, but not limited to the requirement that no Incentive Stock Option shall be granted more than ten years after the effective date of the Plan (for purposes Section 422 of the Code, the Plan shall be deemed to be a new plan). No Incentive Stock Option shall be granted to any individual otherwise eligible to participate in the Plan who is not an employee of the Corporation or a Subsidiary on the date of granting of such Option. Any Incentive Stock Option granted under the Plan shall contain such terms and conditions, consistent with the Plan, as the Committee may determine to be necessary to qualify such Option as an “incentive stock option” under Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Committee to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code.

(b) $100,000 Per Year Limitation. Notwithstanding any intent to grant Incentive Stock Options, an Option granted under the Plan will not be considered an Incentive Stock Option to the extent that it, together with any other “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to subsection (d) of such Section) under the Plan and any other “incentive stock option” plans of the Corporation, any Subsidiary and any “parent corporation” of the Corporation within the meaning of Section 424(e) of the Code, are exercisable for the first time by any Participant during any calendar year with respect to Shares having an aggregate Fair Market Value in excess of $100,000 (or such other limit as may be required by the Code) as of the time the Option with respect to such Shares is granted. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted.

(c) Options Granted to Certain Stockholders. No Incentive Stock Option shall be granted to an individual otherwise eligible to participate in the Plan who owns (within the meaning of Section 424(d) of the Code), at the time the Option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or a Subsidiary or any “parent corporation” of the Corporation within the meaning of Section 424(e) of the Code. This restriction does not apply if at the time such Incentive Stock Option is granted the exercise price of the Incentive Stock Option is at least 110% of the Fair Market Value of a Share on the date such Incentive Stock Option is granted, and the Incentive Stock Option by its terms is not exercisable after the expiration of five years from such date of grant.

(d) Disqualifying Disposition. If Shares acquired upon exercise of an Incentive Stock Option are disposed of in a disqualifying disposition within the meaning of Section 422 of the Code by a Participant prior to the expiration of either two years from the date of grant of such Option or one year from the transfer of Shares to the Participant pursuant to the exercise of such Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Participant shall notify the Corporation in writing as soon as practicable thereafter of the date and terms of such disposition and, if the Corporation (or any affiliate thereof) thereupon has a tax-withholding obligation, shall pay to the Corporation (or such affiliate) an amount equal to any withholding tax the Corporation (or affiliate) is required to pay as a result of the disqualifying disposition.

6.08 Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(i) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the base price of the Stock Appreciation Right as determined by the Committee as of the date of grant of the Stock Appreciation Right, which shall be not less than the Fair Market Value of one Share on the date of grant (provided, however, that Substitute Awards granted in the form of Stock Appreciation Rights shall have a base price per Share that is intended to maintain the economic value of the award that was replaced, as determined by the Committee). On and after the date of grant of a Stock Appreciation Right hereunder, the Committee shall not have the authority to reduce the base price of such Stock Appreciation Right, except as provided in Section 10 hereof.

(ii) Other Terms. Subject to Section 6.02, the Committee shall determine the time or times at which a Stock Appreciation Right may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Shares will be delivered or deemed to be delivered to Participants, and any other terms and conditions of any Stock Appreciation Right. Stock Appreciation Rights shall expire not later than ten years after the date of grant.

SECTION 7.    Certain Provisions Applicable to Awards.

7.01 Performance-Based Awards. To the extent an exception from the deduction limitations of Section 162(m) of the Code is sought, Performance Awards, Performance-Based Restricted Stock and Performance-Based Restricted Stock Units granted to Covered Employees, are intended to be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and shall be paid solely on account of the attainment of one or more pre-established, objective performance goals within the meaning of Section 162(m) and the regulations thereunder. The performance goal or goals shall be based solely on account of the attainment of one or more of the following criteria: attainment of pre-established levels of net income, pre-tax earnings, earnings before interest, taxes, depreciation, depletion and amortization (EBITDA), earnings before interest, taxes, depreciation, depletion, amortization and exploration expenses (EBITDAX), net cash flow, net cash provided by operating activities before changes in operating assets and liabilities, net cash flow before changes in operating assets and liabilities, net cash flow from operations, sales, production, cost of production, controllable operated cash costs, margins, capital and exploratory spend, capital expenditures, market capitalization, market price per share, return on equity, return on assets, return on capital employed, earnings per share, net asset value, book value per share, total shareholder return, cash return on capital employed, finding and development costs per barrel, reserve replacement, proved reserve additions, resource additions, or environment, health & safety measures, as determined by the Committee. Such performance goals may be applied either individually, alternatively or in any combination to the Corporation or any Subsidiary or Subsidiaries, on a consolidated or individual company basis, on an adjusted or unadjusted basis, or on a division, entity, line of business, project or geographical basis, either individually, alternatively or in any combination, as determined by the Committee, in its discretion. As determined by the Committee, performance goals may relate to absolute performance or relative performance compared to the performance of other companies, an index or indices or other comparator selected by the Committee in its discretion consistent with the “qualified performance-based compensation” exception under Section 162(m) of the Code. The Committee may provide in advance for such adjustments to any performance goal as it may determine are permitted under Section 162(m) of the Code. The payout of any such Award to a Covered Employee may be reduced, but not increased, based on the degree of attainment of other performance criteria or otherwise at the discretion of the Committee.

7.02 Maximum Awards. The maximum Share amounts in this Section 7.02 are subject to adjustment under Section 10 and are subject to the Plan maximum under Section 4.

(i) Performance-Based Awards. The maximum aggregate number of Shares for or under which or with respect to Performance Awards (other than Performance Awards denominated in cash), Performance-Based Restricted Stock and Performance-Based Restricted Stock Units granted to any Participant in any Year may not exceed 750,000 Shares.

(ii) Stock Options and SARs. The maximum aggregate number of Shares with respect to Options or Stock Appreciation Rights granted to any Participant in any Year may not exceed 750,000 Shares.

(iii) Cash-Based Performance Awards. The maximum aggregate amount awarded with respect to Performance Awards denominated in cash granted to any Participant in any Year may not exceed $25,000,000.

(iv) Special Restricted Stock and Special Restricted Stock Units. A maximum of 750,000 Shares may be made subject to Awards of Special Restricted Stock and Special Restricted Stock Units, in the aggregate, under the Plan during the term hereof.

(v) Awards to Non-Employee Directors. The maximum aggregate grant with respect to Awards made in any Year to any non-employee director shall not exceed $800,000 dollars in value, based on the combined grant-date fair value that is granted during such Year.

7.03 Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award granted under the Plan or any award granted under any other plan of the Corporation, any Subsidiary, or any business entity to be acquired by the Corporation or a Subsidiary, or any other right of a Participant to receive payment from the Corporation or any Subsidiary. No Award may be granted in substitution for any other Award theretofore granted under the Plan, and no Award may be retroactively granted in tandem with any other Award theretofore granted under the Plan, at an exercise or base price less than that of such other previously granted Award, without, in each such case, first obtaining approval of the shareholders of the Corporation of such action; provided, however, that the Committee may, in its discretion, grant Awards or Shares (“Substitute Awards”) in assumption of, or in substitution or exchange for, options or other awards previously granted, or the right or obligation to grant future options or other awards, by a business entity acquired or to be acquired by the Corporation or a Subsidiary or with which the Corporation or a Subsidiary combines, or otherwise in connection with any merger, consolidation, acquisition of property or stock, or reorganization involving the Corporation or a Subsidiary, including a transaction described in Section 424(a) of the Code.

7.04 Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that (i) in no event shall the term of any Option or a Stock Appreciation Right exceed a period of ten (10) years from the date of its grant (or such shorter period as may be required under Section 422 of the Code) and; (ii) notwithstanding any contrary provision of the Plan, an Agreement may provide that the period of time over which a Non-Qualified Stock Option may be exercised shall be automatically extended if on the scheduled expiration date of such Option the Participant’s exercise of such Option would violate applicable laws, in which case (A) during such extended exercise period the Option may only be exercised to the extent the Option was exercisable in accordance with its terms immediately prior to such scheduled expiration date; and (B) such extended exercise period shall end not later than thirty (30) days after the exercise of such Option first would no longer violate such laws.

7.05 Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Corporation or a Subsidiary upon the grant or exercise of an Award may be made in such forms as the Committee shall determine, including without limitation, cash, Shares, other Awards, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments denominated in Shares.

SECTION 8.    General Restrictions Applicable to Awards.

8.01 Restrictions Under Rule 16b-3; Nontransferability.

(i) Nontransferability. Awards shall not be transferable by a Participant except (i) upon such terms and conditions and subject to such limitations, as the Committee may determine, to an Immediate Family Member of such Participant, or to a trust, partnership or limited liability company all of whose beneficiaries, partners or members, as the case may be, are Immediate Family Members or to another transferee permitted by the Committee (provided, however, that no Award may be transferred for value or other consideration without first obtaining approval thereof by the shareholders of the Corporation); (ii) by will or the laws of descent and distribution (or pursuant to a beneficiary designation authorized under Section 8.02) or (iii) if then permitted under Rule 16b-3, pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder; provided, however, that Incentive Stock Options and any Stock Appreciation Rights related to Incentive Stock Options, or, if then required by Rule 16b-3, any other derivative security, granted to a Participant under the Plan, shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of such Participant only by such Participant.

(ii) Compliance with Rule 16b-3. It is the intent of the Corporation that this Plan comply in all respects with Rule 16b-3 in connection with any Award granted to a person who is subject to Section 16 of the Exchange Act. Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such person, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements with respect to such person.

8.02 Limits on Transfer of Awards; Beneficiaries. Except as provided in Section 8.01, no right or interest of a Participant in any Award shall be pledged, encumbered or hypothecated to or in favor of any party (other than the Corporation or a Subsidiary), or shall be subject to any lien, obligation, or liability of such Participant to any party (other than the Corporation or a Subsidiary). Unless otherwise determined by the Committee (subject to the requirements of Section 8.01(i)), no Award subject to any restriction shall be assignable or transferable by a Participant otherwise than by will or the laws of descent and distribution (except to the Corporation under the terms of the Plan); provided, however, that a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any distribution, with respect to any Award, upon the death of the Participant. A beneficiary, guardian, legal representative, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant or Agreement applicable to such, except to the extent the Plan and such Award Agreement or agreement otherwise provide with respect to such persons, and to any additional restrictions deemed necessary or appropriate by the Committee.

8.03 Requirements of Law; Registration and Listing Compliance.

(i) The Corporation shall not be obligated to deliver any Award or distribute any Shares with respect to any Award in a transaction subject to regulatory approval, registration, or any other applicable requirement of federal or state or other law, regulation or rule, or subject to a listing requirement under any listing or similar agreement between the Corporation and any national securities exchange, until such laws, regulations, rules and contractual obligations of the Corporation have been complied with in full, although the Corporation shall be obligated to use its best efforts to obtain any such approval and comply with such requirements as promptly as practicable.

(ii) If at any time counsel to the Corporation shall be of the opinion that any sale or delivery of Shares pursuant to an Award is or may be in the circumstances unlawful or result in the imposition of excise taxes on the Corporation or any Subsidiary under the statutes, rules or regulations of any applicable jurisdiction, the Corporation shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to Shares or Awards and the right to exercise or payment of any Option or Award shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Corporation or any Subsidiary. This Section 8.03(ii) shall be applied by the Committee after taking into account, without limitation, the possible application of Section 409A of the Code, as the Committee may deem appropriate.

(iii) Upon termination of any period of suspension under this Section 8.03, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all Shares available before such suspension and as to the Shares which would otherwise have become available during the period of such suspension, but no suspension shall extend the term of any Award.

8.04 Share Certificates. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop-transfer order and other restrictions as the Committee may deem advisable under applicable federal or state laws, rules and regulations thereunder, and the rules of any national securities exchange on which Shares are listed. The Committee may require each person receiving Shares in connection with any Award under the Plan to represent and agree with the Corporation in writing that such person is acquiring such Shares for investment without a view to the distribution thereof, and provide such other representations and agreements as the Committee may prescribe. The Committee, in its absolute discretion, may impose such restrictions on the ownership and transferability of the Shares purchasable or otherwise receivable by any person under any Award as it deems appropriate. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions that may be applicable to Shares, including under the terms of the Plan or any Award Agreement. In addition, during any period in which Awards or Shares are subject to restrictions under the terms of the Plan or any Award Agreement, or during any period during which delivery or receipt of an Award or Shares has been deferred by the Committee or a Participant, the Committee may require the Participant to enter into an agreement providing that certificates representing Shares issuable or issued pursuant to an Award shall remain in the physical custody of the Corporation or such other person as the Committee may designate.

SECTION 9.    Change in Control Provisions. Notwithstanding any other provision of the Plan, the following acceleration and valuation provisions of this Section 9 shall apply in the event of a “Change in Control” as defined in Section 9.

9.01 Assumption, Replacement, Acceleration and Cash-Out.

(a) Unless otherwise determined by the Committee (or unless otherwise set forth in an employment Change in Control or similar agreement or an Award Agreement), if a Participant’s employment is terminated by the Corporation or its Subsidiaries, or any successor entity thereto, without Cause or on account of Good Reason within two (2) years following a Change in Control, each Award granted to such Participant prior to such Change in Control shall become fully vested (including the lapsing of all restrictions and conditions) and, as applicable, exercisable as of the date of such termination of employment. Unless otherwise set forth in an employment Change in Control or similar agreement or an Award Agreement, upon a Change in Control, the Committee, in its discretion, may provide that performance-based Awards shall be (x) considered to be earned and payable based on achievement of performance goals or based on target performance (either in full or pro rata based on the portion of performance period completed as of the date of the Change in Control) or (y) converted into time-vesting restricted stock or restricted stock unit awards with respect to a number of Shares (or shares of any successor entity) determined based upon achievement of performance goals or based on target performance (either in full or pro rata based on the portion of performance period completed as of the date of the Change in Control). The provisions of this section 9.01(a) will not restrict the treatment of any Award in connection with a Change in Control as set forth in Section 9.01(b) below.

(b) In the event of a Change in Control, unless otherwise set forth in an employment, change-in-control or similar agreement or an Award Agreement, a Participant’s Award shall be treated, to the extent determined by the Committee to be permitted under Code Section 409A, in accordance with one of the following methods as determined by the Committee in its sole discretion: (i) cancel such awards for fair value (as determined in the sole discretion of the Committee) which, in the case of outstanding Options and Stock Appreciation Rights, may equal the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Options or Stock Appreciation Rights over the aggregate exercise price of such options or stock appreciation rights, as the case may be; (ii) provide for the Assumption or Replacement of Awards; (iii) provide that for a period of at least 20 days prior to the Change in Control, Options or Stock Appreciation Rights, whether previously vested or not, will be exercisable as to all Shares subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the Change in Control and if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise will be null and void) and that any Options or Stock Appreciation Rights not exercised prior to the consummation of the Change in Control will terminate and be of no further force and effect as of the consummation of the Change in Control or (iv) provide that any shares of Restricted Stock become fully vested upon consummation of the Change in Control. In the discretion of the Committee, any cash or substitute consideration payable upon cancellation of an Award may be subjected to (A) vesting terms substantially identical to those that applied to the cancelled Award immediately prior to the Change in Control, or (B) earn-out, escrow, holdback or similar arrangements, to the extent such arrangements are applicable to any consideration paid in connection with the Corporation. For the avoidance of doubt, in the event of a Change in Control, the Committee may, in its sole discretion, terminate any Option or Stock Appreciation Right for which the exercise price is equal to or exceeds the per share value of the consideration to be paid for Shares in the Change in Control transaction without payment of consideration therefor.

9.02 Change in Control. For purposes of this Section 9, a “Change in Control” shall mean:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then (i) outstanding shares of Common Stock of the Corporation (the “Outstanding Corporation Common Stock”) or (ii) combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Voting Securities”) provided, however, that the following acquisitions shall not constitute a Change in Control: (I) any acquisition by the Corporation or any of its subsidiaries, (II) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any of its subsidiaries, (III) any acquisition by any corporation with respect to which, following such acquisition, more than 51% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Corporation Common Stock and Outstanding Voting Securities, as the case may be, or (IV) any acquisition by one or more Hess Entity (for this purpose a “Hess Entity” means (A) any of the children of Mr. Leon Hess, (B) any spouse of any person described in Section 9.02(a)(IV)(A) above, (C) any affiliate (as such term is defined in Rule 12b-2 under the Exchange Act) of any person described in Section 9.02(a)(IV)(A) above, (D) the Hess Foundation Inc., or (E) any persons comprising a group controlled (as such term is defined in such Rule 12b-2) by one or more of the foregoing persons or entities described in this Section 9.02(a)(IV)); or

(b) Individuals who, as of the effective date of the Plan, constitute the Board (the “Incumbent Board”) ceasing for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened solicitation to which Rule 14a-l 1 of Regulation 14A promulgated under the Exchange Act applies or other actual threatened solicitation of proxies or consents; or

(c) Consummation of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Voting Securities immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 51% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Corporation Common Stock and Outstanding Voting Securities, as the case may be; or

(d) Consummation of (i) a complete liquidation or dissolution of the Corporation or (ii) the sale or other disposition of all or substantially all of the assets of the Corporation, other than to a corporation, with respect to which following such sale or other disposition, more than 51% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the

Outstanding Corporation Common Stock and Outstanding Voting Securities, as the case may be. The term “the sale or other disposition of all or substantially all of the assets of the Corporation” shall mean a sale or other disposition transaction or series of related transactions involving assets of the Corporation or of any direct or indirect subsidiary of the Corporation (including the stock of any direct or indirect subsidiary of the Corporation) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefor or by such other method as the Board determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than two-thirds of the fair market value of the Corporation (as hereinafter defined). The “fair market value of the Corporation” shall be the aggregate market value of the then Outstanding Corporation Common Stock (on a fully diluted basis) plus the aggregate market value of the Corporation’s other outstanding equity securities. The aggregate market value of the shares of Outstanding Corporation Common Stock shall be determined by multiplying the number of shares of such Common Stock (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement with respect to the transaction or series of related transactions (the “Transaction Date”) by the average closing price of the shares of Outstanding Corporation Common Stock for the ten trading days immediately preceding the Transaction Date. The aggregate market value of any other equity securities of the Corporation shall be determined in a manner similar to that prescribed in the immediately preceding sentence for determining the aggregate market value of the shares of Outstanding Corporation Common Stock or by such other method as the Board shall determine is appropriate.

Notwithstanding the foregoing, no event or condition shall constitute a Change in Control with respect to an Award to the extent that, if it were, a 20% tax would be imposed under Section 409A of the Code on the Participant who holds such Award; provided that, in such a case, the event or condition shall continue to constitute a Change in Control to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.

SECTION 10.    Adjustment Provisions. In the event that any dividend or other distribution (whether in the form of cash, Shares or other stock, or other property, but excluding regular cash dividends), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of Shares which may thereafter be issued in connection with Awards, (ii) the number and kind of Shares issued or issuable in respect of outstanding Awards, (iii) the exercise price, base price, or purchase price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award and (iv) the maximum Share amounts set forth in Section 7.02; provided, however, in each case, that, with respect to Incentive Stock Options, no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(l) of the Code. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Corporation or any Subsidiary or the financial statements of the Corporation or any Subsidiary, or in response to changes in applicable laws, regulations, rules or accounting principles. Any adjustments pursuant to this Section 10 shall be determined by the Committee after taking into account, among other things, the provisions of Section 409A of the Code.

SECTION 11.    Changes to the Plan and Awards.

11.01 Changes to the Plan. The Board may, at any time and with or without prior notice, amend, alter, suspend, discontinue or terminate the Plan, retroactively or prospectively, without the consent of shareholders or Participants; provided, however, that, except as is provided in Section 10, any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Corporation’s shareholders within one year after such Board action (i) if such amendment or alteration (v) increases the number of shares reserved for Awards under the Plan, (w) changes the class of Participants eligible to receive Awards under the Plan, (x) decreases the minimum exercise price or base price requirements of Section 6.07(i) or 6.08(i), (y) modifies or eliminates the provisions of Section 7.03, 7.04 or 11.03(B), or (z) materially increases the benefits to Participants under the Plan; (ii) if the Board determines that such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange on which the Shares may be listed in order to maintain compliance therewith, or (iii) if the Board in its discretion determines that obtaining such shareholder approval is for any reason advisable; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan after initial shareholder approval of the Plan may materially impair the previously accrued rights of such Participant under any Award theretofore granted to him.

11.02 Changes to Awards. The Committee may, unless otherwise expressly prohibited by the Plan, at any time and with or without prior notice, waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, retroactively or prospectively, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that, without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award after initial shareholder approval of the Plan may materially impair the previously accrued rights of such Participant under such Award.

11.03 Limitations on Changes. Notwithstanding the foregoing provisions of this Section 11 to the contrary, (A) the Board may amend or alter the Plan, and the Committee may amend or alter any Award, including any Award Agreement, either retroactively or prospectively, without the consent of the applicable Participant, (a) so as to preserve or come within any exemptions from liability under Section 16(b) of the Exchange Act, or (b) if the Board or the Committee determines in its discretion that such amendment or alteration either (i) is required or advisable for the Corporation, the Plan or the Award to satisfy, comply with or meet the requirements of any law, regulation, rule or accounting standard or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that such diminishment has been or will be adequately compensated, and (B) except in connection with a corporate transaction involving the Corporation (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares) or as is provided in Section 10, but notwithstanding any other provisions of the Plan, neither the Board nor the Committee may take any action: (1) to amend the terms of an outstanding Option or Stock Appreciation Right to reduce the exercise price or base price thereof, cancel an Option or Stock Appreciation Right and replace it with a new Option or Stock Appreciation Right with a lower exercise price or base price, or that has an economic effect that is the same as any such reduction or cancellation; or (2) to cancel an outstanding Option or Stock Appreciation Right in exchange for cash or the grant of another type of Award or Options or SARs with an exercise price or grant price that is less than the exercise price of the original Options or SARs, without, in each such case, first obtaining approval of the stockholders of the Corporation of such action.

SECTION 12.    General Provisions.

12.01 No Rights to Awards. No Participant, director, employee or consultant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants and directors, employees or consultants. Accordingly, the Committee may make non-uniform and selective determinations, amendments and adjustments, enter into non-uniform and selective Award certificates or agreements and have non-uniform treatment of Awards upon a Change in Control under Section 9 hereof.

12.02 No Shareholder Rights. No Award shall confer on any Participant any of the rights of a shareholder of the Corporation unless and until Shares are duly issued or transferred to the Participant in accordance with the terms of the Award.

12.03 Tax Withholding and Other Tax Matters.

(i) To the extent and in the manner permitted by applicable law, the Corporation or any Subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares (provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy required Federal, state, local and non-United States withholding obligations using the minimum statutory withholding rates for Federal, state, local and/or non-U.S. tax purposes, including payroll taxes, that are applicable to supplemental taxable income, except to the extent the Committee determines to permit additional withholding and determines that doing so would not result in any adverse accounting consequences for the Corporation or a Subsidiary), or any payroll or other payment to a Participant, amounts or withholding and other taxes due with respect thereto, its exercise, or any payment thereunder, and to take such other action as the Committee may deem necessary or advisable to enable the Corporation or any Subsidiary and Participants to satisfy obligations for the payment of withholding taxes and other tax liabilities relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of the Participant’s tax obligations.

(ii) If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to an Award as of the date of transfer of Shares rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, such Participant shall deliver a copy of such election to the Corporation immediately after filing such election with the Internal Revenue Service. Neither the Corporation nor any Subsidiary

shall have any liability or responsibility relating to or arising out of the filing or not filing of any such election or any defects in its construction.

(iii) Although the Corporation intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Code Section 409A, the Corporation does not warrant that any Award under the Plan will qualify for favorable tax treatment under Code Section 409A or any other provision of federal, state, local, or non-United States law. The Corporation may unilaterally take any action it deems necessary or desirable to amend any provision herein to avoid the application of, or excise tax under, Code Section 409A, provided that such action is consistent with the requirements of Section 162(m) of the Code. Notwithstanding any other provision of the Plan to the contrary, with respect to Awards that are subject to the requirements of Code Section 409A, (a) terms such as “termination of service” and “termination of employment” shall mean a “separation from service” within the meaning of Code Section 409A and (b) if a Participant is a “specified employee” (as such term is defined in Code Section 409A and as determined by the Corporation) as of the Participant’s termination of employment or service, any payments (whether in cash, Shares or other property) to be made with respect to the Award upon the Participant’s termination of employment or service will be accumulated and paid (without interest) on the earlier of (i) first business day of the seventh month following the Participant’s “separation from service” (as such term is defined and used in Code Section 409A) or (ii) the date of the Participant’s death.

12.04 No Right to Employment or Other Service. Nothing contained in the Plan or any Award Agreement shall confer, and no grant of an Award shall be construed as conferring, upon any director, employee or consultant any right to continue in the employment or other service of the Corporation or any Subsidiary or to interfere in any way with the right of the Corporation or any Subsidiary to terminate such employment or other service at any time or increase or decrease such director’s, employee’s or consultant’s compensation from the rate in existence at the time of granting of an Award.

12.05 Unfunded Status of Awards. The Plan is intended to constitute an unfunded plan for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. With respect to any payments not yet made to a Participant pursuant to an Award the Plan constitutes a mere promise to make the benefit payments provided for herein, and nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Corporation. The Committee may authorize the creation of trusts or make other arrangements to meet the Corporation’s obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any award, which trusts or other arrangements shall be consistent with the unfunded status of the Plan.

12.06 Other Compensatory Arrangements. The Corporation or any Subsidiary shall be permitted to adopt other or additional compensation arrangements (which may include arrangements which relate to Awards), and such arrangements may be either generally applicable or applicable only in specific cases.

12.07 Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may nevertheless be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

12.08 Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

12.09 Forfeiture Events.

(i) Notwithstanding any provision of the Plan to the contrary, the Committee shall have the authority to determine (and may so provide in any Agreement) that a Participant’s (including his or her estate’s, beneficiary’s or transferee’s) rights (including the right to exercise any Option or Stock Appreciation Right), payments and benefits with respect to any Award shall be subject to reduction, cancellation, forfeiture or recoupment (to the extent permitted by applicable law) in the event of the Participant’s termination of employment or service with the Corporation or a Subsidiary for cause (as determined by the Committee) or due to voluntary resignation; serious misconduct; violation of the Corporation’s or a Subsidiary’s policies; breach of fiduciary duty; unauthorized disclosure of any trade secret or confidential information of the Corporation or a Subsidiary; breach of applicable noncompetition, nonsolicitation, confidentiality or other restrictive covenants; or other conduct or activity that is in competition with the business of the Corporation or any Subsidiary, or otherwise detrimental to the business, reputation or interests of the Corporation and/or any Subsidiary; or upon the occurrence of certain events specified in the applicable Award Agreement (in any such case, whether or not the Participant is then an employee, director or consultant). The determination of whether a Participant’s conduct, activities or circumstances are described in the immediately preceding sentence shall be made by the Committee in its good faith discretion, and pending any such determination, the Committee shall have the authority to suspend the exercise, payment, delivery or settlement of all or any portion of such Participant’s outstanding Awards pending an investigation of the matter.

(ii) If the Corporation is required to prepare an accounting restatement (x) due to the material noncompliance of the Corporation, as a result of misconduct, with any financial reporting requirement under the securities laws, if a Participant knowingly or grossly negligently engaged in such misconduct, or knowingly or grossly negligently failed to prevent such misconduct, or if a Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Corporation the amount of any payment in settlement of an Award earned or accrued during the twelve- (12-) month period following the first public issuance or filing with the SEC (whichever just occurred) of the financial document embodying such financial reporting requirement, and (y) the Committee may in its discretion provide that if the amount earned under any Participant’s Award is reduced by such restatement, such Participant shall reimburse the Corporation the amount of any such reduction previously paid in settlement of such Award.

(iii) Awards granted under the Plan may be subject to recoupment or clawback as may be required by applicable law, or the Corporation’s recoupment, or “clawback” policy as it may be amended from time to time.

12.10 Transfer, Leave of Absence. For purposes of the Plan, a transfer of an employee from the Corporation to a Subsidiary, or vice versa, or from one Subsidiary to another, and a leave of absence, duly authorized in writing by the Corporation or a Subsidiary, shall not be deemed a termination of such employee’s employment for purposes of the Plan or with respect to any Award. The Committee shall have the discretion to determine the effects upon any Award and upon an individual’s status as an employee, director or consultant of the Corporation or a Subsidiary for purposes of the Plan in the case of: (a) any Participant who is employed by an entity that ceases to be a Subsidiary (whether due to a spin-off or otherwise), (b) any transfer of a Participant between locations of employment with the Corporation and/or a Subsidiary or between the Corporation or a Subsidiary or between Subsidiaries, (c) any leave of absence of a Participant, (d) any change in a Participant’s status from an employee to a consultant or a non-employee director, or vice versa; and (e) any employee who experiences a termination of employment with the Corporation or a Subsidiary but becomes employed by a partnership, joint venture, corporation or other entity not meeting the requirements of a Subsidiary. Notwithstanding the foregoing, this Section 12.10 shall not cause a Participant to fail to be considered to have terminated employment for purposes of the Plan, to the extent that the Participant would be considered to have had a “separation from service” with the Corporation or a Subsidiary for purposes of Section 409A of the Code, and it would be necessary in order to comply with Section 409A of the Code to consider such Participant as having so terminated.

12.11 Participants Deemed to Accept Plan. By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Board, the Committee or the Corporation, in any case in accordance with the terms and conditions of the Plan.

12.12 Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

12.13 Participants Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws or practices of countries other than the United States in which the Corporation and/or any Subsidiary operates or has employees, directors or consultants, the Committee, in its sole discretion, shall have the power and authority to:

(a) Determine which Subsidiaries shall be covered by the Plan;

(b) Determine which such employees, directors and/or consultants outside the United States are eligible to participate in the Plan;

(c) Grant Awards (including substitutes for Awards), and modify the terms and conditions of any Awards, on such terms and conditions as the Committee determines necessary or appropriate to permit participation in the Plan by individuals otherwise eligible to so participate who are non-United States nationals or employed outside the United States, or otherwise to comply with applicable non-United States laws or conform to applicable requirements or practices of jurisdictions outside the United States;

(d) Establish subplans and adopt or modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 12.13 by the Committee shall be attached to the Plan as appendices; and

(e) Take any action, before or after an Award is made, that the Committee, in its discretion, deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate any applicable law.

SECTION 13.    Effective Date; Duration of Plan. Following adoption of the Plan by the Board, the Plan shall be effective upon the date on which the Plan is approved by the affirmative vote of the holders of a majority of the Shares present or represented and entitled to vote (and the affirmative vote of a majority of the Shares voting) at a meeting of the Corporation’s shareholders during 2017, or any adjournment thereof. The Plan shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Section 11, until all Shares subject to it shall have been delivered, and any restrictions on such Shares have lapsed, pursuant to the Plan’s provisions. However, in no event may an Award be granted under the Plan on or after ten years from the effective date of the Plan described in the first sentence of this Section.

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., EST, on June 6, 2017.
Vote by Internet
• Go to www.envisionreports.com/HES
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone. There is NO CHARGE to you for the call.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR each of the nominees.

1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
	01 - R.F. CHASE	☐	☐	☐	02 - T.J. CHECKI	☐	☐	☐	03 - L.S. COLEMAN, JR.	☐	☐	☐
	04 - J.B. HESS	☐	☐	☐	05 - E.E. HOLIDAY	☐	☐	☐	06 - R. LAVIZZO-MOUREY	☐	☐	☐
	07 - M.S. LIPSCHULTZ	☐	☐	☐	08 - D. MCMANUS	☐	☐	☐	09 - K.O. MEYERS	☐	☐	☐
	10 - J.H. QUIGLEY	☐	☐	☐	11 - F.G. REYNOLDS	☐	☐	☐	12 - W.G. SCHRADER	☐	☐	☐

The Board recommends a vote FOR Proposals 2, 4 and 5 and FOR ANNUAL on Proposal 3.

			For	Against	Abstain			For	Against	Abstain
2.	Advisory approval of the compensation of our named executive officers.		☐	☐	☐	5.	Approval of the 2017 long term incentive plan.	☐	☐	☐

		Annual	2 Years	3 Years	Abstain	The Board recommends a vote AGAINST Proposal 6.
3.	Advisory vote on the frequency of voting on executive compensation.	☐	☐	☐	☐			For	Against	Abstain
4.	Ratification of the selection of Ernst & Young LLP as independent auditors for fiscal year ending December 31, 2017.		For ☐	Against ☐	Abstain ☐	6.	Stockholder proposal, if properly presented at the meeting, recommending a scenario analysis report regarding carbon asset risk.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

1 U P X	+

02LBZD

Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on June 7, 2017.

The Notice of Meeting, the 2017 Proxy Statement and the 2016 Annual Report to Stockholders are available at:

www.envisionreports.com/HES

All stockholders are cordially invited to attend the Annual Meeting,

although only stockholders of record at the close of business on April 19, 2017,

the record date for the Annual Meeting, will be entitled to vote at the meeting.

Directions to attend the Annual Meeting, where you may vote in person, can be found at:

www.hess.com/company/hess-offices

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Hess Corporation +
Notice of 2017 Annual Meeting of Stockholders
1501 McKinney Street, Houston, TX 77010 Proxy Solicited by Board of Directors for Annual Meeting — June 7, 2017 at 9:00 a.m.

The undersigned hereby appoints JOHN B. HESS, GREGORY P. HILL and TIMOTHY B. GOODELL, or any of them, proxies, each with power of substitution, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of Hess Corporation to be held at Hess Corporation, 1501 McKinney Street, Houston, Texas 77010, on June 7, 2017, at 9:00 a.m., local time, and all adjournments or postponements thereof, as directed on the reverse side of this card, and in their discretion, upon any other matters which may properly come before the Annual Meeting or any adjournment or postponements thereof.

The undersigned hereby revokes any proxy heretofore given to vote said shares, and hereby ratifies all that said proxies may do at the Annual Meeting or any adjournment or postponements thereof.

Please indicate on the reverse side of this card how your stock is to be voted.

If not otherwise specified, shares will be voted FOR each of the nominees in Proposal 1, FOR Proposals 2, 4 and 5, FOR ANNUAL on Proposal 3, and will be voted AGAINST Proposal 6, each as set forth on the reverse side of this card.

C	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance

Mark the box to the right if you plan to attend the Annual Meeting.	☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., EST, on June 6, 2017.
Vote by Internet
• Go to www.envisionreports.com/HES
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone. There is NO CHARGE to you for the call.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR each of the nominees.

1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
	01 - R.F. CHASE	☐	☐	☐	02 - T.J. CHECKI	☐	☐	☐	03 - L.S. COLEMAN, JR.	☐	☐	☐
	04 - J.B. HESS	☐	☐	☐	05 - E.E. HOLIDAY	☐	☐	☐	06 - R. LAVIZZO-MOUREY	☐	☐	☐
	07 - M.S. LIPSCHULTZ	☐	☐	☐	08 - D. MCMANUS	☐	☐	☐	09 - K.O. MEYERS	☐	☐	☐
	10 - J.H. QUIGLEY	☐	☐	☐	11 - F.G. REYNOLDS	☐	☐	☐	12 - W.G. SCHRADER	☐	☐	☐

The Board recommends a vote FOR Proposals 2, 4 and 5 and FOR ANNUAL on Proposal 3.

			For	Against	Abstain			For	Against	Abstain

2.	Advisory approval of the compensation of our named executive officers.		☐	☐	☐	5.	Approval of the 2017 long term incentive plan.	☐	☐	☐

		Annual	2 Years	3 Years	Abstain	The Board recommends a vote AGAINST Proposal 6.
3.	Advisory vote on the frequency of voting on executive compensation.	☐	☐	☐	☐	6.	Stockholder proposal, if properly presented at the meeting, recommending a scenario analysis report regarding carbon asset risk.	For ☐	Against ☐	Abstain ☐
			For	Against	Abstain
4.	Ratification of the selection of Ernst & Young LLP as independent auditors for fiscal year ending December 31, 2017.		☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

∎	1 U P X	+

02LC2D

Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on June 7, 2017.

The Notice of Meeting, the 2017 Proxy Statement and the 2016 Annual Report to Stockholders are available at:

www.envisionreports.com/HES

All stockholders are cordially invited to attend the Annual Meeting,

although only stockholders of record at the close of business on April 19, 2017,

the record date for the Annual Meeting, will be entitled to vote at the meeting.

Directions to attend the Annual Meeting, where you may vote in person, can be found at:

www.hess.com/company/hess-offices

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Hess Corporation	+
Notice of 2017 Annual Meeting of Stockholders

1501 McKinney Street, Houston, TX 77010

Proxy Solicited by Board of Directors for Annual Meeting — June 7, 2017 at 9:00 a.m.

The undersigned hereby appoints JOHN B. HESS, GREGORY P. HILL and TIMOTHY B. GOODELL, or any of them, proxies, each with power of substitution, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of Hess Corporation to be held at Hess Corporation, 1501 McKinney Street, Houston, Texas 77010, on June 7, 2017, at 9:00 a.m., local time, and all adjournments or postponements thereof, as directed on the reverse side of this card, and in their discretion, upon any other matters which may properly come before the Annual Meeting or any adjournment or postponements thereof.

The undersigned hereby revokes any proxy heretofore given to vote said shares, and hereby ratifies all that said proxies may do at the Annual Meeting or any adjournment or postponements thereof.

Please indicate on the reverse side of this card how your stock is to be voted.

If not otherwise specified, shares will be voted FOR each of the nominees in Proposal 1, FOR Proposals 2, 4 and 5, FOR ANNUAL on Proposal 3, and will be voted AGAINST Proposal 6, each as set forth on the reverse side of this card.

Additional instructions for Hess Corporation Savings Plan Participants: Participants and Beneficiaries who do not vote the stock in the Company Stock Fund attributable to their accounts shall be deemed to have directed Fidelity Management Trust Company as Trustee to vote such stock on each proposal in the same proportion as other participants in the plan vote.

C	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance

Mark the box to the right if you plan to attend the Annual Meeting.	☐

⬛	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+